   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2001
                                                     REGISTRATION NO. 333-
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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               DYNAMIC I-T, INC.

             COLORADO                              4813                             82-0379959
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                                2504 11TH STREET
                         SANTA MONICA, CALIFORNIA 90405
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               MELVYN F. QUILLER
                            CHIEF EXECUTIVE OFFICER
                                2504 11TH STREET
                         SANTA MONICA, CALIFORNIA 90405
                                 (310) 392-8179
           (NAME, ADDRESS AND TELEPHONE NUMBER FOR AGENT FOR SERVICE)

                                   COPIES TO:

                             JEFFREY A. RINDE, ESQ.
                              BONDY & SCHLOSS, LLP
                         6 EAST 43RD STREET, 25TH FLOOR
                            NEW YORK, NEW YORK 10017
                            TELEPHONE (212) 661-3535
                            FACSIMILE (212) 972-1677

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED            PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF            AMOUNT TO BE          MAXIMUM OFFERING       AGGREGATE OFFERING         REGISTRATION
  SECURITIES TO BE REGISTERED          REGISTERED          PRICE PER UNIT(1)            PRICE(1)                 FEE(1)
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
Common Stock registered on
  behalf of certain
  shareholders,
  no par value per share.......        11,254,240                 $.52               $5,852,256.80             $1,463.06
-------------------------------------------------------------------------------------------------------------------------------
Total..........................        11,254,240                                    $5,852,256.80             $1,463.06
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

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of Dynamic I-T, Inc. Common Stock as reported on the Nasdaq Stock Market OTC Bulletin Board on February 8, 2001.
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

          THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED             , 2001

PROSPECTUS

                       11,254,240 SHARES OF COMMON STOCK

                               DYNAMIC I-T, INC.

                    COMMON STOCK ($.001 PAR VALUE PER SHARE)

     This prospectus covers the offer and sale of an estimated 11,254,240 shares of our common stock. The common stock is being offered and sold by certain of our shareholders.

     The selling shareholders may, without limitation, offer their shares of common stock for sale through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this prospectus.

                THE PROCEEDS AND DETERMINING THE OFFERING PRICE

     All proceeds from the sale of the common stock under this prospectus will go to the selling shareholders. The Company will not receive any proceeds from sales of the common stock offered by the selling shareholders.

     Our common stock is currently traded on the NASD OTC Bulletin Board under the symbol "DYNM." On February 5, 2001, the last reported sales price of a share of Dynamic I-T common stock was $.3437 per share.

     INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 2001

                               TABLE OF CONTENTS

Prospectus Summary..........................................                 3
Risk Factors................................................                 4
Dilution....................................................                14
Use of Proceeds.............................................                14
Selling Shareholders........................................                14
Plan of Distribution........................................                22
Legal Proceedings...........................................                22
Directors, Executive Officers, Promoters and Control
  Persons...................................................                23
Certain Relationships and Related Transactions..............                26
Description of Securities...................................                28
Transfer Agent and Registrar................................                29
Interests of Named Experts and Counsel......................                29
Description of Business.....................................                29
Management Discussion and Analysis of Financial Condition
  and Results of Operation .................................                39
Executive Compensation......................................                43
Changes in and Disagreements with Accountants...............                45
Index to Financial Statements...............................  F-1 through F-56

     THIS PROSPECTUS IS A PART OF A REGISTRATION STATEMENT WE FILED WITH THE SEC. YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                      WHERE CAN YOU FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy the documents we file at the SEC's public reference room in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC's Website at http://www.sec.gov.

                               PROSPECTUS SUMMARY

     The following summarizes the business and operations of Dynamic I-T, Inc. (referred to in this prospectus as "we", "us", "Dynamic" or the "Company") which includes our Distance Learning Division and BankNet, Kft, a wholly owned subsidiary of Dynamic (referred to in this prospectus as "BankNet"). This summary is not complete and does not contain all of the information about us or all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information under the caption "Risk Factors" and the information in the financial statements and the notes to the financial statements that are incorporated by reference in this prospectus. The securities offered by this prospectus involve a high degree of risk. See "Risk Factors."

INTRODUCTION

     We are a developmental stage company which has entered the Distance Learning ("Distance Learning") and international telecommunications markets. We were incorporated in Colorado in 1980 under the name Colorado Gold & Silver, Inc. Our principal executive offices are located at 2504 11th Street, Santa Monica, California 90405. Our telephone number is (310) 392-8179.

OUR COMPANY

     We were incorporated to engage in the exploration, acquisition and development of mining and mineral prospects. In August 1999, we changed the name of the Company to Dynamic I-T, Inc., effected a reverse split of our common stock and discontinued our mining and minerals business. We then approved a plan to pursue the acquisition of development stage Internet-related companies and technologies. We amended our articles of incorporation in order to reflect the change in our basic business and conducted extensive market research and analysis in order to focus our marketing efforts more narrowly to an Internet business that would have wide application, have the ability to generate long term growth, and be international in scope. We decided to enter the Distance Learning market with the objective of developing, via the Internet, and delivering tailored global distance educational courses including business, corporate, medical and pedagogical programs. Distance Learning is education that is delivered to students who are in different locations than the instructor. Our programs will be offered from the United States for delivery throughout the world. Our technology for the delivery of these interactive programs will be via broadband terrestrial and satellite telecommunications networks utilizing the Internet as the medium for course work. Although our primary focus will be in the business, corporate and medical areas, we will be able to provide educational programs through the Internet for public or private pedagogical institutions or for the training of executives in virtually any industry. Instruction can be offered to enhance the subscriber's knowledge for business or other purposes and could ultimately be for degree or non-degree programs.

     Our Distance Learning Division is developing a website. We recently completed the video portion of our first of 25 online executive seminars that we plan to produce over the next two years. Each seminar is designed for management personnel of Fortune 1000 companies and can be accessed from any computer with a modem at any time.

     Our objective is to be one of the leading providers of Distance Learning in the United States and ultimately the world. To achieve this objective, we will need to simultaneously grow through direct and third-party sales, and the acquisition of small domestic and international companies so we can generate multiple revenue streams. We also need to develop more channels for the marketing of our Distance Learning programs, and maintain our focus on emerging technology while continuing to develop a high level of industry expertise. We intend to introduce other innovative product solutions to the Distance Learning industry and to expand into other Internet-related businesses by exploiting leading technologies and creating cutting-edge, customized solutions for emerging customer segments. We believe that more and more international opportunities are emerging in the Distance Learning arena and we intend to vigorously pursue that market.

     On July 31, 2000, we acquired BankNet, a company organized in 1991 under the laws of Hungary, in a reverse acquisition transaction with Satnet Ltd. for 30,400,000 shares of Dynamic. BankNet is a satellite telecommunications company based in Hungary which operates in four segments of this market, namely the telecommunications services industry, satellite data transmission, terrestrial data transmission and frame relay services.

     BankNet was established to take advantage of the liberalization of the Central and Eastern European telecommunications markets and the demand that existed in those markets. BankNet started its professional and business activities by introducing satellite data communication technology in Hungary, then practically unknown to the general public, and proving that it had the potential to enter the highly competitive data communication market, BankNet installed a hub which was the first of its kind in Eastern Europe.

     BankNet provides data communications services within Hungary and neighboring countries. It owns a hub in Budapest with an installed base of 600 remote sites. The service is carried across Europe and Russia. The ground equipment is Hughes Network Systems (HNS), Personal Earth Stations (PES), and Very Small Aperture Terminal (VSAT) technology which is the most widely used method of transferring data. In addition, BankNet operates a number of Single Channel Per Carrier (SCPS) connections as well as a growing Internet business with Internet Service Providers (ISPs) providing links and services.

     Currently, the main functional areas of BankNet's services are (i) data communication and information technology systems integration; (ii) implementation and operation of special-demand private business networks; (iii) applications development and operation in the Infonet world network and (iv) Internet services for ISPs and dedicated clients.

     We acquired BankNet because of the synergies that we believe exist between BankNet and Dynamic. These synergies are based on the principle that our programs will be designed in and marketed from the United States while delivery and network management will be conducted from Hungary.

     The key to the Distance Learning Division's success in providing premier Distance Learning programs lies in our ability to; (ii) execute our acquisition strategy; and (iii) expand our product offerings. In addition, our ability to deliver Distance Learning programs through broadband terrestrial and satellite communication networks should enhance our competitive position in the rapidly emerging Distance Learning segment.

                                  RISK FACTORS

     You should consider carefully the risks described below before you decide to buy our common stock. The risks and uncertainties described below are not the only ones we are facing. Additional risks and uncertainties that we are unaware of or that we currently believe are immaterial may also adversely impact our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could fall, and you could lose all or part of the money you paid to buy our common stock.

     This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are usually accompanied by words such as "believes," "anticipates," "plans," "expects" and similar expressions. Our actual results may differ materially from the results discussed in the forward-looking statements because of factors such as the Risk Factors discussed below.

                RISKS RELATING TO OUR DISTANCE LEARNING DIVISION

     OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR PROSPECTS.

     Having abandoned our mining and mineral prospecting operations approximately one year ago and having just recently entered the Distance Learning and international telecommunications markets, we have only a limited operating history on which to evaluate our business. As a result of our limited operating history, we may be unable to accurately forecast our revenues. Our relative lack of experience means that our business will have numerous personnel, operational, financial, regulatory and other risks not faced by more experienced competitors. We are still in our development stage. As an investor, you should be aware of the difficulties,

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delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including:

     - unanticipated developmental expenses;

     - employment costs; and

     - advertising and marketing expenses.

     There can be no assurance that our proposed business plan, as described in this prospectus, will materialize or prove successful, or that we will ever be able to operate profitably.

     AS A RESULT OF THE START-UP NATURE OF OUR BUSINESS, WE EXPECT TO SUSTAIN SUBSTANTIAL OPERATING EXPENSES WITHOUT GENERATING SIGNIFICANT REVENUES.

     Accordingly, a failure to meet our revenue projections will have an immediate and negative impact on our profitability. In addition, we cannot be certain that our evolving business model will be successful, particularly in light of our limited operating history. There can be no assurance that we will be able to successfully remain in the Distance Learning market as currently planned. Our survival in this industry will depend upon our ability to:

     - successfully develop and enhance our current products;

     - develop or obtain from third-party suppliers new products which keep pace with technological developments;

     - respond to evolving end-user requirements; and

     - achieve market acceptance.

     If we are unable to anticipate or respond adequately to technological developments or the requirements of our customers, or there are any delays in product development, acquisition or introduction, we will be unable to become or remain profitable which could cause our stock price to decline.

     EDUCATIONAL INSTRUCTION VIA THE INTERNET IS NOT YET WIDELY ACCEPTED.

     Educational instruction via the Internet is a relatively new alternative to traditional classroom instruction. Many colleges, universities and students may be unwilling to accept our delivery concept as an appropriate way to provide quality education. Our experience has been that some instructors are unwilling to teach by means of interactive video conferencing systems or to adopt our method of teaching. We have also encountered resistance to our education delivery method from some students. The extent to which education over the Internet is accepted will materially affect our ability to achieve our objectives.

     TECHNOLOGY AND TECHNOLOGY IMPLEMENTATION RISKS.

     The successful operation of our Distance Learning business requires the development of sophisticated software and the integration of a number of diverse communications technologies. To date, we have tested the software and the network under simulated operating conditions and operated the network under actual operating conditions on a limited basis. The ability of the network to function as intended at multiple sites simultaneously cannot be confirmed until a significant volume of actual programs are regularly delivered over our network. Technical difficulties may prevent or delay our offering of educational programs, which is likely to have a material adverse effect on market acceptance of the network for Distance Learning.

     NON-ACCEPTANCE OF OUR LEARNING CONCEPT.

     Use of our services will require a significant change in the way corporations provide and working adults experience graduate level learning and professional training. Prominent companies may be unwilling to accept our network as an appropriate way of providing quality education, and therefore corporations may be unwilling to use our network to teach their employees. Furthermore, corporations and students may not accept our network as an alternative to traditional classroom instruction. If our network fails to gain this acceptance, it is unlikely that our business will ever become viable.

     RAPID EXPANSION OF OPERATIONS.

     We plan to expand our business rapidly. Our ability to manage such rapid expansion will require us to develop effective operating, financial and accounting systems and to add and retain qualified personnel. Failure to develop financial controls and accounting and reporting systems or add and retain personnel that adequately support our growth will have a material adverse effect on our business, results of operations and financial condition.

     DEPENDENCE ON STRATEGIC PARTNERS.

     Our success will depend upon establishing and maintaining strategic alliances with prominent corporations to provide high quality educational and training programs. To date, we do not have any agreements with any corporations to provide programs through our network. We anticipate that most contracts will be terminable if we fail to achieve agreed upon performance objectives. There can be no assurance that we will be successful in establishing and maintaining new strategic relationships with prominent corporations. If our initial programs are unsuccessful, if these corporations do not expand their offerings through our network or if we are unable to enter into other strategic alliances, it is unlikely that we will establish a viable Distance Learning business.

     UNTESTED BUSINESS PLAN.

     We made numerous assumptions in developing our business plan, such as the number of students expected to enroll in a given program, the prices we will be able to charge for programs, the rate at which additional programs will be added to our network and the cost of operating our network. The assumptions underlying our business plan may prove to be too optimistic, and we may encounter delays in achieving the objectives in our business plan. This is likely to result in lower than planned revenues, higher than expected expenses and sustained unprofitability. We can give no assurance that we will be able to adjust our operations and business plan.

     RAPID TECHNOLOGICAL CHANGE.

     The Distance Learning industry is characterized by rapid technological change, and our future success will depend on our ability to keep up with such changes. We anticipate that if interactive Distance Learning is accepted as an effective means of providing educational and training programs, the industry will evolve rapidly. To remain competitive, we must be able to respond quickly to evolving industry trends, technological advances and changes in client needs. There can be no assurance that we will be successful in adapting to these trends, advances or changes. In addition, technologies developed by competitors may significantly reduce demand for our services or render our services obsolete.

     COMPETITION.

     Competition among traditional providers of lifelong learning and professional training is high. Most of these competitors have established reputations in the educational field and, therefore, may enjoy a competitive advantage. In addition, two-year and four-year higher education institutions, particularly public institutions, are offering distance education courses, and several distance education initiatives are currently underway among public higher education institutions. Other competitors include for-profit educational organizations, such as Digital Think, Gartner Group, McGraw-Hill, Oracle, Scholars.com, International Technology Solutions, Inc. that provide lifelong learning programs targeted to working adults. Such competitors have focused on the courses leading to specific technical skill-sets and certification. We may also compete with Distance Learning companies that offer self-paced correspondence courses, videos, audiocassettes and other Distance Learning products. If our Distance Learning concept proves successful, we expect competitors to enter the market. For example, businesses that have facilities in multiple markets that could be linked by satellite, such as major hotel and movie theater chains, could decide to establish networks of Distance Learning facilities to compete with us. Westcott Communications, Inc., which has established a one-way satellite-based network currently used by a number of larger corporations to distribute their training programs, could decide to make its network interactive. We also compete against a significant number of third party training companies that provide a variety of training programs to corporations. In addition, corporations may continue to use internal resources to satisfy their training needs.

     LIMITED PROTECTION OF PROPRIETARY EXPERTISE AND METHODOLOGIES.

     Our success will be highly dependent upon our specialized and proprietary expertise, methodologies and software. We must rely on a combination of trade secret laws, employee nondisclosure policies and third-party confidentiality agreements. There can be no assurance that the steps taken by us to protect out proprietary rights will be adequate to prevent misappropriation of such rights or that third parties will not independently develop functionally equivalent or superior methodologies or software. There also can be no assurance that third parties will not assert infringement claims against us relative to our methodologies, which could result in costly litigation or the need to establish license arrangements. We intend to seek a patent on certain design features of our network. However, there can be no assurance this patent will be granted or, if granted, that it will cover all the proprietary features of the network.

     GOVERNMENT REGULATIONS, INCLUDING THOSE RELATING TO THE INTERNET IN GENERAL AND TO OUR INDUSTRY IN PARTICULAR, COULD ADVERSELY AFFECT OUR BUSINESS.

     Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties. We may be subject to government laws and regulations, such as the Family Educational Rights and Privacy Act. Our violation of these statutes, or of any other law or regulation, could have a material adverse effect on our business and financial results. In addition, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

     - user privacy;

     - pricing;

     - content;

     - copyrights;

     - distribution; and

     - characteristics and quality of products and services.

     The adoption of any additional laws or regulations may decrease the popularity or expansion of the Internet. A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business. Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues including property ownership, intellectual property, export of encryption technology, sales tax, libel and personal privacy. Our business and financial results could be seriously harmed by any new legislation or regulation of these types. There are an increasing number of laws and regulations pertaining to the Internet. These laws and regulations relate to liability for information received from or transmitted over the Internet, online content regulation, user privacy, taxation and quality of products and services. Moreover, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment, personal privacy and other issues is uncertain and developing. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business.

                     RISKS RELATED TO BANKNET'S OPERATIONS

     LIMITED OPERATING HISTORY.

     Although BankNet was established in July of 1991, the Hungarian technology market has only recently begun to become privatized or less regulated within the last couple of years. Accordingly, BankNet has only a limited operating history on which to base an evaluation of its present business and prospects. BankNet must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as the Internet. Such risks for BankNet include, but are not limited to, an evolving business model and the management of both
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

internal and acquisition based growth. To address these risks, BankNet must, among other things, continue to expand its client base, continue to develop the strength and quality of its operations, maximize the value delivered to clients, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

     Although BankNet has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. There can be no assurance that the Company will achieve or sustain profitability.

     POSSIBLE FUTURE CAPITAL NEEDS.

     BankNet may need to raise additional financing through public or private financing, strategic relationships or other arrangements in order to support more rapid expansion, acquire complementary businesses or technologies or take advantage of unanticipated opportunities There can be no assurance that such additional financing, if needed, will be available on terms acceptable to BankNet, or at all. If adequate financing is not available on acceptable terms, BankNet may be unable to develop or enhance its services and products or take advantage of future opportunities either of which could have a material adverse effect on BankNet's business, results of operations and financial condition. BankNet may determine, depending upon the opportunities available to BankNet, to seek additional debt or equity financing to fund the cost of acquiring subscriber bases or service firms. To the extent that BankNet finances an acquisition with equity securities, any such issuance of equity securities would result in dilution to the interests of our stockholders. Additionally, to the extent that BankNet incurs indebtedness or issues debt securities in connection with any acquisition, BankNet will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on such indebtedness.

     COMPETITION, LOW BARRIERS TO ENTRY.

     The market for telecommunications and Internet services in Hungary is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. BankNet expects competition to persist, intensify and increase in the future. BankNet's principal competitors are Datanet and Euroweb, which have customer bases similar to ours but larger, and MATAV, the national Hungarian telephone company, which mostly targets residential rather than business subscribers. BankNet believes it can compete on the basis of the quality and reliability of its services, but there can be no assurance that it will be able to compete successfully.

     There are relatively low barriers to entry into our business. Because professional services firms such as BankNet rely on the skill of their personnel and the quality of their client service, BankNet has no patented technology that would preclude or inhibit competitors from entering the Internet services market. BankNet expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by us, which could have a material adverse effect on our business, results of operations and financial condition.

     MANAGEMENT OF GROWTH.

     BankNet's rapid growth has placed, and is expected to continue to place, a significant strain on managerial, operational, financial and other resources. BankNet expects that continued hiring of new personnel will be required to support its business. BankNet's future success will depend, in part, upon its ability to manage its growth effectively, which will require that BankNet continue to implement and improve operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base. There can be no assurance that BankNet's systems, procedures or controls will be adequate to support its operations or that our management will be able to achieve the rapid execution necessary to exploit the market for our business model. Furthermore, BankNet's future performance will depend on its ability to integrate organizations which it acquires and whose integration, which, even if successful, could take a significant period of time and place a significant strain on BankNet. As a result, there can be no assurance
                                        8
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that BankNet will be able to successfully integrate any acquisitions or in a timely manner in accordance with its strategic objectives. If we are unable to effectively manage internal or acquisition-based growth, our business, results of operations and financial condition will be materially adversely affected.

     RAPID TECHNOLOGICAL CHANGE.

     The market for data communications services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render our existing service practices and methodologies obsolete. BankNet's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. There can be no assurance that BankNet will be successful in responding quickly, cost-effectively and sufficiently to these developments. If we are unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, our business, results of operations and financial condition would be materially adversely affected.

     FOREIGN CURRENCY AND EXCHANGE RISKS AND RATE REVALUATION.

     BankNet will be subject to significant foreign exchange risk. There are currently no meaningful ways to hedge currency risk in Hungary. Therefore, BankNet's ability to limit its exposure to currency fluctuations is significantly restricted. Although the Forint is exchangeable outside Hungary, there is not yet a freely convertible exchange market in place for the Forint. In addition, Hungarian law permits the repatriation of foreign currency only for dividends to the extent of capital investment and earnings, as determined under applicable Hungarian law. There can no assurances as to the future exchangeability or convertibility of Forints.

     BANKNET MAY NOT BE ABLE TO COMPETE WITH PROVIDERS THAT CAN BUNDLE DATA COMMUNICATION SERVICES WITH OTHER OFFERINGS.

     BankNet's competitors may be able to bundle services and products that BankNet does not offer together with data communication. These services could include wireless communications, voice and data services, Internet access and cable television. This form of bundling would put BankNet at a competitive disadvantage if these providers can combine a variety of service offerings at a single attractive price. In addition, some of the telecommunications and other companies that compete with BankNet may be able to provide customers with lower communications costs or other incentives with their services, reducing the overall cost of their communications packages, and significantly increasing pricing pressures on BankNet's services. This form of competition could significantly reduce our revenues and operating margins.

     IF BANKNET'S CUSTOMERS DO NOT PERCEIVE ITS SERVICE TO BE EFFECTIVE OR OF HIGH QUALITY, BANKNET'S BRAND AND NAME RECOGNITION IS LIKELY TO SUFFER.

     BankNet believes that establishing and maintaining brand and name recognition is critical for attracting and expanding our targeted client base. BankNet also believes that the importance of reputation and name recognition will increase as competition in the market increases. Promotion and enhancement of BankNet's name will depend on the effectiveness of our marketing and advertising efforts and on its success in continuing to provide high-quality products and services, neither of which can be assured.

     THE HUNGARIAN COMPANIES LAW HAS STRICT CAPITALIZATION REQUIREMENTS.

     Under the strict terms of the Hungarian Companies Law, BankNet has not met the technical requirements of capitalization. According to this law, the equity must at a minimum equal half of the issued capital. BankNet's equity based on the accounts prepared in accordance with Hungarian Accounting Law is ($392,416) at December 31, 1999. BankNet must resolve this issue early in 2001, otherwise the Company could be subject to Hungarian Court of Registration proceedings. Depending on the severity of the case, the Court of Registration may make any of the following decisions: give written notice to BankNet to restore lawful operations; impose a fine between $190 and $1,900 on BankNet, suspend or annul the resolution of the shareholders and may call for a new resolution if necessary, summon BankNet's board to ensure lawful operations, suspend BankNet's operations for a certain period of time, or forbid further operations and dissolve BankNet if lawful operations cannot be otherwise ensured.

     Management's plans to comply with Hungarian capital maintenance regulations include debt forgiveness, contribution-in-kind of assets, and repurchase of revenue streams. Management is confident that one or a combination of these options will result in the necessary compliance. However, there can be no assurance that these plans will prove successful or whether BankNet will be able to resolve these issues.

     THE HUNGARIAN TELECOMMUNICATION INDUSTRY IS CURRENTLY CONTROLLED BY MONOPOLY POWER.

     The Hungarian Telecommunications Company ("MATAV"), has been granted a monopoly on domestic local, long-distance and international voice-service provision until December 31, 2001. MATAV controls 39 of Hungary's 54 telephony regions, each run by a concessionaire. After 2001 the telephony service provision will be fully liberalized. BankNet cannot assure that it will be successful in expanding into the telecommunications market in Hungary after 2001. Despite the liberalization of the Central and Eastern European telecommunications markets, there can be no assurance that BankNet will be able to generate revenue and develop a substantial presence in the Hungarian telecommunications industry.

     Other business risks arising from operating in Hungary include exposure to periodic volatile foreign economic, monetary and currency conditions, as well as issues relating to the conduct of day-to-day business in foreign languages, cultures and business environments. Additional international considerations include high travel costs as well as time and distance barriers in the management and development of the business.

     Although BankNet plans to mitigate the effects of international business risk through the development of business relationships with qualified, well connected partners in key market locations, there can be no assurance that BankNet will be able to enter into any such business relationships or that one or more of these factors will not materially adversely affect the growth of its business or its customer base.

     BANKNET'S SUCCESS DEPENDS ON ITS ABILITY TO HANDLE A LARGE NUMBER OF SIMULTANEOUS DATA TRANSMISSIONS, WHICH ITS SYSTEMS MAY NOT BE ABLE TO ACCOMMODATE COST EFFECTIVELY.

     BankNet handles a large volume of simultaneous data transmissions and expects this volume to increase significantly as it expands its operations. BankNet operates Hughes Network System Inc.'s (HNS) Integrated Satellite Business Network (ISBN) and Very Small Aperture Terminal (VSAT) satellite private networks in Hungary and all over Europe. These systems support two-way data and digital sound transmissions and broadcast image transmission. Although this is a highly reliable network, if it is not able to accommodate the volume that BankNet services, if BankNet fails to maintain appropriate systems capacity, or if its service is disrupted, BankNet's reputation might suffer resulting in the the loss of customers. Because BankNet is unable to predict the volume of usage and its capacity needs, BankNet may be forced to enter into disadvantageous contracts that would reduce operating margins.

     IF THE INTERNET DOES NOT CONTINUE TO GROW AS A MEDIUM FOR VOICE COMMUNICATIONS, A SEGMENT OF BANKNET'S BUSINESS WILL SUFFER.

     The technology that allows voice communications over the Internet is still in its early stages of development. Historically, the sound quality of Internet calls has been poor. As the industry has grown, sound quality has improved, but the technology requires additional refinement. Additionally, the Internet's capacity constraints may impede the acceptance of Internet Telephony. Callers could experience delays, errors in transmissions or other interruptions in service. Communication over the Internet must also be accepted as an alternative to traditional telephone service. Because the Internet Telephony market is new and evolving, predicting the size of this market and its growth rate is difficult. If BankNet's market fails to develop, then it will be unable to grow its customer base and its opportunity for profitability will be harmed. BankNet's business will not grow without increased use of the Internet.

     The use of the Internet as a commercial marketplace is at an early stage of development. Demand and market acceptance for recently introduced products and services over the Internet are still uncertain. BankNet cannot predict whether customers will be willing to shift their traditional activities online. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including:

     - Concerns about security;

     - Internet congestion;

     - Inconsistent service; and

     - Lack of cost-effective, high-speed access.

     If the use of the Internet as a commercial marketplace does not continue to grow, BankNet may not be able to grow its customer base, which may prevent it from achieving profitability.

     THE INTERNET AND DATA COMMUNICATION INDUSTRY IS CHANGING RAPIDLY AND BANKNET MAY NOT BE SUCCESSFUL IN ADAPTING TO NEW TECHNOLOGIES.

     BankNet's success in both the Internet and data communications industry is dependent upon its ability to develop new software and services to meet changing customer requirements. These industries are characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new software and service introductions. There can be no assurance that BankNet will be able to successfully identify new service opportunities and develop and bring new services to the market in a timely manner, or that software, services or technologies developed by others will not render BankNet's services uncompetitive or obsolete in the future. BankNet's pursuit of technological advances may require substantial time and expense, and there can be no assurance that BankNet will succeed in adapting its services to meet future customer requirements.

     BANKNET MAY BE UNABLE TO EXPAND ITS NETWORK INFRASTRUCTURE.

     BankNet may be required to expand and adapt its network infrastructure as the number of users and the amount of information it wishes to transfer increases. The expansion and adaptation of BankNet's network will require substantial financial, operational and management resources. There can be no assurance, however, that BankNet will be able to expand or adapt its network to meet additional demand or changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that BankNet will be able to deploy successfully, any necessary network expansion. Any failure of BankNet to expand its network, as needed, on a timely basis or to adapt to changing subscriber requirements or evolving industry standards could have a material adverse effect on BankNet's overall business, financial conditions and results of operations.

          GENERAL RISK FACTORS EFFECTING ALL ASPECTS OF OUR BUSINESSES

     WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT AND WE EXPECT FUTURE LOSSES.

     We are a developmental stage company which has generated no revenues from sales. We do not expect to generate revenue from sales until at least the first fiscal quarter of 2001. We have incurred losses of approximately $5,800,000 from inception through October 30, 2000. We may not be able to generate revenues or achieve or sustain profitability in the future. Our revenue assumptions may be inaccurate since we have no historical data on which to rely in estimating future revenues or expenses. We expect to lose more money as we spend additional capital to develop our systems, market our products and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever generate significant revenues or profits, or, if we do, that we will be able to continue generating such revenues or profits.

     OUR NETWORK INFRASTRUCTURE AND COMPUTER SYSTEMS MAY FAIL.

     The continuing and uninterrupted performance of our network infrastructure and computer systems is critical to our success. Any system failure that causes interruptions in our ability to provide service to our customers could reduce customer satisfaction and, if sustained or repeated, would reduce the attractiveness of our technology and services. An increase in the number of people online through our servers could strain the capacity of our software or hardware, which could lead to slower response times or system failures. To the extent we do not successfully address capacity constraints, such constraints would have a material adverse effect on our business and financial results.

     Our operations are dependent upon our ability to protect our computer systems against damage from fire, power loss, telecommunications failures, vandalism and other malicious acts, and similar unexpected adverse events. In addition, the failure of our telecommunications provider, who provides us with our Internet connection, to provide the data communications capacity and network infrastructure in the time frame we require could cause service interruptions or slower response times. Despite precautions we have taken, unanticipated problems affecting our systems have, from time to time, in the past caused, and in the future could cause, interruptions or delays in the delivery of our products and services. In the past we have experienced slower response times, and on occasion some of our customers' websites have been unavailable for several hours, as the result of general Internet failure and/or service problems from our previous, third-party web-server provider. Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business and financial results.

     OUR NETWORK MAY BE VULNERABLE TO SECURITY RISKS.

     Our success depends on our ability to provide superior network security protection and the confidence of our customers in that ability. Our system is designed to prevent unauthorized access from the Internet and, to date, our operations have not been affected by security breaks. Nevertheless, in the future we may not be able to prevent unauthorized disruptions of our network operations, whether caused unintentionally or by computer "hackers." Due to the sensitive nature of the information contained on the websites hosted by us, such as students' grades, our websites may be targeted by hackers. As such, disruptions may result in liability to us and harm to our customers, and our failure to prevent such disruptions would have a material adverse effect on our business and financial results.

     ANY DAMAGE TO OR FAILURE OF OUR SYSTEMS OR OPERATIONS COULD RESULT IN REDUCTIONS IN, OR TERMINATION OF OUR SERVICES.

     Our success depends on our ability to provide efficient and uninterrupted, high-quality service. Our system and operations are vulnerable to damage or interruption from natural disasters, power loss, telecommunications failures, physical or electronic break-ins, sabotage, intentional acts of vandalism and similar events that may or may not be beyond our control. The occurrence of any or all of these events could damage our reputation resulting in a loss of customers.

     UNAUTHORIZED USE OF OUR INTELLECTUAL PROPERTY BY THIRD PARTIES MAY DAMAGE OUR BRAND.

     We regard our current and future copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. We will rely on trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers, partners and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the laws of foreign countries, including Hungary, may not protect intellectual property rights to the same extent as do the laws of the United States. It may be difficult for us to enforce certain of our intellectual property rights against third parties who may have acquired intellectual property rights by filing unauthorized applications in foreign countries to register the marks that we use because of their familiarity with our worldwide operations. Since Internet related industries are exposed to the intellectual property laws of numerous foreign countries and trademark rights are territorial, there is uncertainty in the enforceability and the scope of protection such intellectual property laws may afford us. The unauthorized use of our intellectual property by third parties may damage our brand name.

     RECRUITMENT AND RETENTION OF INTERNET SOLUTIONS PROFESSIONALS.

     Our business of delivering Internet telecommunication services is labor intensive. Accordingly, our success depends in part on our ability to identify, hire, train and retain employees who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. BankNet competes intensely for qualified personnel with other companies, and there can be no assurance that BankNet will be able to attract, assimilate or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on our business, results of operations and financial condition.

     DEPENDENCE ON MANAGEMENT.

     We are highly dependent on the members of our senior management, particularly Ahmed Abdulla Mannai, Raymond A. King, Chafe Omar Abou Richeh and Melvyn F. Quiller, the loss of any of whose services may significantly delay or prevent the achievement of critical development, marketing and other business objectives. We do not currently carry key man life insurance on the lives on any of our senior executives, but the Company plans to obtain such insurance during fiscal 2001. Attracting and retaining additional qualified management personnel will be critical to our success. There can be no assurance that we will be able to attract and retain such individuals on acceptable terms, and the failure to do so could have a material adverse effect on our ability to expand our business.

     BROAD MARKET FLUCTUATIONS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

     The following factors may cause the market price of our common stock to fluctuate significantly:

     - market acceptance of our service;

     - the timing of purchase orders;

     - announcements of technological innovations;

     - the attainment of or failure to attain milestones in the commercialization of our technology;

     - the introduction of new products and services;

     - claims of patent infringement or other material litigation;

     - government regulations;

     - investor perception of our business;

     - fluctuations in our operating results; and

     - general market conditions in the industry.

     In addition, the stock market in general has recently experienced extreme price and volume fluctuations, which have particularly affected the market prices of technology companies for reasons frequently unrelated to the operating performance of such companies. Furthermore, if selling stockholders in this offering sell substantial amounts of common stock in the public market, the market price of our common stock could fall.

     A FAILURE TO PAY DIVIDENDS MEANS YOU WILL RECEIVE NO INCOME ON YOUR INVESTMENT AND SUCH LACK OF DIVIDENDS COULD HAVE AN ADVERSE IMPACT ON THE PRICE OF OUR STOCK.

     We have never declared or paid any cash dividends on our common stock, and we do not expect to pay dividends in the future. We expect to retain our earnings, if any, and use them to finance the growth and development of our business.

     THE SO CALLED "PENNY STOCK RULE" COULD MAKE IT CUMBERSOME FOR BROKERS AND DEALERS TO TRADE IN THE COMMON STOCK, MAKING THE MARKET FOR THE COMMON STOCK LESS LIQUID WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

     Trading in our securities is conducted on the OTC Bulletin Board. As long as the common stock is not quoted on Nasdaq or a national exchange or at any time that we have less than $2,000,000 in net tangible assets, trading in the common stock is covered by Rule 15g-9 under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under that rule, broker-dealers who recommend covered securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The SEC has adopted regulations which generally define a penny stock to be any equity security which has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on Nasdaq and an equity security issued by an issuer which has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years; or (iii) average revenue of at least $6,000,000 for the proceeding three (3) years. Unless such an exemption is available, the regulations require the delivery of a disclosure schedule explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. Our common stock is considered to be a penny stock and is subject to the regulations on penny stocks. The fact that our common stock is currently a penny stock could have a material adverse effect on the market liquidity of our common stock due to the limitations on the ability of broker-dealers to sell our common stock in the public market which could cause the price of our stock to decline.

     THE DISTANCE LEARNING DIVISION MAY BECOME A SEPARATE ENTITY.

     The Company has retained the investment banking and financial advisory firm of Capstone Select Capital Partners, LLC ("Capstone") to assist the Company in securing financing for the Distance Learning Division. If Capstone succeeds in raising private financing of at least $600,000, the Distance Learning Division will be spun off as a separate entity in which the Company will retain a substantial interest. There can be no assurance that Capstone will succeed in raising these funds.

                                    DILUTION

     The issuance of further shares to certain shareholders under certain anti-dilution rights, the issuance of further shares to the Purchasers under the Stock Purchase Agreement, and the eligibility of issued shares and shares issued upon the exercise of warrants, for resale, will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted by the issuance of additional shares to the Purchasers. Furthermore, we may issue additional shares, stock options and warrants and we may grant additional stock options to our employees, officers, directors and consultants which may further dilute our stock price.

                           FORWARD LOOKING STATEMENTS

     This prospectus and the information incorporated into it by reference contains various "forward-looking statements" within the meaning of federal and state securities laws, including those identified or predicated by the words "believes," "anticipates," "expects," "plan" or similar expressions. Such statements are subject to a number of uncertainties which could cause the actual results to differ materially from those projected. Such factors include, but are not limited to, those described under "Risk Factors." Given these uncertainties, prospective purchasers are cautioned not to place undue reliance upon such statements.

                                USE OF PROCEEDS

     The shares of common stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See "Selling Shareholders." All net proceeds from the sale of the common stock will go to the shareholders who offer and sell their shares of common stock. The principal purpose of this offering is to effect an orderly disposition of the selling shareholders' shares. We will not receive any part of the proceeds from such sales of common stock.

                              SELLING SHAREHOLDERS

     The following list of selling shareholders includes (1) the number of shares of common stock currently owned by each selling shareholder, (2) the number of shares being offered for resale hereby by each selling shareholder; and (3) the number and percentage of shares of common stock to be held by each selling shareholder after the completion of this offering. The registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares.

     In addition, the table sets forth certain information concerning the beneficial ownership of our common stock as of the date of this prospectus, by
(i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our named executive officers, (iii) each of our directors, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

     The selling shareholders provided us with all information with respect to their share ownership. Because the selling shareholders may sell all, part or none of their shares, we are unable to estimate the number of shares that will be held by any selling shareholders upon resale of shares of common stock being registered hereby. See "PLAN OF DISTRIBUTION."

     As of February 8, 2001, there were 35,005,213 shares of common stock outstanding.

     Pursuant to Rule 416 under the Securities Act, selling shareholders may also offer and sell shares issued with respect to the warrants, debentures and preferred stock as a result of (1) stock splits, stock dividends or similar transactions and (2) the effect of anti-dilution provisions contained in the underlying documents.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                                   SHARES OF
                                      SHARES BENEFICIALLY        COMMON STOCK       SHARES BENEFICIALLY
                                   OWNED PRIOR TO OFFERING**     BEING OFFERED     OWNED AFTER OFFERING
                                   -------------------------      PURSUANT TO      ---------------------
NAME AND ADDRESS*                    NUMBER         PERCENT     THIS PROSPECTUS      NUMBER      PERCENT
-----------------                  -----------      --------    ---------------    ----------    -------
Ahmed Abdulla Mannai.............     400,000         1.14%          400,000                0         0
Patrick D. Doyle.................     300,000          ***           300,000                0         0
Raymond A. King..................     400,000         1.14%          400,000                0         0
Melvyn F. Quiller................     420,000         1.19%          420,000                0         0
Brian J. O'Dell..................     400,000         1.14%          400,000                0         0
Chafe Omar Abou Richeh...........     420,000         1.19%          420,000                0         0
Paul Warshaw.....................     600,000         1.71%          600,000                0         0
Spencer Young....................     392,500         1.12%          392,500                0         0
All Directors and Executive
  Officers as a Group (8
  persons).......................   3,332,500         9.52%        3,332,500
Satnet...........................  29,400,000        83.98%        3,300,000       26,100,000     74.56%
  P.O. Box 222
  26 Queen Street, St. Helier
  Jersey JE4 9SJ Channel Islands

SELLING SHAREHOLDERS

                                                                 SHARES OF
                                                               COMMON STOCK          SHARES OF             SHARES OF
                                            SHARES             BEING OFFERED       COMMON STOCK          COMMON STOCK
                                      BENEFICIALLY OWNED        PURSUANT TO     BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                    PRIOR TO THIS OFFERING    THIS PROSPECTUS   AFTER THIS OFFERING   AFTER THIS OFFERING
NAME AND ADDRESS OF                 -----------------------   ---------------   -------------------   -------------------
BENEFICIAL OWNER*                     NUMBER       PERCENT        NUMBER              NUMBER                PERCENT
-------------------                 -----------   ---------   ---------------   -------------------   -------------------
Patrick John Conlan...............      50,000       ****           50,000                   0
  Tully Road, Kildare
  Co. Kildare, Ireland
Rory Brady........................      10,000        ***           10,000                   0               0.000%
  St. Dominics
  5 Temple Gardens
  Dublin 6, Ireland
Ashdale Investment Trust
c/o Campbell O'Connor & Co.
Accountants.......................     254,000        ***          254,000                   0               0.000%
  8 Cope Street
  Dublin 2, Ireland
Cahil Brady.......................      15,000        ***           15,000                   0               0.000%
  1 Main Street, Arva
  Co. Cavan, Ireland
John Leonard......................      20,000        ***           20,000                   0               0.000%
  5 Newgrange Rd., Cabra
  Dublin 7, Ireland
Thomas & Philomenia O'Gorman......      20,000        ***           20,000                   0               0.000%
  8 Hollywood Grove, Newry
  Co. Down, B134 1BN
  N. Ireland
Thomas Doherty....................      15,000        ***           15,000                   0               0.000%
  88 Wesbury, Coolnevaun,
  Coolnevaun, Stillorgan,
  Co. Dublin, Ireland
John Flanagan.....................      10,000        ***           10,000                   0               0.000%
  Redline, Mespil House,
  Sussex Road
  Dublin 4, Ireland
Claire Flanagan...................      10,000        ***           10,000                   0               0.000%
  42 Clonmore Road
  Mount Merrion,
  Co. Dublin, Ireland
John Gilsenan.....................       4,000        ***            4,000                   0               0.000%
  16 Leinster Lawn,
  Clonskeagh, Dublin 14
  Ireland
Hi-Spec Investment Club...........       6,000        ***            6,000                   0               0.000%
  c/o 42 Ardagh Crescent
  Blackrock, Co.
  Dublin, Ireland
Barry Slattery....................       5,000        ***            5,000                   0               0.000%
  c/o Bloxham
  Stockbrokers
  12 Marlboro St
  Cork, Ireland
John Collins......................       5,000        ***            5,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland

                                                                 SHARES OF
                                                               COMMON STOCK          SHARES OF             SHARES OF
                                            SHARES             BEING OFFERED       COMMON STOCK          COMMON STOCK
                                      BENEFICIALLY OWNED        PURSUANT TO     BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                    PRIOR TO THIS OFFERING    THIS PROSPECTUS   AFTER THIS OFFERING   AFTER THIS OFFERING
NAME AND ADDRESS OF                 -----------------------   ---------------   -------------------   -------------------
BENEFICIAL OWNER*                     NUMBER       PERCENT        NUMBER              NUMBER                PERCENT
-------------------                 -----------   ---------   ---------------   -------------------   -------------------
Colm O'Keeffe.....................      10,000        ***           10,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland
Joseph O'Shea.....................      10,000        ***           10,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland
Dermot O'Connor...................      20,000        ***           20,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland
Paul O'Connor.....................      10,000        ***           10,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland
Mary O'Connor.....................      10,000        ***           10,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland
Val O'Shea........................      10,000        ***           10,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland
Michael & Mary Burke..............      20,000        ***           20,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland
Peter de Montfort.................      12,000        ***           12,000                   0               0.000%
  c/o Bloxham Stockbrokers
  12 Marlboro St
  Cork, Ireland
Marc Hussey.......................      50,000        ***           50,000                   0               0.000%
  77a Richmond Road
  London,SW20 0PG,
  England
Trevor Watkins....................      15,000        ***           15,000                   0               0.000%
  Blithe House,
  The Burnaby
  Greystones, Co. Wicklow,
  Ireland
Bjorn Jebsen......................     300,000        ***          300,000                   0               0.000%
  c/o Aboitiz Jebsen Harbor
  Centre II
  South Harbour, Manila
  Philippines
Irving Goldstein..................      50,000        ***           50,000                   0               0.000%
  47 Bryanston Court,
  George Street
  London WIH 7HB,
  England
Noel Mountaine....................      15,000        ***           15,000                   0               0.000%
  1a Castleway,
  Simmonscourt Castle
  Dublin 4, Ireland

                                                                 SHARES OF
                                                               COMMON STOCK          SHARES OF             SHARES OF
                                            SHARES             BEING OFFERED       COMMON STOCK          COMMON STOCK
                                      BENEFICIALLY OWNED        PURSUANT TO     BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                    PRIOR TO THIS OFFERING    THIS PROSPECTUS   AFTER THIS OFFERING   AFTER THIS OFFERING
NAME AND ADDRESS OF                 -----------------------   ---------------   -------------------   -------------------
BENEFICIAL OWNER*                     NUMBER       PERCENT        NUMBER              NUMBER                PERCENT
-------------------                 -----------   ---------   ---------------   -------------------   -------------------
Davy Nominees Limited.............     300,000        ***          300,000                   0               0.000%
  Davy House
  49 Dawson Street
  Dublin 2, Ireland
Nikolai Sviridov..................      10,000        ***           10,000                   0               0.000%
  2 White Orchards
  London N20 8AQ,
  England
Dr. Elspeth McAdam................      50,000        ***           50,000                   0               0.000%
  c/o Jebsenns
  53 High Street
  Ruislip Middx, England
Gemini Capital Finance............      25,000        ***           25,000                   0               0.000%
  c/o Jebsenns
  53 High Street
  Ruislip Middx, England
Kappa Ltd.........................      25,000        ***           25,000                   0               0.000%
  c/o Jebsenns
  53 High Street
  Ruislip Middx, England
Kyran O'Dwyer.....................     100,000        ***          100,000                   0               0.000%
  c/o Jebsenns
  53 High Street
  Ruislip Middx, England
Maria Roche, Graham
Wrafter, John Craven..............     400,000       1.14%         400,000                   0               0.000%
  c/o Petroceltic Plc.,
  1116 Lower Baggot Street
  Dublin 2, Ireland
Richard Lombard...................      20,000        ***           20,000                   0               0.000%
  Glenanaar, Ballyedmonduff
  Sandyford, Dublin 18,
  Ireland
Emmett O'Connell..................     462,000       1.32%         462,000                   0               0.000%
  Raheenduff, Foulkesmil
  Co. Wexford, Ireland
tsunami it solutions Ltd. ........       3,840        ***            3,840                   0               0.000%
  386 City Road
  London EC1V 2QA, England
Sandra May King...................      20,000        ***           20,000                   0               0.000%
  7 Cavendish Court,
  Croxley Green, Herts,
  WD3 3DJ, England
Timothy James O'Dell..............       2,000        ***            2,000                   0               0.000%
  c/o 15 St. Helens Place,
  London FC3A 6DE, England
Charlotte O'Dell..................       2,000        ***            2,000                   0               0.000%
  Quay House, Wivenhoe,
  Colchester, Essex CO7 9BU
  England
Alexandra O'Dell..................       2,000        ***            2,000                   0               0.000%
  Quay House, Wivenhoe,
  Colchester, Essex CO7 9BU
  England

                                                                 SHARES OF
                                                               COMMON STOCK          SHARES OF             SHARES OF
                                            SHARES             BEING OFFERED       COMMON STOCK          COMMON STOCK
                                      BENEFICIALLY OWNED        PURSUANT TO     BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                    PRIOR TO THIS OFFERING    THIS PROSPECTUS   AFTER THIS OFFERING   AFTER THIS OFFERING
NAME AND ADDRESS OF                 -----------------------   ---------------   -------------------   -------------------
BENEFICIAL OWNER*                     NUMBER       PERCENT        NUMBER              NUMBER                PERCENT
-------------------                 -----------   ---------   ---------------   -------------------   -------------------
Virginia O'Dell...................       2,000        ***            2,000                   0               0.000%
  54 Elsey Rd. London
  SW11 5LL, England
Jane Howard O'Dell................      12,000        ***           12,000                   0               0.000%
  Quay House, Wivenhoe,
  Colchester, Essex CO7 9BU
  England
Justine E. Pank...................       6,400        ***            6,400                   0               0.000%
  27 Albert Mansions
  Albert Bridge Rd
  London, England
Jane E. Doyle.....................       3,600        ***            3,600                   0               0.000%
  122 Inglewood Way
  Greenville, SC 29615, USA
Nicholas Robb.....................      15,000        ***           15,000                   0               0.000%
  73 Watermead Bar Hill,
  Cambridge CB3 6TL, England
Lester Wilson.....................      15,000        ***           15,000                   0               0.000%
  30 Rosemary Road
  Waterbeach, CB5 9NB
  England
Gerard Walsh......................     100,000        ***          100,000                   0               0.000%
  35 Wicklow Street
  Dublin 2, Ireland
Robert O'Connell..................      20,000        ***           20,000                   0               0.000%
  Haresmead House,
  Foulkesmill, Co. Wexford
  Ireland
Oisin O'Connell...................      20,000        ***           20,000                   0               0.000%
  The Lodge, Raheenduff Park,
  Foulkesmill, Co. Wexford,
  Ireland
Mary O'Connell....................      20,000        ***           20,000                   0               0.000%
  The Lodge, Raheenduff Park,
  Foulkesmill, Co. Wexford,
  Ireland
Roisin O'Connell-Hussey...........      10,000        ***           10,000                   0               0.000%
  77a Richmond Road,
  London, SW20 0PG
  England
Granuaile Investments Ltd. .......     200,000        ***          200,000                   0               0.000%
  Heritage Court,
  41 Athol Street, Douglas
  Isle of Man
Atle Jebsen.......................     100,000        ***          100,000                   0               0.000%
  Sandbrutgatens,
  P.O. Box 3994 Dreggen
  N 5835 Bergen, Norway
Brian O'Connor....................     100,000        ***          100,000                   0               0.000%
  Glenheather, Avoca Road,
  Blackrock, Co. Dublin,
  Ireland
Lynnie O'Connell..................       5,000        ***            5,000                   0               0.000%
  Haresmead House,
  Foulkesmil, Co. Wexford,
  Ireland

                                                                 SHARES OF
                                                               COMMON STOCK          SHARES OF             SHARES OF
                                            SHARES             BEING OFFERED       COMMON STOCK          COMMON STOCK
                                      BENEFICIALLY OWNED        PURSUANT TO     BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                    PRIOR TO THIS OFFERING    THIS PROSPECTUS   AFTER THIS OFFERING   AFTER THIS OFFERING
NAME AND ADDRESS OF                 -----------------------   ---------------   -------------------   -------------------
BENEFICIAL OWNER*                     NUMBER       PERCENT        NUMBER              NUMBER                PERCENT
-------------------                 -----------   ---------   ---------------   -------------------   -------------------
Barabara Nalty....................       5,000        ***            5,000                   0               0.000%
  21 Coolamber Court,
  Tempkouge, Dublin 16,
  Ireland
Robert Williams...................      50,000        ***           50,000                   0               0.000%
  c/o Jebsens, 53 High Street
  Ruslip Middx., England
Michael Cronin....................       2,000        ***            2,000                   0               0.000%
  c/o Bank of Ireland
  Wexford, Ireland
Complex Holdings, Limited.........     700,000       1.99%         700,000                   0
  15 St. Helen's Place
  London EC3A 6DE,
  England
Kathleen Young....................     155,000        ***          155,000                   0               0.000%
  64 Linkfield Road
  Isleworth PW7 6QH,
  England
Franklin Thompson.................       3,000        ***            3,000                   0               0.000%
  1746 Gamos Road
  San Rafael, CA 94903
Sandor Auth.......................       2,700        ***            2,700                   0               0.000%
Kathleen Moder....................       2,400        ***            2,400                   0               0.000%
Laszio Bunday.....................       7,200        ***            7,200                   0               0.000%
Krisztina Dobsa...................       1,800        ***            1,800                   0               0.000%
Attina Foka.......................      11,000        ***           11,000                   0               0.000%
Peter Fulop.......................       7,200        ***            7,200                   0               0.000%
Janos Zaracson....................       6,000        ***            6,000                   0               0.000%
Zsolt Kovacs......................       5,400        ***            5,400                   0               0.000%
Zoltanne Nagy.....................       5,900        ***            5,900                   0               0.000%
Zsolt Nagy........................       2,200        ***            2,200                   0               0.000%
Kisztina Nemeth...................       2,400        ***            2,400                   0               0.000%
Karoly Posgay.....................       8,000        ***            8,000                   0               0.000%
J. Christopher Westland...........      50,000        ***           50,000                   0               0.000%
Fred Davis........................      25,000        ***           25,000                   0               0.000%
Viswanath Venkatesh...............      25,000        ***           25,000                   0               0.000%
Pul Szabo.........................       5,000        ***            5,000                   0               0.000%
Aniko Tasnadi.....................       2,900        ***            2,900                   0               0.000%
Arpad Tekeres.....................       5,600        ***            5,600                   0               0.000%
Janos Zsako.......................       9,200        ***            9,200                   0               0.000%
Iyer Shiveraman...................       8,600        ***            8,600                   0               0.000%

                                                                 SHARES OF
                                                               COMMON STOCK          SHARES OF             SHARES OF
                                            SHARES             BEING OFFERED       COMMON STOCK          COMMON STOCK
                                      BENEFICIALLY OWNED        PURSUANT TO     BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                    PRIOR TO THIS OFFERING    THIS PROSPECTUS   AFTER THIS OFFERING   AFTER THIS OFFERING
NAME AND ADDRESS OF                 -----------------------   ---------------   -------------------   -------------------
BENEFICIAL OWNER*                     NUMBER       PERCENT        NUMBER              NUMBER                PERCENT
-------------------                 -----------   ---------   ---------------   -------------------   -------------------
Nicholas Robb.....................     415,000       1.19%         415,000                   0               0.000%
Michael Hicks.....................     100,000        ***          100,000                   0               0.000%
Peter Bakoni......................       6,500        ***            6,500                   0               0.000%]
         [Total...................  11,254,340                 11,254,340]
         Total....................  11,254,240                  11,254,240

---------------
  * Unless otherwise indicated, the beneficial owner's address is the same as the Company's principal office.

 ** Percentages calculated on the basis of the amount of outstanding shares plus, for each person, any shares that person has the right to acquire within 60 days pursuant to options or other rights.

*** Less than 1%

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - short sales;

     - broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     - a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                               LEGAL PROCEEDINGS

     We are not a party to any pending legal proceedings, and, to the best of our knowledge, no such action by or against us has been threatened. We are not aware of any governmental authority that is contemplating any procedure to which we are a participant. None of our officers, directors, or beneficial owners of 5% or more of our outstanding securities, is a party to proceedings adverse to us nor do any of the foregoing individuals have a material interest in any proceedings adverse to us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following Table sets forth certain information regarding the executive officers and directors of Dynamic Inc. as of December 31, 2000:

NAME                                        AGE                   TITLE
----                                        ---                   -----
Ahmed Abdulla Mannai......................  69     President, Director
Raymond A. King...........................  57     Chief Financial Officer and Director
Chafe Omar Abou Richeh....................  54     Director
Melvyn F. Quiller.........................  55     Chief Executive Officer and Director
Patrick D. Doyle..........................  58     Director
Brian J. O'Dell...........................  57     Director
Spencer H. Young..........................  62     Vice President and Director
Paul Warshaw..............................  56     Director

     A brief description of the backgrounds of the current Executive Officers and Directors is set forth below:

     Ahmed Abdulla Mannai, is a citizen of Qatar and is the Chairman of Mannai Corporation a diversified company that employs over 3000 people that operate on a worldwide basis. Mr. Mannai currently serves on the Board of Directors of Complex Holdings Limited, Qatar Insurance Company, the Gulf Publishing & Printing Organization [the publishers of the "Gulf Times" in Qatar] and the Bahrain based international investment bank "The Investcorp Bank EC" of which he is also a founding member. In recognition of his contribution towards economic and industrial co-operation between Qatar and France, Mr. Mannai was appointed "Commandeur de la Legion d'Honneur" by the late President Francois Mitterand. The current President of France Jaques Chirac awarded to Mr. Mannai, in honor of his distinguished services, the "Gold Medal of the Town of Paris". In April 2000 he joined the Board of Dynamic IT Inc.

     Raymond A. King, is qualified in England as a Chartered Secretary and is also a Fellow of the Institute of Bankers and the Institute of Financial Accountants. He has had a distinguished career spanning over 35 years in the Banking and Financial Markets in the City of London. Mr. King was a part of the senior management team at National Westminster Bank Ltd for 27 years followed by experience with P.K. Christiania Bank and The Moscow Narodny Bank Ltd. After one career in the Banking sector Mr. King embarked upon a second career in Corporate Finance in which he continues to be actively involved. In 1992 Mr. King was appointed Finance Director, and eventually became Managing Director of Chartwell International Group PLC a company listed on the London Stock Exchange AIM market. In 1996 Mr. King was appointed the Chairman of Norske Energy Corporation and was instrumental in obtaining a listing on Nasdaq for that Corporation. In 1999 Mr. King was appointed the Finance Director of Complex Holdings Limited and in the same year was also appointed Finance Director of Groundwork Trust an environmental charity. In April of 2000 he joined the Board of Dynamic.

     Chafe Omar Abou Richeh, is a Saudi National and has approximately 30 years of experience in the Telecommunications Industry encompassing secure communications, 31, data communications, line of sight, satellite and security systems. In 1968 Mr. Abou Richeh graduated from George Washington University with a Masters Degree in Electronics. Mr. Abou Richeh has spent a considerable part of his career in the Middle East where he established and subsequently managed numerous successful telecommunication enterprises in Saudi Arabia, the Gulf States, Lebanon and Syria. He was one of the founding members of British Telecom and Telettra in Saudi Arabia, and served on the Boards of both companies. Mr. Abou Richeh was responsible for introducing into Saudi Arabia the first commercial application of fiber optics, the first commercial e-mail network, the first to introduce line conditioning equipment into the PTT network, and through Telettra installed most of Saudi Arabia's spur commercial links. Mr. Abou Richeh has undertaken numerous consultancy roles in the Middle East. Among his many clients are Cable and Wireless, Andrew Corporation, Hughes Aircraft, NEC/Sumitomo, Crypto AG and Motorola. Mr. Abou Richeh is a director of Elixir International [Saudi Arabia], Inma Engineering [Lebanon], Complex Holdings Limited, a diversified company with interests in Telecommunications and Internet related activities in Hungary and the Russian Federation. He also serves on the Board of Complex Investments Limited. In April 2000 he joined the Board of Dynamic.

     Melvyn F. Quiller, graduated from Harrow College of Technology as a Mechanical Engineer in 1975. He has spent a substantial part of his career working with a major British construction company "600 Group PLC" in communication and transport related projects throughout Eastern Europe and the Middle East. Mr. Quiller served as a Director of a subsidiary of 600 Group PLC and subsequently was appointed Managing Director in 1979 a position that he held for 9 years before retiring from the Board in 1986. In 1997 Mr. Quiller was appointed to the Board of Russian Telecommunication Network, a Russian Company operating satellite and terrestrial networks for National and International voice and data communications. He resigned from the Board in 1999. In 1997, Mr. Quiller was appointed a Director of Complex Investments Limited, and in the following year was appointed to the Board of Complex Holdings Limited, a diversified company that has interests in Telecommunications and Internet activities in Hungary and the Russian Federation. In April 2000 he was elected as the Chief Executive Officer.

     Patrick D. Doyle is an English qualified lawyer [Bachelor of Laws, London University 1963]. In April 1967 he was admitted as a Solicitor of the Supreme Court of England and joined the Legal Department of Commonwealth Development Finance Company ["CDFC"] a subsidiary of the Bank of England. He spent over 15 years with CDFC rising to the position of Senior Legal Advisor. While with CDFC he was actively involved in the provision of Project Finance in over 30 countries of the Commonwealth. Mr. Doyle has devoted his professional career to the practice of International Law. He has worked in Eastern Europe and a number of countries of the former Soviet Union. In his work he has accumulated considerable first hand knowledge of complex international legal and ethical problems. Mr. Doyle has advised several Governments and worked alongside major international funding agencies such as The World Bank, The International Finance Corporation and EBRD. For some years Mr. Doyle has been advising clients on the legal problems associated with Telecommunications and more recently Internet related issues. In February 1995 Mr. Doyle was recruited by Minneapolis based Law Firm, Popham Haik to open an office in London, England. In May 1997 this London office was acquired by the Washington Law Firm of McKenna & Cuneo and Mr. Doyle became Counsel. In October 1998 Mr. Doyle joined the London office of Arnold & Porter from where he retired in December 1999. In February of 2000 he joined the Board of Dynamic.

     Brian J. O'Dell has had a long and successful career in International Trade Finance in the City of London. He has recently capitalized upon his financial knowledge by joining the Boards of several companies. Mr. O'Dell has worked in the City of London for over 30 years. For 15 years he was the General Manager of Barter Group a leading player in barter and countertrade activities. At Barter Group, he headed the highly specialized team that was responsible for the creation of financial support instruments based on barter and compensation for governments and corporate entities. His recognized expertise in this highly sophisticated area of International trade led to his being retained by "Euromoney" business magazine to lecture at seminars throughout Europe and Africa. A number of his papers have been published and may be found in the Business Section of the City of London Library. In 1996 Mr. O'Dell joined the Board of Complex Telecommunications Limited to assist in the development of corporate activities. In the following year he was appointed to the Board of Complex Holdings Limited a diversified company with interests in Telecommunications and Internet holdings in Eastern Europe. At the same time, he was appointed to the Board of Complex Investments Limited. In 1999, Mr. O'Dell joined the Board of Satnet Limited, a UK registered company. At the same time Mr. O'Dell was appointed to the Board of Satellite News Services Limited. He retains all of these directorships. In February 2000 he was appointed to the Board of Dynamic.

     Spencer H. Young (J.D. Fordham University) practiced law with Lord, Day & Lord Thacher Proffitt, and Prizer Crawley & Wood. Thereafter he joined the legal department of A.S.C.A.P. and later became a Vice President of Motion Pictures and Business Affairs at Ashley Famous Agency (the forerunner of International Creative Management) specializing in literary, television, motion picture, music, and publishing business affairs and legal matters on behalf of the agency and its clients. When General Electric entered into motion picture and television production, through its subsidiary Tomorrow Entertainment, he was recruited to be its Vice President of Business Affairs Thereafter he was Vice President of Business Affairs for Lorimar. While at

Lorimar he was one of the first American executives to establish co-production agreements for an independent American company. During his tenure at Lorimar these arrangements (with German, Italian and British partners) resulted in the financing of five feature films. The co-production formula he devised became the basis for the financing of dozens of the Lorimar films which followed. In 1981 he was appointed Managing Director of Clydebank Film Studios, Plc and relocated to Britain. In 1992 he returned to the United States to head the newly formed Falcon Film Finance, Ltd. He has been a business affairs consultant to numerous companies including R.K.O. and Taft Broadcasting and has produced three motion pictures and a mini-series. In 1995 he became associated with the Law Offices of Debra M. Stasson from which he resigned in March 1999 to devote his time to Internet related business. He is a founder of Dynamic and is currently a member of the Board.

     Paul R Warshaw, graduated from the University of California at Berkeley with a BA in Economic History and an MBA in Finance, after which he worked as Security Analyst at Arnold Bernhard & Company in New York City, where he wrote more than 100 published reports on individual companies and industry groups for the Value Line Investment Service. Returning to graduate school in 1974, Dr. Warshaw earned a Ph.D. in Marketing and Psychology in 1977 from the University of Massachusetts, then joined the Faculty of Management at McGill University in Montreal, serving as both Assistant and Associate Professor, teaching, researching and publishing numerous articles with respect to various aspects of Consumer Behavior, Advertising, and Marketing. Dr. Warshaw was appointed to the Editorial Boards of the Journal of Marketing Research and the Journal of Business Research; served as reviewer for the Journal of Consumer Research, Management Science, Journal of Experimental Social Psychology, and the Association for Consumer Research. Dr. Warshaw is listed in Who's Who in American Advertising. Upon returning to his native United States in 1983, he worked as Associate and full Professor of Marketing at Massachusetts Institute of Technology, New York University, Drexel University, and Cal Poly. Dr. Warshaw left academia in 1991 to pursue entrepreneurial ventures in entertainment and marketing research, co-founding private companies RMO Entertainment Group, Digital Hollywood, Streamline Multimedia, and WEB Research. In 1999, with Spencer Young, he founded, Dynamic I-T. They were instrumental in the formation of the Company's Distance Learning division. In June 2000 Dr. Warshaw was elected to the Board of Directors of Dynamic I-T, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 2, 2000, before Dynamic acquired BankNet, a loan agreement between BankNet and Dynamic was signed. As per this agreement, Dynamic agreed to provide a loan of US$200,000 (two hundred thousand dollars U.S.), which can be drawn down by BankNet in Hungarian Forint ("HUF") instalments. This loan is for a period of three years. The loan is repayable in US Dollars, with the exact amount payable in respect of each HUF instalment being calculated according to the HUF/USD exchange rate that was used when the particular instalment was credited on the Borrower's bank account. The loan is unsecured and carries an interest rate of 5% per annum. The Company has drawn down HUF 6,404,931 (or US$22,144).

     The Company generated revenue by providing telecommunication services to Satnet Ltd., UK in the amount of US$835,394 in 1998. Satnet Ltd. is a majority shareholder of Dynamic. We also earned revenues of US$171,729 in 1999 and US$342,214 in 1998 for services provided to Ramor Communications Ltd., Cyprus.

     BankNet imported certain equipment into Hungary on temporary import status from Satnet Ltd. until December 31, 1998, in order to defer payment of customs duty over a 50 month period at 2% of the relevant duty per month at which point the remaining customs duty is paid by BankNet. During the period of temporary import status, the Company utilized these assets for providing services to its customers and generating revenues. Under the agreement between Satnet Ltd and BankNet, the risks and rewards have passed to BankNet. Under the Hungarian law the legal title to these assets remains with Satnet Ltd. up to the point of final import clearance. These assets are recognized and depreciated from the date they were taken into service and a corresponding liability to Satnet Ltd. was recognized. These liabilities have been forgiven and consequently the amounts are shown as additional paid-in-capital in the financial statements. The net value of the assets with temporary import status is $469,468 and $598,686 at December 31, 1999 and 1998, respectively. The liability of BankNet to Satnet Ltd. regarding these assets as of December 31, 1999 and 1998 was $545,636 and $639,695, respectively.

     BankNet received short-term interest free funding from its sole stockholder, Satnet Ltd., during 1999 and 1998. Such funds were paid directly to BankNet or to its creditors in discharge of BankNet's obligations. These were accounted for by increasing the short-term funding from Satnet Ltd.

     BankNet agreed to forgive a sum of $764,274 during 1998. The loan forgiveness has been accounted for as an additional capital contribution as shown below:

Satnet Ltd. .............................................              708,837
Satnet Ltd. U.K. ........................................              616,100
Mannai Investment Ltd. ..................................               40,404
Mannai Telecommunications Ltd. ..........................              264,196
Mannai Corporation.......................................              552,791
                                                                     ---------
          Total Liabilities Forgiven.....................            2,182,328
                                                                     =========
Satcom Telecommunications................................               21,239
Ramor Communications Ltd. ...............................              313,829
Satellite News Service...................................            1,082,986
                                                                     ---------
          Total Receivables Forgiven.....................            1,418,054
                                                                     =========
          Net Forgiveness................................              764,274
                                                                     =========

     The year end balances with related parties comprise the following:

                                                          1999         1998
                                                       ----------    --------
                                                              (IN USD)
Receivables:
  Ramor Communications Ltd. .........................  $   36,460          --
  Satnet Ltd. .......................................     326,070    $ 70,064
                                                       ----------    --------
Payables:
  Satnet Ltd. short-term.............................  $  428,330    $     --
  Long-term..........................................     193,913     639,695
                                                       ----------    --------
Short-Term Interest Free Loan:
  Satnet Ltd. .......................................  $1,568,470    $443,307
                                                       ----------    --------

     [Please provide any other information on any agreements within the past 2 years between the Company and any Director, Officer or shareholder owning 5% or more of the Company's stock.]

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, no par value. As of February 8, 2001, there were issued and outstanding 35,005,213 shares with 2,170 holders of record. All outstanding shares of common stock are fully paid and nonassessable. Holders of the common stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and the holders of the common stock exclusively possess all voting power. The articles of incorporation do not provide for cumulative voting in the election of directors. The holders of common stock are entitled to such dividends as may be declared from time to time by the board of directors from funds available therefor, and upon liquidation they are entitled to receive pro rata, all assets of the Company available for distribution to such holders. The holders of common stock have no preemptive rights.

     Our articles of incorporation and bylaws do not contain any provision that would delay, defer or prevent a change in control.

     33,788,991 of the 35,005,213 shares of the common stock outstanding as of February 8, 2001 are subject to the limitations of Rule 144 promulgated under the Securities Act, and 1,216,222 shares are freely trading. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who holds shares of restricted securities as to which a minimum of one year has elapsed since the latter of the date of acquisition from the issuer or from an affiliate of the issuer, and any person who is an "affiliate" as that term is defined under the Securities Act, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of common stock of the Company (approximately 35,005,213 shares as of February 8, 2001) or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the issuer. Under Rule 144, however, a person who holds restricted securities for two years after their acquisition from the issuer or an affiliate of the issuer and who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell such shares without regard to the volume, manner of sale and certain other limitations contained in Rule 144.

STOCK OPTIONS

     We have entered into employment agreements with certain directors and officers pursuant to which we have granted options to purchase a total of 3,020,000 shares of our common stock. The names of participants, exercisable price and expiration date are indicated in the chart entitled "Options Grant in Fiscal Year 2001" below. The insurance date these options will occur simultaneously with this registration.

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our charter provides that no director shall be personally liable to us or to any stockholder for monetary damages arising out of such director's breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted by Colorado law.

     The Colorado Business Corporation Act as currently in effect allows us to eliminate the personal liability of our directors to us or our stockholders for monetary damages resulting from a breach of the fiduciary duty of loyalty and care as a director, except for:

          (a) circumstances where the director breached his duty of loyalty to us or our Shareholders;

          (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (c) circumstances under which a director votes for or assents to an unlawful distribution; and

          (d) transactions from which the director directly or indirectly derived an improper personal benefit.

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

     The Colorado Business Corporation Act also states that directors and officers will not be personally liable for any injury to person or property arising out of a tort committed by an employee unless: 1. the director or officer was personally involved in the situation giving rise to the litigation; or 2. the director or officer committed a criminal offense in connection with the situation.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is United Stock Transfer Company.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Bondy & Schloss, LLP, Dynamic's Corporate counsel, owns 100,000 shares of the Company's common stock.

                            DESCRIPTION OF BUSINESS

     We are a development stage company which was incorporated in 1980 as Colorado Gold & Silver, Inc. a Colorado company. We were engaged in the exploration, acquisition and development of mining and mineral prospects. In August 1999, we changed the name of the Company and discontinued our mining and minerals business and approved a plan to pursue the acquisition of development stage Internet-related and technology companies. In August 1999, we effected a reverse split of our common stock and simultaneously changed our name to Dynamic I-T, Inc., amending our stated business purpose in order to begin to focus on acquiring Internet-related companies and/or technologies.

     We decided to enter the Distance Learning market with the objective of developing and delivering, through the Internet tailored global distance educational courses including business, corporate and medical. We intend to offer the programs from the United States for delivery virtually anywhere in the world.

     On July 31, 2000, we acquired BankNet Kft., in a reverse acquisition transaction with Satnet Ltd., the owner of one hundred (100%) of BankNet's stock, for 29,400,000 shares of Dynamic. BankNet is a corporation organized under the laws of Hungary and was formed in 1991. BankNet is a satellite telecommunications company based in Hungary which operates in four segments of the market, namely the telecommunications services industry, satellite data transmission, terrestrial data transmission and frame relay services.

     Our principal executive offices are located at 2504 Eleventh Street, Santa Monica, California 90405 and our telephone number is (310) 392-8179.

OPERATIONS OF OUR DISTANCE LEARNING DIVISION

  Industry Overview

     Distance Learning is education delivered to students who are in a different location than the instructor. Distance Learning per se is not new. Correspondence courses have been offered in a wide variety of disciplines for many years. The development and growth of the Internet created a vehicle through which any educational instruction could be offered at the student's convenience. While Distance Learning takes a wide variety of forms, all Distance Learning is characterized by:

     - Separation of place and or time between instructor and learner, among learners, and/or between learners and learning resources; and

     - Interaction between the learner and the instructor, among learners and/or between learners and learning resources conducted through one or more media.

     We believe that the Internet's universal accessibility and interactivity make it an ideal platform for Distance Learning and for providing online course supplements for on-campus classes. Distance Learning has become a fast growing segment of the education marketplace. International Data Corporation estimated that

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

the number of Web users worldwide exceeded 95 million by the end of 1998 and is expected to continue to grow to over 320 million by the end of 2002. International Data Corporation also estimates that approximately 85% of higher education institutions will offer Distance Learning courses by 2002 and that the number of students taking such courses will increase by more than 30% per year through 2002. In addition, we believe educators are increasingly using the Internet to supplement their on-campus course offerings. Despite this projected growth, colleges and universities face several challenges in delivering high quality online courses.

     Effective online education requires that students receive a learning experience of comparable quality, content and student/faculty interaction to an on-campus education. In addition, we believe that many colleges and universities have found internally developed solutions to be time-consuming, expensive and difficult to implement. As a result of these challenges, we believe a growing number of colleges and universities are outsourcing the development and maintenance of their online campus and courses.

     We typically work with faculty members to convert courses into presentations designed for delivery over the Internet using an array of course design tools and support services. We believe our automated authoring tools are user-friendly, enabling faculty with little or no programming experience to develop and update high quality courses through a standard Web browser.

  Market and distribution

     We believe that higher education requirements are undergoing a fundamental transformation. By utilizing emerging digital technology, especially the Internet and broadband terrestrial and satellite networks, we believe that we are ideally suited to meet the new learning needs of many companies. Companies are increasingly looking for a capable workforce that is able to exploit a rapidly changing knowledge base. This creates a demand for higher education for employees to provide the necessary education and training, both on demand and, more often than not, tailored to the needs of the individual businesses. Colleges and Universities are not always the best source for this type of education because they must control costs as well as manage new competitive dynamics while responding to growing demands.

     Because the communications, computing and information industries are converging into the digital environment, including sound video and data with synchronous and asynchronous communication, our learning infrastructure will develop based on digital technology which will offer more than just education as usual on the Internet. We will offer a set of extraordinary new tools, self-paced multi media modules delivering leading pedagogy; in depth outcome assessment and online feedback in the workplace. We intend to work in conjunction with several industry leader and universities in preliminary development of the programs. There can be no assurance, however, that we will be able to enter into any agreements with any other companies or universities.

     Management believes that the unavailability of knowledge about how to execute effective business initiatives is a significant factor constraining proliferation of Distance Learning over the Internet. We believe that there are significant business opportunities in packaging and delivering this knowledge, as it becomes available throughout the world. To capitalize on these opportunities in the most effective way in this global market place for knowledge, three components must be in place:

     - Distinct access to the best cutting edge knowledge on e-business practices;

     - Access to trading and institutional partners worldwide in need of knowledge; and

     - A communication infrastructure capable of delivering the knowledge in a convenient and actionable form in appropriate formats at competitive costs.

     We believe that we are well positioned along all three of these dimensions. Specifically we have access to:

     - A network of cutting edge academic specialists who are creating, capturing, and packaging knowledge about e commerce literally as it is formed, as well as the technological infrastructure to package such content in a form capable of being delivered over advanced terrestrial and satellite technologies.

     - A network capable of delivering such content once it is created.

     - An established core of corporate, industrial and educational customers.

     We seek to blend the best characteristics of executive education and distance education in our product offerings. Executive education is traditionally defined as the development of managers and executives at more senior levels within an organization. The need for constant updating by individual professionals is more urgent than ever. Distance Learning would be particularly useful in functional and technical areas where individuals have a solid base of knowledge from prior education and experience but need to enrich that knowledge with the latest information techniques.

     Our Distance Learning system is a process that connects learners with distributed learning resources. We seek to target individuals, companies or groups that seek a customised learning experience via the Internet. We intend to create and facilitate the learning opportunities of this target market. We intend our web-based distance education format to be a highly desirable format since:

     - It does not require employees to miss work in order to acquire the needed new knowledge and skills.

     - Its cuts down on travel and down time costs, enabling the knowledge to be added as needed without delay to solve the companies problems of the moment.

     We currently have two full time employees in our Distance Learning Division. In addition, we have three (3) consultant agreements with Dr. J Christopher Westland, Dr. Vishwanath and Ms. Pam J. Schmidt. These consultants are experienced educators that will, among other duties, develop courses for our Distance Learning program.

  Competition

     We believe that it would be difficult for a competitor to duplicate our content in real time or to be able to deliver any content worldwide at a lower cost. The difficulty of matching our content and delivery provides opportunity for significant profit margins. However, there can be no assurance that another company will not develop a similar delivery system.

     Our content and market are not degree oriented. Therefore, we will have the ability to adapt to changing client demands, research breakthoughs and market circumstances without having to suffer the time-consuming necessitiies that degree-focused content must undergo.

     To our benefit, other companies entering this market are focusing on content that does not significantly replicate or challenge that which we will offer. Companies such as Caliber, Ninthhouse.com, Unext.com, Vital-Online.com have embraced the same educational knowlege delivery model as we have, however, we believe that we are able to provide our service through a lower-cost delivery system. There can be no assurance that our competitors will not be able to develop a lower cost method to supply Distance Learning services.

     A significant threat to our business is the possibility that a company will be able to offer content on a competitive web-based platform and deliver it at a lower-cost. Significantly, as the industry structure evolves, streaming video broadcasting specialists such as IBEAM.com may pose a threat in terms of undermining our advantages on the delivery side.

BANKNET'S OPERATIONS

  Background

     BankNet, a Hungarian company, is a wholly owed subsidiary of Dynamic I-T. BankNet was established in July 1991, before the liberalization of the Hungarian telecommunications market. The initial aim was to have a well-founded business in Hungary and Eastern Europe, providing technically reliable services which used state-of-the-art satellite technology and proven cost-efficiency in the long term. BankNet currently has 30 full time employees.

     After the liberalization of the Hungarian data communications market in 1992, the Ministry of Transport, Telecommunications and Water Management gave its approval to BankNet to provide data communication and Internet services to businesses. BankNet started its professional and business activities by introducing satellite data communication technology in Hungary, and became a trustworthy player in the Hungarian data communication market. BankNet's professional and business success became apparent in June 1993 when it installed a hub in Eastern Europe.

     In July of 2000, BankNet, which was wholly owned by Satnet Ltd. UK, was acquired in a reverse acquisition transaction for 29,400,000 shares of Dynamic.

     BankNet believes that the main difference between data communication, especially satellite technology, and traditional telecommunications, is that the former requires a very close relationship between the information process and telecommunications. This means professional knowledge in information technology is a crucial requirement for BankNet. This has been a leading principle for BankNet during the development of their management team and building applications systems.

     Currently, the main functional areas of BankNet's services are as follows:

     - data communication and information technology systems integration

     - implementation and operation of special-demand private business networks

     - applications development and operation in the Infonet world network

     - Internet services for ISPs and dedicated clients

     BankNet holds licences for and offers these services through:

     - Satellite communication

     - Optic cables

     - Microwave system

with the following transport methods:

     - Frame Relay

     - ATM

     Hubs, which represent the basis of these services, are located in the following cities:

     - Washington DC (United States of America) VSAT/Internet

     - Budapest (Hungary) VSAT/SCPC/Internet/Infonet

     - Frankfurt (Germany) Infonet

INDUSTRY OVERVIEW:

     The Internet service market is among the fastest growing industries in the world. Management believes, based upon economic indicators, that this market can reach $70 billion in revenues by 2003.

     Management believes that competitive businesses rely upon their computer networks as strategic assets, and these businesses want to extend mission-critical intranet and extranet applications to remote users via Internet service provider networks. The primary areas of growth in Internet access for business users include e-mail, electronic commerce, and remote user access to a corporation's network. We believe that these business users are willing to pay higher rates for dedicated access services to support electronic commerce application, web site hosting and business communications.

     Despite this demand, Internet based service providers face certain risks when entering the Internet access market. BankNet believes that the key to profitability is to build a loyal customer base. To do this, BankNet believes that service providers must continually offer the right set of services and make them reliable. This involves the continual enhancement of service offerings.

HUNGARIAN MARKET:

     BankNet's market is principally Hungary and Central/Eastern European region, however, there are projects where the service area is growing to reach Pan-European (Euronet), Trans-Atlantic (Internet services), and Global (Infonet) coverage. BankNet now has clients as far a way as Africa.

     According to Hungarian Statistical Office, Hungary's population is currently 10.2 million, the per capita GDP is 1.27 million HUF. The population is 3% of the European Union, and the per capita GDP is about 1% of the European Union.

     The Telecommunications Act passed by the Hungarian Parliament in 1992 and the Frequency Management Act, passed in 1993, provides the legal basis for the regulation of the telecommunications sector in Hungary. According to these regulations, MATV has been given an eight year monopoly on domestic local, long distance and international voice-service provision until December 31, 2001. Despite this, the market structure in Hungarian telecommunications is remarkably open in terms of the number of markets and services open to competition. In terms of the percentage of total revenue generated, however, about ninety-five (95%) of the voice services over the fixed public network are generated under monopoly conditions.

TELECOMMUNICATIONS SERVICE PROVIDERS IN HUNGARY

     Hungary is subdivided into 54 telephony regions, each run by a concessionaire. MATV has the majority of these regions, 39, and the others are CG SAT: 4, HTCC 5, and there are three others having smaller number of regions. (Dunatel, Monortel, etc.)

     MATV has the concession for the inter-region telephony services, and also holds the concession for international traffic.

     This situation will be maintained until 2001, after which the telephony service provision will be fully liberalized.

DATA COMMUNICATION MARKET

     BankNet believes that the data communication market in Hungary can be estimated in three categories:

     - Governmental and Municipal organizations. This market can be sized at 3,000+ users (including municipalities);

     - Business networks which are estimated to be between 5,000 to 7,000-user market including multi nationals;

     - Open networking services -- Including Internet service provisions is expanding rapidly with over 600,000 users.

     BankNet presently has a 5% market share in these networking services.

BANKNET'S POLICY:

     BankNet offers its comprehensive, turnkey services regardless of country borders, although the primary focus is on Central and Eastern Europe and trans-Atlantic contacts. According to BankNet's experience, data communication services can only be cost-effective for users if telecommunications are utilized through integration with information technology.

     BankNet expects to effectively research the circumstances in which clients use telecommunications resources in order to assess client demands, negotiate and evaluate the various technical and business opportunities open to the customer. Each phase requires a complex approach and the route taken must indicate later development, as well as the immediate solution. BankNet believes that it is able to adapt flexibly to the changes in a users' needs. because BankNet involves the user in network planning and customization.

     BankNet believes that paying attention to reliable telecommunications does pay off. This has resulted in significant savings in information technology investment projects, labor management or prevented losses, depending on the application. BankNet installs telecommunications equipment smoothly and quickly, as a result of careful local surveys and also arranges all the required licenses. Close cooperation with users is an essential part of BankNet's network's installation and implementation, because during this phase BankNet makes its proposals for 'fine tuning'. BankNet's 24-hour service, seven days a week guarantees immediate error detection and correction without delay. BankNet's technical service is available to its users 24 hours a day, seven days a week.

     In case of defects, BankNet goes to the site in just a few hours and immediately replaces faulty parts. BankNet takes part in technological development also through its relationships with other companies who play a leading role in the development and utilization of new technology.

     BankNet intends to provide all services to the group for Distance Learning distribution through the most cost effective methods. BankNet will be able to offer direct video, on demand services, to its corporate clients by overlaying its services on the Infonet Global Network.

BANKNET'S MAIN NETWORKS

     BankNet primarily operates in four segments: (i) satellite data transmission; (ii) terrestrial data transmission; (iii) frame relay; (iv) and Internet service provision.

  Satellite Data Transmission

     Very Small Aperture Terminal

     BankNet operates Hughes Network System Inc.'s Integrated Satellite Business Network (ISBN) and Very Small Aperture Terminal (VSAT) satellite private networks in Hungary and all over Europe. These systems support two-way data and digital sound transmission and broadcast image transmission.

     VSAT technology is accepted around the world as a state of the art and reliable method of transferring data. VSAT networks are capable of connecting the local area networks (LANs) or wide area networks (WANs) of numerous remote stations by satellite links through BankNet's central hub. VSAT networks are ideal for primary networking solutions or can seamlessly be integrated into an existing terrestrial network either to act as a back-up link or to connect remote sites. In either cases, the VSAT is often the most cost-effective solution. Internationally accepted frequencies have been allocated in Europe to make VSAT technology legally available at all remote locations under the Eutelsat footprint of the W3 satellite of Eutelsat ("Eutelsat").

     The evolution of VSAT technology resulted from the multiple communications requirement shared by many businesses. These include communications that take place over a large number of geographically dispersed locations, the requirement to control communications costs, the ability to reconfigure the communications network in a timely manner resulting from widely dynamic traffic patterns, and when control over the quality of communications facilities is required.

     The benefits of BankNet's VSAT in the retail industry include:

     - Improved customer service

     A satellite-based VSAT network's ability to move large amounts of information quickly has a direct impact the quality of customer service and, hence, revenue performance.

     - Protecting profit levels

     By virtue of BankNet's VSAT system price structure, communications costs can be fixed and contained over a long period of time (typically five years). The costs are not subject to uncontrollable external influences involving local or long distance tariff economics or fixed rate structures.

     - Television applications

     Corporations use business television (BTV) technologies in various ways, but typically they have found it more effective for training programs, employee communications and management-to-store conferences, product introductions, and in the retailing business, for merchandise buying.

     - Credit Authorization

     In addition to speedier credit authorization, one side benefit of handling data via satellite is cost reduction. By operating in an on-line VSAT environment, credit card providers are charging lower discount rates to retailers.

     - In-store consumer marketing

     Using the satellite-based VSAT network that BankNet offers, retailers can beam specific advertising messages at specific time to customers. These advertisements, which are usually mixed with audio or visual entertainment, are designed to influence customers at the point of purchase.

     - Flexible technology

     VSAT networks are dependable and flexible enough to grow along with the user. Unlike most terrestrial solutions, the robust design of BankNet's VSAT network easily accommodates system expansion, facilitates network reconfiguration, and provides for the addition of new applications or services. Since most of the cost of running a VSAT network is fixed, and adding capacity raises costs only incrementally, a doubling of bandwidth would cause only a relatively small increase in price.

     - Simplified network management

     BankNet's satellite-based VSAT networks are simpler to monitor and manage than terrestrial-based networks. This is primarily due to the simplified architecture involving only three components -- the VSAT, the satellite, and the master hub earth station. Furthermore, all three components are provided by and controlled by Hughes. In some cases, large retailers might have to deal with dozens of vendors and several hundred telephone companies around the country.

INTEGRATED SATELLITE BUSINESS NETWORK

     The Integrated Satellite Business Network (ISBN), developed by Hughes Network Systems, is a private satellite communications system, also utilized by BankNet, that supports traditional data networking, in addition to voice networking and video and audio broadcast over the same satellite transmission facility. The ISBN is intended for use in a star network configuration where a central location, usually the corporate headquarters or data processing center, communicates to hundreds or thousands of remote locations such as retail stores, branch offices, and service stations.

     This ISBN network consists of a central hub station, the satellite, and multiple remote earth stations referred to as VSATs. The hub station consists of radio frequency (RF) equipment, base band equipment, and the satellite network management system. The RF and base band equipment provides transmission facilities, which replace the terrestrial transmission facilities. BankNet's satellite network management system provides the ability to configure, monitor, and diagnose problems within the ISBN satellite transmission facility.

     Personal Earth Station (PES) terminals, a trademark of HNS, are installed at remote ends continuously receive the addressed dataflow through the out route channel and then transfer this data to data ports. Information sent to the hubs is transferred through the in route channels, with the most optimal in route access method for applications and response times.

POINT-TO-POINT AND POINT-TO-MULTIPOINT DEDICATED NETWORKS

     In addition to time-share VSAT services, BankNet operates through its technical partners Single Channel Per Carrier (SCPC) satellite point-to-point and point-to-multipoint dedicated data, image and sound transmission networks in Europe and between Europe and North America.

     These high-capacity networks offer a wide range of services by utilizing various technology (from shared service hub technology, through virtual networks to dedicated digital connections). They operate at capacities in a range between
9.6 kbps and 8 Mbps in the field of data communication, telephone (PABX-PABX communication and private telephone communication) and video conference.

POINT-TO-MULTIPOINT DIGITAL MICROWAVE NETWORKS

     BankNet believes that the Company exclusively uses the type of technology which is up to the standard of satellite telecommunications services. These strict conditions are met in the operation of a subscriber microwave system.

     This system comprises two main elements: a central control station and remote stations. The central station and remote stations are connected with time-share method (TDM/TDMA) at the same microwave duplex channel with capacity of (multiplicative) 2 Mbps.

BUSINESS UNIT SATELLITE NETWORKS

     BankNet is in the early stages of developing Hungary's first national traffic management system in association with a British partner and the Hungarian Automobile Association. However, there can be no assurance that this system will be fully developed. This system is intended to be satellite based and operate through strategically placed traffic information beacons situated on motorway bridges or lampposts. Users are expected to be able to receive updated traffic information on the spot with a vehicle receiver that decodes specific voice information enabling the receiver to plan a less congested route.

     Further development in VSAT technology and lowering of space segment charges is expected to enable BankNet to continue to develop its significant client base throughout Europe.

  Terrestrial Data Transmission and Frame Relay

     Infonet

     BankNet's terrestrial data transmission and frame relay services are provided to Infonet's multinational clients in Hungary. In 1996 BankNet was appointed by Infonet as its Hungarian affiliate. Infonet provides global network outsourcing solutions which easily scale to meet the needs of multi-national corporations (MNC's). The extensive service portfolio includes Global Intranet and Internet Services, Global Frame Relay, Global IP, Remote Access by dial-up or leased line, and Global MultiMedia Services for voice and data. All of these services are carried over their World Network. Infonet has the most Post Office Protocalls ("POP's") of any provider in the world. It is represented in more than 59 countries and is available in 190+ countries.

     Infonet provides full access between MS Mail, cc:Mail, Lotus Notes and the Novell Group Wise mail services. Infonet is the leader in Value Added Networking, messaging and X400 business. BankNet in Hungary was selected as their partner to provide these services. This enables customers to connect business network services in 175 countries fully managed. BankNet Infonet has been operational since May 1997.

     Infonet services are closed business networking services. Their customers are multinationals, and they have a market share of 25% and above. As BankNet is the pioneer of Infonet in this region, and is Infonet's furthest node in the East, Infonet derives certain advantages through its utilizing BankNet connectivity services in the region through the hub and SCPC links.

     BankNet's role is two-fold: one is the ground operation, and another one is as sales entity. The market in Hungary for such products is growing, especially connectivity, and with the possibility of the European Community and NATO membership, this will accelerate.

  Internet

     BankNet offers two main types of Internet connections: Leased Line and SCPC link. At BankNet's hub in Budapest, we operate a high-speed satellite link for direct Internet access in the United States. The earth station in the US is linked by leased-line to UUNet's high-speed and vigorously engineered network. BankNet disperses this Internet link to numerous customers in and around Budapest via leased-lines to our hub. The main advantage of this topology is that the customer receives direct Internet access from the States while sharing the considerable costs of the satellite hardware and space segment. From our hub, we also have a leased line to the Budapest Internet Exchange (the BIX), along with a back-up satellite link to the UK for extra redundancy.

     By BankNet's SCPC link, several BankNet customers outside of Hungary are ISP's with satellite links to the United States provided by BankNet. They receive Internet access through BankNet's router in the United States or from another American network service provider. This option works equally well for start-up ISP's as it does for larger, established firms who are looking either for redundancy in their networks or for the advantages of a high-speed connection to the US Internet backbone.

     BankNet has been offering closed network services to public Internet Service Providers (ISPs) in Hungary and neighboring countries since 1994. BankNet offers Internet services to Hungarian users only if they request Internet in addition to the virtually closed network services BankNet provides and they have separate equipment for Internet. It is an important strategic decision on the part of BankNet to offer "End User" services in Hungary only in this sense, which means that we do not become competitors of those Internet service providers for whom we are a carrier or an access provider. The BankNet technical hub in Budapest operates one route and one server, which control the IP traffic in a network arranged in the form of star topology.

     BankNet's Internet network has three hubs: Budapest (TDMA and SCPC VSAT), Cambridge/London and Washington (both SCPC VSAT). The Cambridge/London point is expandable to several directions in Africa, Asia and naturally in Europe. The point in Washington is prepared to handle additional 25 connections at minimum 64 kbps capacity and is connected to Internet by a CISCO 7010 router.

     At the same time, we have business relationships with world leaders in Internet Services, namely: UUNET in America and UUNET UK, formerly called PIPEX, in Europe. By introducing Internet services in 1994, BankNet was the first in the region for non-academic Internet access provision, with signing a transit agreement with PIPEX (today UUNET) and by providing services for ODIN, the very first private Internet service provider in Hungary, and a few months later for Intercomp in Romania.

     Today BankNet offers a wide range of Internet services starting with server services, connectivity services, leased line connectivity, etc. BankNet currently has a 128/512 kbps link to Washington, DC, and a transit agreement with UUNET in the US, but still maintains the UK link to UUNET PIPEX for back-up purposes.

     BankNet does not offer "dial-up" Internet access, but offers services that are based on leased lines, VSAT or a combination of these two. BankNet is fully equipped for these services and has the sales and technical expertise.

     Business Unit Internet and Commerce Services.

     To deal with demand for Internet services BankNet intends to establish a corporate nationwide Intranet network with Moltelcom in cooperation with seven client ISP's presently operating autonomous regional Internet services. BankNet is negotiating a new venture with info.net the Internet Company of Infonet USA. We expect that Info.net will supply VoIP Internet and Intranet connectivity exclusively through BankNet to the new venture's virtual nationwide network. There can be no assurance that this agreement will be entered into by the parties.

  Competition

     There are fifty-three (53) companies in Hungary licensed for Internet service provision. The largest of these companies are MatavNet, Elender, Datanet and Euroweb. These companies offer a comprehensive range of services which includes both leased line and dial up access, alongside web-hosting, server hosting, web-design and e-commerce.

     Smaller competitors include Alarmix, Externet, Interware and Telnet. These smaller participants also offer a broad range of services but differ significantly in terms of their customer service.

     However, the Company believes that only Matav and GTS can be regarded as real competition to BankNet, Matav and GTS (although with Matav we co-operate at various levels). With the others, BankNet maintains a "neutral" role. MatavNet is an affiliate, fully owned by MATAV and is the principal provider of telecom services in Hungary and holds the national concession for national and international long distance switched telephony.

  Marketing Strategy

     BankNet is aiming to increase market share and position itself as a best value service provider. To achieve these goals BankNet has set their prices into the mid to low range. The value of BankNet's services incorporates high quality customer service for twenty four hours a day, seven days a week.

     BankNet intends to set up Point of Presence (POPs) throughout Hungary. POPs provide both dial-up and direct connectivity services, allowing us to continuously offer value-added services according to customers need. BankNet also intends to offer business customers packages based on their specific needs and their revenues and to engage in an aggressive advertising campaign including a concentrated sales promotion. BankNet also intends to outsource this activity to an advertising agency. However, there can be no assurance that BankNet will have the financial resources available to engage in such a campaign.

                       MANAGEMENT DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Registration Statement.

     Results of Operations for the Nine Months Ended September 30, 2000 Compared to the Nine Months Ended September 30, 1999 and for the Three Months Ended September 30, 2000 Compared to the Three Months Ended September 30, 1999.

REVENUES

     The Company's revenues decreased 7.4%, from $1,047,470 for the third quarter of 1999 to $970,051 for the third quarter of 2000. For the nine-month period ended September 30, 2000, net sales of $2,677,717 were 5.3% lower than the same period in 1999 when net sales totaled $2,826,842. This decrease in revenues was primarily attributable to the decrease of VSAT related services, as new solutions for data communication were emerging in the market.

COST OF REVENUES

     Cost of revenues consists primarily of leased line fees (flex-com) and space segment fees, as well as Internet related access fees. Direct telecommunication costs decreased 1.4%, from $634,003 for the third quarter of 1999 to $624,958 for the third quarter of 2000. For the nine-month period ended September 30, 2000, the direct telecommunication costs of $1,726,900 were 1.8% lower than the same period in 1999 or $1,758,099. This decrease is mainly attributable to the devaluation of the Hungarian Forint. An increase in the cost of the leased lines is correlated with an increase in revenues in the Infonet business.

GROSS PROFIT

     Gross income consists of revenues less direct telecommunication costs. Net revenue decreased approximately 28.6%, from $413,467 for the nine-month period ended September 30,1999 to $295,093 for the nine-month period ended September 30, 2000. For the nine-month period of 1999, gross margin was $1,068,743 which decreased to $950,817 in 2000. This decrease is primarily attributable to the decrease in revenue of VSAT related services, as new solutions for data communication are emerging on the market.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses consists of costs associated with the Company's sales and marketing efforts, executive management, finance, facilities and other general overhead expenses. Selling, general and administrative expenses increased 74.9% from $208,696 for the third quarter in 1999 to $365,103 in the third quarter of 2000. This increase in selling, general, and administrative expenses was primarily attributable to the increase in the cost of professional services used by the Distance Learning Division as well as for the purposes of meeting the US GAAP reporting requirements. For the nine-month period the selling, general and administrative expenses decreased by 18.7% from $829,074 in 1999 to $673,885 in 2000, as a result of operating efficiencies developed by the Company during the period.

NET INCOME

     As a result of the above, the Company's net (loss) for the three-month period ended September 30, 2000, decreased by 115.6%, from a net income of $243,032 for the nine-month period ended September 30, 1999 to a net loss of $37,836 for the comparable nine-month period of 2000. The net income of $197,975 for the nine-month period ended September 30, 1999 increased by 29.9% to $257,121 for the same period in 2000. The increase was due to the decrease in selling, general and administrative expenses and the decrease in other expenses.

LIQUIDITY AND CAPITAL RESOURCES

     Cash flows from operations were $112,637 for the nine-month period ended September 30, 2000 as compared to $(52,317) in the comparable period of 1999. The $164,954 increase in cash provided by operations for the nine-month period was offset by the purchase of real property and equipment. The Company expects that available cash will be sufficient to meet its normal operating requirements.

     Historically, the Company has financed its working capital requirements through short-term funding from a related party. This funding has been periodically forgiven and converted into equity. In the nine-month period ended September 30, 2000,a non-interest bearing short-term loan in the amount of $1,425,830 from the related party was converted into equity. For the financing of the property and equipment purchases, the Company has a loan agreement for a loan of $200,000, which can be drawn by the Company in Hungarian Forint installments. The Company drew a sum of $21,381 on May 5, 2000. The loan bears interest of 5% per annum.

              CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     The statements contained in the section captioned Management's Discussion and Analysis of Financial Condition and Results of Operations which are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's present expectations or beliefs concerning future events. The Company cautions that such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the uncertainty as to the Company's future profitability; the uncertainty as to the demand for Distance Learning; increasing competition in the Distance Learning market; the ability to hire, train and retain sufficient qualified personnel; the ability to obtain financing on acceptable terms to finance the Company's growth strategy; and the ability to develop and implement operational and financial systems to manage the Company's growth.

NEW ACCOUNTING PRONOUNCEMENTS

     No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on the Company's financial position or reported results of operations.

DESCRIPTION OF PROPERTY

     Dynamic's principal office is located at 2504 Eleventh Street, Santa Monica, California 90405. The office property in which the office is located is approximately 1200 square feet and is owned by Spencer Young, Vice President and Director of the Company, who maintains the property at no charge to the Company. This location is adequate for the Company's projected needs, and the Company does not believe it will have difficulty obtaining additional space as needed. The principal office from which the Company conducts its overseas operations is approximately 700 square feet of serviced office space located at 15 St. Helen's Place, London EC3A 6DE, England. The space is shared with Complex Holdings Limited for which the Company furnishes certain services in return for occupying the space rent free.

     Spencer Young maintains property and liability insurance policies on the office in Santa Monica. The policy coverage total on contents is approximately $30,000. The liability coverage is $2,000,000 on these two locations. The property and liability insurance maintained by Complex Holdings Limited includes the space occupied by the Company. The Company believes that the coverage maintained by Complex Holdings Limited is adequate and does not plan to supplement it with any additional insurance at this time.

     On August 2, 2000, Dynamic I-T, Inc., completed the acquisition valued at $2,609,904 of LM Hungary Parts Supply and Distribution Co. Ltd., a company organized under the laws of Hungary ("LM"). The primary asset of LM consists of real property. Pursuant to the Purchase Agreement, Dynamic acquired LM for consideration consisting of cash in the amount of $500,000 and 700,000 shares of Dynamic valued at $2,105,904.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Common Stock is traded in the over-the-counter market and quoted under the symbol "DYNM." The following table sets forth, for the periods indicated, the high and low bid information for the Common Stock. As of February 8, 2001, approximately 35,005,213 shares of Common Stock were issued and outstanding, and there were 2,170 holders of record for such shares.

     The following table sets forth the range of the high and low closing bid prices per share of our Common Stock during each of the calendar quarters identified below. These bid prices were obtained from the National Quotation Bureau and do not necessarily reflect actual transactions, retail markups, markdowns or commis-sions. Based on the very limited public float and trading in our Common Stock, we believe that such data is anecdotal and may bear no relation to the true value of our Common Stock or the range of prices that would prevail in a liquid market.

YEAR  QUARTER   HIGH BID   LOW BID   YEAR  QUARTER   HIGH BID   LOW BID
----  -------   --------   -------   ----  -------   --------   -------
1999    lst          0         0     2000    1st        5.5       .156
1999    2nd        .25      .001     2000    2nd          5       1.25
1999    3rd         .5      .001     2000    3rd          2        .75
1999    4th       .375      .156     2000    4th       .875      .1875

     The high and low bid information provided above is reported by the NASD OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

     The Company has not declared or paid any cash dividends since its organization.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual compensation for services to the Company for the fiscal year ended March 31, 2000 with respect to the Company's executive officers and directors as of December 31, 2000 who are compensated at a rate of more than $100,000 in salary during such fiscal year (the "Named Executive Officers"):

             LONG-TERM COMPENSATION AND ANNUAL COMPENSATION AWARDS

NAME AND PRINCIPAL POSITION                              YEAR     SALARY     BONUS    OPTIONS*
---------------------------                              ----    --------    -----    --------
Melvyn F. Quiller**....................................  2000    $ 36,000     $0      400,000
  CEO
Spencer Young..........................................  1999    $110,000     $0      285,000
  Vice President and Director
Paul Warshaw, Director.................................  1999    $110,000     $0      435,000

---------------
 * -- options issued January 24, 2000.

** -- Mr. Quiller was appointed CEO in August of 2000.

     The following table contains certain information concerning the options granted to the Named Executive Officers and Directors on January 24, 2001.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                              PERCENT OF
                                             NUMBER OF       TOTAL OPTIONS
                                            SECURITIES        GRANTED TO
                                            UNDERLYING       EMPLOYEES IN     EXERCISE OR
NAME                                      OPTIONS GRANTED     FISCAL YEAR     BASE PRICE     EXPIRATION DATE
----                                      ---------------    -------------    -----------    ----------------
Patrick Doyle...........................      225,000                            $2.00       January 23, 2008
  Director                                     25,000                            $1.50       January 23, 2008
                                               25,000                            $1.00       January 23, 2008
                                               25,000                            $ .50       January 23, 2008
                                              -------
                                              300,000             9.9%
Ray King................................      250,000                            $2.00       January 23, 2008
  Chief Financial Officer and Director         50,000                            $1.50       January 23, 2008
                                               50,000                            $1.00       January 23, 2008
                                               50,000                            $ .50       January 23, 2008
                                              -------
                                              400,000            13.2%
Melvyn Quiller..........................      250,000                            $2.00       January 23, 2008
  Chief Executive Officer and Director         50,000                            $1.50       January 23, 2008
                                               50,000                            $1.00       January 23, 2008
                                               50,000                            $ .50       January 23, 2008
                                              -------
                                              400,000            13.2%
Brian O'Dell............................      250,000                            $2.00       January 23, 2008
  Director                                     50,000                            $1.50       January 23, 2008
                                               50,000                            $1.00       January 23, 2008
                                               50,000                            $ .50       January 23, 2008
                                              -------
                                              400,000            13.2%

                                                         PERCENT OF
                                        NUMBER OF       TOTAL OPTIONS
                                       SECURITIES        GRANTED TO
                                       UNDERLYING       EMPLOYEES IN     EXERCISE OR
NAME                                 OPTIONS GRANTED     FISCAL YEAR     BASE PRICE     EXPIRATION DATE
----                                 ---------------    -------------    -----------    ----------------
Spencer Young......................      260,000                            $ .50       January 23, 2008
  Vice President and Director             25,000                            $2.00       January 23, 2008
                                         -------
                                         285,000             9.4%
Paul Warshaw.......................      410,000                            $ .50       January 23, 2008
  Vice President and Director             25,000                            $2.00       January 23, 2008
                                         -------
                                         435,000            14.4%
Chafe Omar Abou Richeh.............      250,000                            $2.00       January 23, 2008
  Director                                50,000                            $1.50       January 23, 2008
                                          50,000                            $1.00       January 23, 2008
                                          50,000                            $ .50       January 23, 2008
                                         -------
                                         400,000            13.2%
Ahmed Abdulla Mannai...............      250,000                            $2.00       January 23, 2008
  Director                                50,000                            $1.50       January 23, 2008
                                          50,000                            $1.00       January 23, 2008
                                          50,000                            $ .50       January 23, 2008
                                         -------
                                         400,000            13.2%

                             EMPLOYMENT AGREEMENTS

     The Company has entered into an Employment Agreement with Spencer Young, dated December 13, 1999, pursuant to which Mr. Young has agreed to serve as Vice President and Director of the Company for an initial term of two years commencing on February 1, 2000 through January 31, 2002 with the Company's right to terminate Mr. Young's employment at any time after the first anniversary upon the condition that it pay to Mr. Young his full salary for the second contract year. In consideration for his services as Vice President and Director, the contract provides that Mr. Young be compensated at a base salary of not less than $110,000 per annum.

     The Company has entered into an Employment Agreement with Dr. Paul Warshaw, dated December 13, 1999, pursuant to which Dr. Warshaw has agreed to serve as Director of the Company and to perform employment services for the United States operation for a term of one year commencing on February 1, 2000 through January 31, 2001 and for an additional one year term if the Company elects to extend the term. In consideration for his services as Director, Dr. Warshaw will receive on an annual basis a base salary of not less than $110,000.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     On September 5, 2000 the Board of Directors of Dynamic I-T, Inc. appointed the firm of J.H. Cohn LLP as the Company's auditors replacing Michael Johnson, CPA ("Johnson") who was dismissed by the Board of Directors effective the same date, as reported on Form 8-K on September 5, 2000.

     The decision to dismiss Johnson was recommended and approved by the Company's Board of Directors. In addition, the Company's Board of Directors has retained J.H. Cohn LLP as its new independent public accountant.

     None of the reports of Michael Johnson, CPA, on the Company's audited financial statements for the years ended March 31, 1999 and 2000 and the unaudited financial statements for the interim periods through September 5, 2000 contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements as of and for the years ended March 31, 1999 and 2000 and for the Company's unaudited financial statements for the interim periods through September 5, 2000, there have been no disagreements with Michael Johnson, CPA, on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Michael Johnson, CPA, would have caused Johnson to make references to his reports on the Company's financial statements as of and for the years ended March 31, 1999 and 2000 and the interim periods through September 5, 2000, and none of the events described in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during such period with respect to the Company or Johnson.

                               DYNAMIC I-T, INC.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     The following unaudited pro forma condensed consolidated statements of operations present the acquisition of all of the outstanding shares of BankNet Kft. ("BankNet") by Dynamic I-T, Inc. ("Dynamic") in exchange for 30,400,000 shares of Dynamic.

     The transaction has been reflected as a reverse acquisition of Dynamic, a shell company, effectively a recapitalization of BankNet (the operating company/accounting acquirer).

     The unaudited pro forma condensed consolidated statements of operations give effect to the transaction as if it occurred on January 1, 1999 and combine the historical statements of operations of BankNet for the year ended December 31, 1999 and the nine months ended September 30, 2000 with the historical statements of operations of Dynamic for such periods. The information shown is based on numerous assumptions and estimates and is not necessarily indicative of the results of future operations of the combined entities or the actual results that would have occurred had the transaction occurred on January 1, 1999.

                               DYNAMIC I-T, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000

                                         BANKNET KFT.
                                         NINE MONTHS        DYNAMIC I-T, INC.
                                            ENDED            FROM INCEPTION
                                      SEPTEMBER 30, 2000    TO JULY 28, 2000     ADJUSTMENTS    PRO FORMA
                                      ------------------    -----------------    -----------    ---------
                                                                    (000'S)
Revenue.............................       $ 2,678                                               $ 2,678
Cost of revenue.....................         1,727                                                 1,727
                                           -------                                               -------
Gross profit........................           951                                                   951
Operating expenses..................          (674)               $(224)                            (898)
Other expense.......................           (20)                                                  (20)
                                           -------                -----                          -------
Net income (loss)...................       $   257                $(224)                         $    33
                                           =======                =====                          =======
Earnings per share, basic and
  diluted...........................       $   .01                                               $    --
                                           =======                                               =======
Average shares outstanding..........        31,398                                                31,398
                                           =======                                               =======

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

                               DYNAMIC I-T, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                        BANKNET KFT.       DYNAMIC I-T, INC.
                                         YEAR ENDED           YEAR ENDED
                                      DECEMBER 31, 1999     MARCH 31, 2000      ADJUSTMENTS    PRO FORMA
                                      -----------------    -----------------    -----------    ---------
                                                                   (000'S)
Revenue.............................       $ 3,598                                              $ 3,598
Cost of revenue.....................         2,296                                                2,296
                                           -------                                              -------
Gross profit........................         1,302                                                1,302
Operating expenses..................          (963)              $(196)                          (1,159)
Other expense.......................            (2)                                                  (2)
                                           -------               -----                          -------
Net income (loss)...................       $   337               $(196)                         $   141
                                           =======               =====                          =======
Earnings per share, basic and
  diluted...........................       $   .01                                              $    --
                                           =======                                              =======
Average shares outstanding..........        30,400                                               31,401
                                           =======                                              =======

See Note to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

                               DYNAMIC I-T, INC.

                          NOTE TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NOTE 1 -- BASIS OF PRESENTATION:

     On July 28, 2000, Dynamic I-T, Inc. ("Dynamic") acquired BankNet Kft. ("BankNet") in a reverse acquisition transaction whereby, for accounting purposes, BankNet (the operating company) acquired Dynamic (the shell company), effectively a recapitalization of BankNet.

                                     * * *

                               DYNAMIC I-T, INC.

         INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE
                                                              -------
PART I -- FINANCIAL INFORMATION
Item 1 -- Financial Statements
  Condensed Consolidated Balance Sheet
     September 30, 2000 (Unaudited).........................      F-6
  Condensed Consolidated Statements of Operations and
     Comprehensive Income (Loss)
     Nine and Three Months Ended September 30, 2000 and 1999
     (Unaudited)............................................      F-7
  Condensed Consolidated Statement of Stockholders' Equity
     Nine Months Ended September 30, 2000 (Unaudited).......      F-8
  Condensed Consolidated Statements of Cash Flows
     Nine Months Ended September 30, 2000 and 1999
     (Unaudited)............................................      F-9
  Notes to Unaudited Condensed Consolidated Financial
     Statements.............................................  F-10-13

                               DYNAMIC I-T, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                         SEPTEMBER 30, 2000 (UNAUDITED)

                                 ASSETS
Current assets:
  Cash and cash equivalents.................................  $   102,769
  Accounts receivable.......................................      953,392
  Due from related parties..................................      343,942
  Prepaid expenses and advances.............................       37,299
  Other current assets......................................      330,947
                                                              -----------
          Total current assets..............................    1,768,349
Equipment, net of accumulated depreciation of $1,105,408....    2,022,968
Investment in real property.................................    2,605,904
                                                              -----------
          Total.............................................  $ 6,397,221
                                                              ===========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $   846,895
  Due to related parties....................................      514,889
  Due to Complex Holdings Limited...........................      239,000
  Note payable..............................................       25,000
  Accrued officer's salary..................................      390,000
                                                              -----------
          Total current liabilities.........................    2,015,784
Other liabilities...........................................       10,015
                                                              -----------
          Total liabilities.................................    2,025,799
                                                              -----------
Stockholders' equity:
  Common stock, no par value; 100,000,000 shares authorized;
     34,605,213 shares issued and outstanding...............    6,877,362
  Common stock to be issued (700,000 shares)................    2,105,904
  Paid-in capital...........................................    1,425,830
  Accumulated deficit.......................................   (5,897,422)
  Cumulative translation adjustment.........................     (140,252)
                                                              -----------
          Total stockholders' equity........................    4,371,422
                                                              -----------
          Total.............................................  $ 6,397,221
                                                              ===========

      See Notes to Unaudited Condensed Consolidated Financial Statements.

                               DYNAMIC I-T, INC.

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
                          COMPREHENSIVE INCOME (LOSS)
            NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                  (UNAUDITED)

                                               NINE MONTHS ENDED           THREE MONTHS ENDED
                                                 SEPTEMBER 30,               SEPTEMBER 30,
                                            ------------------------    ------------------------
                                               2000          1999          2000          1999
                                            ----------    ----------    ----------    ----------
OPERATIONS
Revenue...................................  $2,677,717    $2,826,842    $  920,051    $1,047,470
Cost of revenue...........................   1,726,900     1,758,099       624,958       634,003
                                            ----------    ----------    ----------    ----------
Gross profit..............................     950,817     1,068,743       295,093       413,467
Selling, general and administrative
  expenses................................     673,885       829,074       365,103       208,696
                                            ----------    ----------    ----------    ----------
Income (loss) from operations.............     276,932       239,669       (70,010)      204,771
                                            ----------    ----------    ----------    ----------
Other (income) expenses:
  Interest (income) expense, net..........      (1,006)        6,298          (287)         (405)
  Foreign currency (gain) loss, net.......      20,817        35,396       (31,887)      (37,856)
                                            ----------    ----------    ----------    ----------
          Totals..........................      19,811        41,694       (32,174)      (38,261)
                                            ----------    ----------    ----------    ----------
Net income (loss).........................  $  257,121    $  197,975    $  (37,836)   $  243,032
                                            ==========    ==========    ==========    ==========
Basic earnings (loss) per common share....  $      .01    $      .01    $       --    $      .01
                                            ==========    ==========    ==========    ==========
Basic weighted average common shares
  outstanding.............................  31,397,587    30,400,000    33,371,074    30,400,000
                                            ==========    ==========    ==========    ==========

COMPREHENSIVE INCOME (LOSS)
Net income (loss).........................  $  257,121    $  197,975    $  (37,836)   $  243,032
Other comprehensive loss, net of tax --
  translation adjustments.................    (166,628)      (38,099)      (39,698)      (15,697)
                                            ----------    ----------    ----------    ----------
Comprehensive income (loss)...............  $   90,493    $  159,876    $  (77,534)   $  227,335
                                            ==========    ==========    ==========    ==========

      See Notes to Unaudited Condensed Consolidated Financial Statements.

                               DYNAMIC I-T, INC.

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                                  (UNAUDITED)

                                                           COMMON STOCK
                                  COMMON STOCK             TO BE ISSUED                                  CUMULATIVE
                             -----------------------   --------------------    PAID-IN     ACCUMULATED   TRANSLATION
                               SHARES       AMOUNT     SHARES      AMOUNT      CAPITAL       DEFICIT     ADJUSTMENT      TOTAL
                             ----------   ----------   -------   ----------   ----------   -----------   -----------   ----------
Balance, January 1, 2000...  30,400,000   $6,846,798                                       $(6,154,543)   $  26,376    $  718,631
Common stock issued in
  connection with reverse
  acquisition..............   4,205,213       30,564                                                                       30,564
Foreign currency
  translation adjustment...                                                                                (166,628)     (166,628)
Acquisition of real
  property.................                            700,000   $2,105,904                                             2,105,904
Conversion of stockholders
  debt to equity...........                                                   $1,425,830                                1,425,830
Net income.................                                                                    257,121                    257,121
                             ----------   ----------   -------   ----------   ----------   -----------    ---------    ----------
Balance, September 30,
  2000.....................  34,605,213   $6,877,362   700,000   $2,105,904   $1,425,830   $(5,897,422)   $(140,252)   $4,371,422
                             ==========   ==========   =======   ==========   ==========   ===========    =========    ==========

      See Notes to Unaudited Condensed Consolidated Financial Statements.

                               DYNAMIC I-T, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                  (UNAUDITED)

                                                                2000         1999
                                                              ---------    ---------
Operating activities -- net cash provided by (used in)
  operating activities......................................  $ 112,637    $ (52,317)
                                                              ---------    ---------
Investing activities:
  Cash received as a result of reverse acquisition..........    237,420
  Acquisition of real property..............................   (100,000)
  Purchases of equipment....................................   (215,304)    (232,257)
                                                              ---------    ---------
          Net cash used in investing activities.............    (77,884)    (232,257)
                                                              ---------    ---------
Financing activities:
  Increase in related party loans...........................                 280,756
  Repayment of capital lease obligation.....................                 (17,758)
                                                                           ---------
          Net cash provided by financing activities.........                 262,998
                                                                           ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     40,672      (11,483)
                                                              ---------    ---------
Increase (decrease) in cash and cash equivalents............     75,425      (33,059)
Cash and cash equivalents, beginning of period..............     27,344       64,841
                                                              ---------    ---------
Cash and cash equivalents, end of period....................  $ 102,769    $  31,782
                                                              =========    =========

     Supplemental disclosure of noncash investing and financing activities during the nine months ended September 30, 2000:

          The Company acquired its investment of real property, in part, through the issuance of 700,000 shares of common stock having a fair value of $2,105,904 and a loan payable of $239,000 to Complex Holdings Limited.

          The stockholders converted their debt aggregating $1,425,830 to equity.

      See Notes to Unaudited Condensed Consolidated Financial Statements.

                               DYNAMIC I-T, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS ACTIVITIES, REVERSE ACQUISITION AND SIGNIFICANT ACCOUNTING
          POLICIES:

  Business:

     Dynamic I-T, Inc. ("Dynamic") was incorporated under the laws of the State of Colorado on March 3, 1980. Dynamic provides a broad range of tele-communication services consisting of terrestrial data, satellite data and Internet services to Hungarian and multi-national corporations in Hungary and Central Europe through the operation of its telecommunications hub located in Budapest and with international gateway partners.

  Reverse acquisition:

     On February 14, 2000, Satnet Ltd. agreed to sell its investment in Banknet KFT to Dynamic, in exchange for 30,400,000 shares of Dynamic's common stock (Dynamic and Banknet KFT are collectively referred as the "Company"). This agreement was subsequently revised to be effective July 28, 2000. The transaction has been accounted for as a reverse merger involving a shell company (Dynamic), effectively a recapitalization of Banknet KFT (the operating company/accounting acquirer). Accordingly, the historical financial statements of Banknet KFT are presented as the historical financial statements of the registrant. The results of operations of Dynamic (legal acquirer/shell) are included in the consolidated financial statements since the effective date of the merger. Pro forma condensed consolidated statement of operations information for the nine months ended September 30, 2000, as if the reverse acquisition occurred on January 1, 1999, is as follows:

Revenue..................................................  $2,678,000
Net income...............................................  $   33,000
Earnings per share.......................................  $       --

     The pro forma condensed consolidated statement of operations information for the nine months ended September 30, 1999 has not been presented since the impact of Dynamic's continuing operations on Banknet KFT would not have a material effect.

  Foreign currency translation:

     The Company follows a translation policy in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." The functional currencies of the Company are the Hungarian Forint and the British Pound. The United States Dollar has been designated as the reporting currency.

     Transactions arising in foreign currency are translated into the functional currencies of the rates of exchange at the date of the transactions. Assets and liabilities denominated in foreign currencies are translated into the Hungarian Forint or British Pound at the rates of exchange at the balance sheet date. Assets and liabilities in Hungarian Forints and British Pounds are translated to United States dollars at the rates of exchange at the balance sheet data. Income and expense accounts and cash flows are translated into the United States Dollar, the reporting currency, at average monthly rates of exchange. The resultant translation adjustments are included in other comprehensive income
(loss) and as a separate component of stockholders' equity.

  Earnings (loss) per share:

     The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share". Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings per

                               DYNAMIC I-T, INC.

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the assumed exercise of stock options and warrants, had been issued during the period. For the nine and three months ended September 30, 2000 and 1999, the Company did not have any potentially dilutive common share equivalents outstanding.

NOTE 2 -- UNAUDITED INTERIM FINANCIAL STATEMENTS:

     In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company as of September 30, 2000 and its results of operations and comprehensive income (loss) for the nine and three months ended September 30, 2000 and 1999 and its cash flows for the nine months ended September 30, 2000 and 1999. Certain terms used herein are defined in the audited consolidated financial statements of the Company as of December 31, 1999 and for the year then ended (the "Audited Financial Statements") included in the Company's Annual Report on Form 10-KSB (the "Form 10KSB") for the year ended December 31, 1999 and the Company's Report on Form 8-K/A dated July 31, 2000 that were previously filed with the United States Securities and Exchange Commission (the "SEC"). Pursuant to rules and regulations of the SEC, certain information and disclosures normally included in financial statements prepared in conformity with generally accepted accounting principles have been condensed or omitted from these condensed consolidated financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Audited Financial Statements and the other information also included in Forms 10-KSB and 8-K/A.

     The Company's results of operations for the nine and three months ended September 30, 2000 are not necessarily indicative of the results of operations to be expected for the full year ending December 31, 2000.

NOTE 3 -- ACQUISITION:

     On August 2, 2000, the Company completed an acquisition valued at an aggregate of $2,605,904 of LM Hungary Parts Supply and Distribution Co., Ltd. ("LM"), a company organized under the laws of Hungary. The transaction was consummated pursuant to a Quota Sale and Purchase Agreement dated August 2, 2000 (the "Purchase Agreement") by and between the Company and Mannai Corporation Limited ("Mannai"). Mannai was the sole owner of LM. The stockholder of Mannai is a member of the Company's Board of Directors.

     The primary asset of LM consists of real property. Pursuant to the Purchase Agreement, the Company acquired LM for cash of $500,000, 700,000 common shares of the Company's common stock and the assumption by the Company of a debt of LM payable to Complex Holdings Limited ("Complex"). The balance of $239,000, which is due to Complex, will be paid in one payment of $59,000 and six equal consecutive monthly payments of $30,000. As of September 30, 2000, the note payable is due on demand with interest at 9% per annum.

     The consideration was paid to Mannai as follows:

Cash paid by Dynamic prior to reverse merger.............  $  161,000
Cash paid by Company on August 2, 2000...................     100,000
Note payable to Complex..................................     239,000
Common stock issued -- 700,000 shares at fair value......   2,105,904
                                                           ----------
          Total..........................................  $2,605,904
                                                           ==========

                               DYNAMIC I-T, INC.

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- RELATED PARTY TRANSACTIONS:

     Accrued officer's salary in the amount of $390,000 represents salary due Mr. M. Coke Reeves for services performed through March 31, 1999. An agreement was reached on April 20, 1999 between M. Coke Reeves and the Board of Directors to forgive the $390,000 of accrued salary after the common share price of the Company on the OTC Bulletin Board had averaged $3 per share for thirty consecutive trading days. In the event that such average price does not occur within two years of the date of the agreement, the Company will issue registered shares at the then market price, in full satisfaction of the obligation. In addition, M. Coke Reeves shall hold a pledge of 200,000 shares of the Company's common stock as collateral for the payment of the accrued and unpaid salary.

NOTE 5 -- STOCKHOLDERS' EQUITY:

     The stockholders passed a resolution dated July 28, 2000 in which they agreed to convert $1,425,830 to equity.

NOTE 6 -- SEGMENT DISCLOSURE AND RELATED INFORMATION:

     The Company operates in four segments within the telecommunications service provision industry: satellite data transmission ("VSAT"), terrestrial data transmission and frame relay services ("Infonet"), Internet service provision ("Internet") and other services. The satellite data transmission segment provides data communication services, using VSAT technology, to banks, governmental organizations, insurance companies and other corporations mainly in Hungary and in other parts of Europe. Terrestrial data and frame relay services are provided to Internet service providers and local Hungarian companies. Other services include provision of ground operations for major multi-national telecommunication companies in Hungary and in single channels per carrier links.

     The above mentioned segments are managed and evaluated separately because each segment possesses different economic characteristics requiring different marketing strategies.

     The Company's management evaluates performances based on operating contribution, where segment revenue is reduced by those costs that are allocable to the segments. Nonallocable general, administrative and marketing costs are treated as corporate costs and not charged to the segments.

                               DYNAMIC I-T, INC.

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     The following summarizes financial information concerning the Company's reportable segments:

                                                                    OTHER
                                 VSAT       INFONET     INTERNET   SERVICES     TOTAL
                              ----------   ----------   --------   --------   ----------
Nine months ended September
  30, 2000:
  Total revenue.............  $1,031,999   $1,157,079   $187,234   $301,405   $2,677,717
                              ==========   ==========   ========   ========   ==========
  Operating income (loss)...  $  172,632   $  547,407   $(33,282)  $ 49,702   $  736,459
                              ==========   ==========   ========   ========   ==========
Nine months ended September
  30, 1999:
  Total revenue.............  $1,316,663   $  849,005   $271,889   $389,285   $2,826,842
                              ==========   ==========   ========   ========   ==========
  Operating income (loss)...  $  300,339   $  334,860   $(23,130)  $109,407   $  721,476
                              ==========   ==========   ========   ========   ==========
Three months ended September
  30, 2000:
  Total revenue.............  $  342,392   $  428,204   $ 63,593   $ 85,862   $  920,051
                              ==========   ==========   ========   ========   ==========
  Operating income (loss)...  $   45,164   $  175,049   $ (9,053)  $ 10,702   $  221,862
                              ==========   ==========   ========   ========   ==========
Three months ended September
  30, 1999:
  Total revenue.............  $  481,872   $  372,237   $ 67,528   $125,833   $1,047,470
                              ==========   ==========   ========   ========   ==========
  Operating income (loss)...  $  155,608   $  188,450   $(22,155)  $ 45,532   $  367,435
                              ==========   ==========   ========   ========   ==========

RECONCILIATION OF
OPERATING INCOME                      NINE MONTHS     NINE MONTHS    THREE MONTHS    THREE MONTHS
FROM REPORTABLE SEGMENTS                 ENDED           ENDED           ENDED           ENDED
TO NET INCOME (LOSS)                 SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
BEFORE INCOME TAXES                      2000            1999            2000            1999
------------------------             -------------   -------------   -------------   -------------
Operating income from reportable
  segments.........................    $ 736,459       $ 721,476       $ 221,862       $ 367,435
Other nonallocable costs...........     (459,527)       (481,807)       (291,872)       (162,664)
Interest income (expense), net.....        1,006          (6,298)            287             405
Foreign currency gain (loss).......      (20,817)        (35,396)         31,887          37,856
Net income (loss)..................      257,121         197,975         (37,836)        243,032

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                              FINANCIAL STATEMENTS

             FROM MARCH 3, 1980 (INCEPTION) THROUGH MARCH 31, 2000

                          INDEPENDENT AUDITORS REPORT

Board of Directors
Dynamic I-T, Inc.

     We have audited the accompanying balance sheet of Dynamic I-T, Inc. (An Exploration Stage Company) as of March 31, 2000, and the related statements of operations, cash flows, and changes in stockholders' equity for the period March 3, 1980 (inception), through March 31, 2000 and March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic I-T, Inc. at March 31, 2000, and the results of its operations and its cash flows for the period March 3, 1980 (inception), through March 31, 2000, and March 31, 1999, in conformity with generally accepted accounting principles.

     As shown in the financial statements, the company incurred a loss for this year and had incurred substantial losses in the prior years. At March 31, 2000, current liabilities exceed current assets by $924,570. These factors indicate that the company has substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

     The financial statements for the years ended March 31, 1980 through March 31, 1992 were audited by other accountants, whose reports dated July 6, 1992 were qualified as to a going concern. They have not performed any auditing procedures since that date.

                                          Michael Johnson & Co., LLC
                                          Denver, Colorado

                                          July 10, 2000

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                                 BALANCE SHEET

                                                               MARCH 31,      MARCH 31,
                                                                 2000           1999
                                                              -----------    -----------
ASSETS
Current Assets:
  Cash......................................................  $       488    $        --
                                                              -----------    -----------
TOTAL ASSETS................................................  $       488    $        --
                                                              ===========    ===========
LIABILITIES AND SHAREHOLDERS'
Current Liabilities:
  Accounts payable & Accrued expenses.......................  $   255,413    $   360,058
  Accrued salary, officer...................................      390,000        390,000
  Note Payable (Note 4).....................................      229,645        100,000
  Loan Payable -- Shareholders (Note 5).....................       50,000             --
                                                              -----------    -----------
Total Current Liabilities...................................      925,058        850,058
                                                              -----------    -----------
Shareholders' (Deficit):
  Common stock, no par value; authorized 100,000,000 shares;
     1,001,343 shares issued and outstanding at March 31,
     2000, and 642,174 as of March 31, 1999.................    2,735,853      2,714,603
  Deficit accumulated during the exploration stage..........   (3,660,423)    (3,564,661)
                                                              -----------    -----------
Total Shareholders' (Deficit)...............................     (924,570)      (850,058)
TOTAL LIABILITIES & SHAREHOLDERS'...........................  $       488    $        --
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                            STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM MARCH 3, 1980 (INCEPTION) THROUGH MARCH 31, 2000

                                           CUMULATIVE AMOUNTS
                                             FROM INCEPTION
                                            (MARCH 3, 1980)               YEAR ENDED                    THREE MONTHS ENDED
                                                THROUGH         -------------------------------   -------------------------------
                                             MARCH 31, 2000     MARCH 31, 2000   MARCH 31, 1999   MARCH 31, 2000   MARCH 31, 1999
                                           ------------------   --------------   --------------   --------------   --------------
Costs and Expenses:
  General and administrative, including
    exploration costs....................     $ 2,013,655         $   95,762      $    25,000       $       --      $        --
  Interest expense.......................         710,069                 --               --               --               --
  Bad debt expense.......................           2,500                 --               --               --               --
  Depreciation...........................          44,325                 --               --               --               --
  Write-down of deferred mine development
    costs, mineral properties, and joint
    ventures advances to estimated net
    realizable value.....................       1,227,003                 --               --               --               --
  Write-down of milling equipment to
    estimated net realizable value.......         619,365                 --               --               --               --
  Write-off of abandoned mineral
    properties and write-off of advance
    royalties on abandoned or expired
    lease claims.........................         210,240                 --               --               --               --
  Write-down of inventories to lower of
    cost or market.......................          18,401                 --               --               --               --
  Oil and gas dry-hole costs.............          25,000                 --               --               --               --
  Write-off of deferred mine development
    costs on abandoned mine projects.....         264,238                 --               --               --               --
                                              -----------         ----------      -----------       ----------      -----------
  Operating (Loss).......................       5,134,796             95,762           25,000               --               --
                                              -----------         ----------      -----------       ----------      -----------
Other Income (Expenses):
  Assay services.........................          20,041                 --               --               --               --
  Interest income........................         212,754                 --               --               --               --
  Rental income..........................          38,238                 --               --               --               --
  Other income...........................          32,149                 --               --               --               --
  Loss on dispositions including sale of
    milling equipment and abandonments of
    mine equipment, buildings and
    improvements, furniture and equipment
    and vehicles.........................        (311,542)                --               --               --               --
                                              -----------         ----------      -----------       ----------      -----------
                                                   (8,360)                --               --               --               --
                                              -----------         ----------      -----------       ----------      -----------
Net (loss) before income taxes and
  extraordinary items....................      (5,143,156)           (95,762)         (25,000)              --               --
Provision for income taxes...............              --                 --                                --
                                              -----------         ----------      -----------       ----------      -----------
Net (loss) before extraordinary item.....      (5,143,156)           (95,762)         (25,000)              --               --
                                              -----------         ----------      -----------       ----------      -----------
Extraordinary item:
  Gain from forgiveness of debt (Note
    4)...................................       1,482,733                 --        1,460,922               --               --
                                              -----------         ----------      -----------       ----------      -----------
Net Gain (loss)..........................     $(3,660,423)        $  (95,762)     $ 1,435,922       $       --      $        --
                                              ===========         ==========      ===========       ==========      ===========
Net Gain (loss) per share:...............                         $    (0.10)     $      0.02       $    (0.02)     $        --
                                                                  ----------      -----------       ----------      -----------
Weighted average shares outstanding......                          1,001,343       64,217,400        1,001,343       64,217,400
                                                                  ==========      ===========       ==========      ===========

   The accompanying notes are an integral part of these financial statements.

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                                 BALANCE SHEET

                                                               MARCH 31,      MARCH 31,
                                                                 2000           1999
                                                              -----------    -----------
ASSETS
Current Assets:
  Cash......................................................  $       488    $        --
                                                              -----------    -----------
TOTAL ASSETS................................................  $       488    $        --
                                                              ===========    ===========

LIABILITIES AND SHAREHOLDERS'
Current Liabilities:
  Accounts payable & Accrued expenses.......................  $   255,413    $   360,058
  Accrued salary, officer...................................      390,000        390,000
  Note Payable (Note 4).....................................      229,645        100,000
  Loan Payable -- Shareholders (Note 5).....................       50,000             --
                                                              -----------    -----------
Total Current Liabilities...................................      925,058        850,058
                                                              -----------    -----------
Shareholders' (Deficit):
  Common stock, no par value; authorized 100,000,000 shares;
     1,001,343 shares issued and outstanding at March 31,
     2000, and 642,174 as of March 31, 1999.................    2,735,853      2,714,603
  Deficit accumulated during the exploration stage..........   (3,660,423)    (3,564,661)
                                                              -----------    -----------
Total Shareholders' (Deficit)...............................     (924,570)      (850,058)
TOTAL LIABILITIES & SHAREHOLDERS'...........................  $       488    $        --
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                            STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM MARCH 3, 1980 (INCEPTION) THROUGH MARCH 31, 2000

                                                     CUMULATIVE
                                                      AMOUNTS
                                                        FROM
                                                   MARCH 3, 1980
                                                    (INCEPTION)                 YEAR ENDED
                                                      THROUGH        --------------------------------
                                                   MARCH 31, 2000    MARCH 31, 2000    MARCH 31, 1999
                                                   --------------    --------------    --------------
Cash flows from operating activities:
  Net Gain (loss)................................   $(3,660,423)        $(95,762)            $--
  Adjustments to reconcile net loss to net cash
     (used by) operating activities:
     Depreciation and amortization...............       147,668               --             --
     Write-down of deferred mine development
       costs, mineral properties and joint
       venture advances to estimated net
       realizable value..........................     1,227,003               --             --
     Write-down of milling equipment to estimated
       net realizable value......................       619,365               --             --
     Write off of abandoned mineral properties
       and advance royalties.....................       210,240               --             --
     Write-off of deferred mine development
       costs.....................................       264,238               --             --
     Loss on disposition of mine equipment,
       furniture and equipment, and vehicles.....       311,542               --             --
     Gain on disposition of property and
       equipment.................................       (17,054)              --             --
     Oil and Gas dry-hole costs..................        25,000               --             --
     Bad debt expense............................         2,500               --             --
Decrease in other assets.........................           555               --             --
(Decrease) Increase in accounts payable..........       360,058               --             --
(Decrease) Increase in accrued interest
  payable........................................            --               --             --
Increase in accrued salary, officer..............       390,000               --             --
(Increase) in miscellaneous receivable...........        (2,500)              --             --
                                                    -----------         --------             --
Total Adjustments................................     3,538,615               --             --
                                                    -----------         --------             --
Net cash (used by) operating activities..........      (121,808)         (95,762)            --
                                                    ===========         ========             ==
Cash flows from investing activities:
  Proceeds from the disposition of property and
     equipment...................................        86,628               --             --
  Additions to deferred mine development costs...    (1,257,154)              --             --
  Acquisition of other property and equipment....    (1,012,523)              --             --
(Increase) in other assets.......................      (235,651)              --             --
                                                    -----------         --------             --
Net cash (used by) investing activities..........    (2,418,700)              --             --
                                                    -----------         --------             --
Cash flows from financing activities:
  Proceeds from issuance of common stock.........       249,054           21,250             --
  Issuance of long-term debt.....................       131,250           75,000             --
  Advance from an officer........................        36,350               --             --
  Proceeds from other notes payable including
     $14,809 reclassified from accounts payable
     and $1,822 of interest expense incurred
     during the March 31, 1991 fiscal year.......   $    43,631         $     --             $--

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                     STATEMENT OF CASH FLOWS -- (CONTINUED)

                                                     CUMULATIVE
                                                      AMOUNTS
                                                        FROM
                                                   MARCH 3, 1980
                                                    (INCEPTION)                 YEAR ENDED
                                                      THROUGH        --------------------------------
                                                   MARCH 31, 2000    MARCH 31, 2000    MARCH 31, 1999
                                                   --------------    --------------    --------------
  Payment on debt principal including $2,000 for
     debt forgiveness in 1991....................   $   (83,250)        $     --             $--
  Repayment of advances from officer.............       (36,350)              --             --
  Advance to joint venture.......................      (186,940)              --             --
  Shareholder advances...........................            --               --             --
                                                    -----------         --------             --
     Net cash provided by financing activities...       153,745           96,250             --
                                                    -----------         --------             --
Net (decrease) increase in cash and cash
  equivalents....................................           488              488             --
Beginning cash and cash equivalents..............            --               --             --
                                                    -----------         --------             --
Ending cash and cash equivalents.................            --               --             --
                                                    ===========         ========             ==
Supplemental schedule of non-cash investing and
  financing activities:
  Issuance of stock for property.................       224,548               --             --
  Investment in preferred stock in exchange for
     mining claims...............................         4,024               --             --
  Investment in marketable equity security and
     miscellaneous receivable resulting from
     disposition of milling equipment............        13,276               --             --
  Exchange of miscellaneous receivable resulting
     from milling equipment held for sale........       (10,000)              --             --
Supplemental disclosures of cash information:
  Cash paid for:
     Interest....................................   $    86,961         $     --             $--
                                                    ===========         ========             ==

   The accompanying notes are an integral part of these financial statements.

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Colorado Gold & Silver, Inc.(the Company) was incorporated under the laws of the State of Colorado on March 3, 1980. The Company was organized for the principal purpose of engaging in the business of acquiring, exploring, and if warranted, developing mineral prospects. Activities through March 31, 1992, during which time the Company was in the exploration stage (a development stage company as defined by Statement of Financial Accounting Standards No. 7), consisted principally of organizational activities, including the sale of shares of its common stock, and the acquisition, evaluation, exploration and development of certain mineral properties for future production. Certain of these properties were acquired from certain of the Company's officers and directors. On August 23, 1999, the name of the Corporation was changed to Dynamic I-T, Inc. per amendment to the articles of incorporation.

  Cash and Cash Equivalents:

     For purposes of the Statement of Cash Flows, the Company considers demand deposits and all highly liquid-debt investments purchased with a maturity of three months or less to be cash equivalents.

  Deferred Mine Development Costs, Mineral Properties and Advance Royalties:

     Mineral exploration costs were charged against income as incurred. Costs incurred in developing mining properties for commercial production are capitalized and reflected in the financial statements as deferred mine development costs. Such costs consist primarily of labor, supplies, contract construction services, allocated overhead and capitalized interest related to mine development activities. The Company capitalized deferred mine development costs at March 31, 1985 of $1,001,752 relating to the development of the Company's Colorado mine. The Company had suspended development of this mine and had written down the development costs to $250,000. During the year ended March 31, 1990, management of the Company made a decision to abandon this Colorado mining project. The Company recorded a loss of $250,000 on the write down of this Colorado deferred mine development cost to its estimated net realizable value. In addition, the management of the Company also abandoned certain of its California deferred mine development costs, which resulted in a loss of $93, 386 during the year-end of March 31, 1990.

     Costs of mineral properties acquired and advance royalties on expected future production were deferred pending ultimate realization of such production. All such costs were to be amortized on a unit-of-production method if commercial production from the Company's mineral properties occurs. Such costs were charged against income when the mineral properties and advance royalties were abandoned.

  Other Property and Equipment:

     Other property and equipment were carried at costs and were depreciated on the straight-line method over their estimated useful lives which were as follows:

Vehicles............................................  3 years
Furniture and equipment.............................  5 years

  Organization Costs:

     Organization costs incurred by the Company totaling $5,000 had been capitalized and have been amortized on the straight-line method over a five-year period.

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2000

  Net (Loss) Per Share:

     The net (loss) per common share has been computed on the basis of the weighted average number of shares of common stock outstanding during the year. The number of shares outstanding on March 31, 1999 was 64,217,400, the outstanding shares at March 31, 2000 was 1,001,343. On August 23, 1999 the Dynamic I-T, Inc. Board of Directors authorized a 1/100 reverse split to shareholders of record as of that date. Shareholder's equity has been restated to give retroactive recognition to the stock split for all periods presented. All references to number of shares have been restated to reflect the stock split.

NOTE 2 -- GOING-CONCERN:

     As shown in the financial statements, the Company incurred a net loss for the period ended March 31, 2000 of $95,762. The Company's current liabilities exceeded its current assets by $924,570.

     Working Capital requirements of the Company have been provided primarily by Mr. M. Coke Reeves, President of the Company. These factors indicate that the Company may be unable to continue in existence without future working capital and future profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3 -- INCOME TAXES:

     As of March 31, 2000, the Company has financial reporting net operating loss carryforwards of approximately $3,610,423 for which the tax effect has not been recognized for financial reporting purposes. The Company also has approximately $3,000,000 of tax net-operating losses available for carry forward to offset future years' taxable income. Such losses expire at various times through 2013 if not utilized earlier.

NOTE 4 -- NOTES PAYABLE:

     Notes payable as of March 31, 2000 is as follows:

First Trust Corp. dated 11/19/98 payable on July 1, 1999
  with interest at 9% per annum. An extension agreement on
  July 1, 1999 extending maturity date to Sept. 30,
  2000. ....................................................  $ 25,000
Banknet advance dated 1/30/2000, due upon demand............   204,645
                                                              --------
          Total notes payable...............................  $229,645
                                                              ========

NOTE 5 -- LOAN PAYABLE -- SHAREHOLDER

     A note for $50,000, payable over twelve months in quarterly installments of $25,000 to Coke Reeves for settlement of debt and interest.

NOTE 6 -- RELATED PARTY TRANSACTIONS:

     Accrued officer salary in the amounts of $390,000 represents salary due Mr.
M. Coke Reeves for services performed through March 31, 1999. An agreement was reached on April 20, 1999 between Coke Reeves and the Board of Directors to forgive the $390,000 accrued salary after the common share price of the Company on the OTC Bulletin Board had averaged $3.00 per share for thirty (30) consecutive trading days. In the event that such average price does not occur within two years of the date of the Agreement, the company will issue S-8 registered shares at the then market price, in full satisfaction of the obligation. In addition, Coke Reeves

                               DYNAMIC I-T, INC.
                         (AN EXPLORATION STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2000

shall hold a pledge of 200,000 shares of Dynamic I-T, Inc., as collateral for the payment of the accrued and unpaid salary.

NOTE 7 -- SUBSEQUENT EVENT

     On February 14, 2000 the Board of Directors authorized the issuance of 30,400,000 shares of restricted common stock to Banknet KFT pursuant to the Share Purchase Agreement. Banknet provides data communications services within Hungary and neighboring states. It owns a hub in Budapest with an installed base of 600 remote sites.

     On February 11, 2000 the Board of Directors authorized a total of 1,000,000 warrants to purchase common shares at $.50 per share for a period of seven years commencing February 1, 2000 as consideration for services rendered in the acquisition of Banknet.

     On February 11, 2000 the Board of Directors authorized the issuance of a total of 750,000 shares of restricted common stock for the full fair and adequate consideration for services rendered.

     On February 28, 2000 the Board resolved that the closing date of the transactions contemplated by the Agreement is hereby extended from February 28, 2000 to the date that is after March 31, 2000 and on or before July 31, 2000.

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                                                  March 31, 1999

Board of Directors
Colorado Gold & Silver, Inc.

     We have audited the accompanying balance sheet of Colorado Gold & Silver, Inc. (A Development Stage Company) as of March 31, 1999, and the related statements of operations, cash flows, and changes in stockholders' equity for the period March 3, 1980 (inception), through March 31, 1999, and the fiscal year ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colorado Gold & Silver, Inc. at March 31, 1999, and the results of its operations and its cash flows for the period March 3, 1980 (inception), through March 31, 1999, and the fiscal year ended March 31, 1999, in conformity with generally accepted accounting principles.

     As shown in the financial statements, the company incurred net losses for all three years and had incurred substantial losses in the prior years. At March 31, 1999, current liabilities exceed current assets by $750,058. These factors indicate that the company has substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

     The financial statements for the years ended March 31, 1980 through March 31, 1992 were audited by other accountants, whose reports dated July 6, 1992 were qualified as to a going concern. They have not performed any auditing procedures since that date.

Michael Johnson & Co., LLC

Denver, Colorado
May 27, 1999

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                                                                      MARCH 31,
                                                      -----------------------------------------
                                                         1999           1998           1997
                                                      -----------    -----------    -----------
ASSETS
Current Assets:
  Cash..............................................  $        --    $        --    $        --
TOTAL ASSETS........................................  $        --    $        --    $        --
LIABILITIES AND SHAREHOLDERS' (DEFICIT)
Current Liabilities:
  Accounts payable & Accrued expenses...............  $   360,058    $   335,058    $   335,058
  Accrued salary, officer...........................      390,000        390,000        390,000
  Accrued Interest payable..........................           --        672,003        672,003
  Shareholder advances (Note 4).....................      100,000        888,919        888,919
                                                      -----------    -----------    -----------
Total Current Liabilities...........................      850,058      2,285,980      2,235,980
                                                      -----------    -----------    -----------
Shareholders (Deficit):
  Common stock, no par value; authorized 100,000,000
     shares; issued and outstanding at March 31,
     1999, and at March 31, 1998, and 1997,
     64,217,400 shares issued and outstanding.......    2,714,603      2,714,603      2,714,603
  Deficit accumulated during the Development
     stage..........................................   (3,564,661)    (5,000,583)    (4,950,583)
Total Shareholders' (Deficit).......................     (850,058)    (2,285,980)    (2,285,980)
Total Liabilities & Shareholders' (Deficit).........  $        --    $        --    $        --

   The accompanying notes are an integral part of these financial statements.

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM INCEPTION (MARCH 3, 1980) THROUGH MARCH 31, 1999

                                                 CUMULATIVE
                                                AMOUNTS FROM
                                                  INCEPTION                   YEAR ENDED
                                               (MARCH 3, 1980)   ------------------------------------
                                                   THROUGH       MARCH 31,    MARCH 31,    MARCH 31,
                                               MARCH 31, 1999       1999         1998         1997
                                               ---------------   ----------   ----------   ----------
Costs and Expenses:
  General and administrative including
     exploration costs.......................    $ 1,017,893     $   25,000   $       --   $       --
  Interest expense...........................        710,069             --       50,000       50,000
  Bad debt expense...........................          2,500             --           --           --
  Depreciation...............................         44,325             --           --           --
  Write-down of deferred mine development
     costs, mineral properties, and joint
     ventures advances to estimated not
     realizable value........................      1,227,003             --           --           --
  Write-down of milling equipment to
     estimated net realizable value..........        619,365             --           --           --
  Write-off of abandoned mineral properties
     and write-off of advance royalties on
     abandoned or expired lease claims.......        210,240
  Write-down of inventories to lower of cost
     or market...............................         18,401             --           --           --
  Oil and gas dry-hole costs.................         25,000             --           --           --
  Write-off of deferred mine development
     costs on abandoned mine projects........        264,238             --           --           --
     Operating (Loss)........................      5,039,034         25,000       50,000       50,000
Other Income (Expenses):
  Assay services.............................         20,041             --           --           --
  Interest income............................        212,754             --           --           --
  Rental Income..............................         38,238             --           --           --
  Other income...............................         32,149             --           --           --
  Loss on dispositions including sale of
     milling equipment and abandonments of
     mine equipment buildings and
     improvements, furniture and equipment
     and vehicles............................       (311,542)            --           --           --
                                                                                               (8,360)
  Net (loss) before income taxes and
     extraordinary items.....................     (5,047,394)       (25,000)     (50,000)     (50,000)
  Provision for income taxes
  Net (loss) before extraordinary items......     (5,047,394)       (25,000)     (50,000)     (50,000)
  Extraordinary item;
     Gain from forgiveness of debt (Note
       4)....................................      1,462,733      1,480,922           --           --
Net Gain (loss)..............................    $(3,584,661)    $1,435,922   $  (50,000)  $  (50,000)
Net Gain (loss) pot share....................                    $    0.020       (0.001)      (0.001)
Weighted average shares outstanding..........                    64,217,400   64,217,400   64,217,400

   The accompanying notes are an integral part of these financial statements.

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
      FOR THE PERIOD FROM INCEPTION (MARCH 3, 1980) THROUGH MARCH 31, 1999

                                                                        DEFICIT
                                                COMMON STOCK          ACCUMULATED
                                          ------------------------    DURING THE         TOTAL
                                            NUMBER                    EXPLORATION    SHAREHOLDERS'
                                          OF SHARES       AMOUNT         STAGE          EQUITY
                                          ----------    ----------    -----------    -------------
Date of inception, March 3, 1980........                $             $               $
Contributed property from officers and
  directors ($.00786 per Share as of
  March 5, 1981)........................  28,250,000       222,048             --         222,048
Net (loss) for the period from inception
  (March 3, 1980) through March 31,
  1981..................................          --            --         (9,293)         (9,293)
Balances at March 31, 1981..............  28,250,000       222,048         (9,293)        212,755
Sale of stock to officers and directors
  for cash
  ($.016 per share as of April 1,
     1981)..............................   1,250,000        20,000             --          20,000
  ($.025 per share as of April 7,
     1981)..............................     250,000         6,250             --           6,250
  ($.025 par share as of April 14,
     1981)..............................     250,000         6,250             --           6,250
Sale of stock (private placement) during
  June 1981 ($.05 per share)............   6,000,000       300,000             --         300,000
Sale of stock in public offering ($.10
  per share, net of offering costs of
  $.0125 per share as of October 26,
  1981).................................  25,017,900     2,129,473             --       2,129,473
Net (loss) for the year ended March 31,
  1982..................................          --            --        (18,559)        (18,559)
Balances at March 31, 1982..............  61,017,900     2,684,021        (27,852)      2,656,169
Net (loss) for the year ended March 31,
  1983..................................          --            --       (236,492)       (236,492)
Balances at March 31, 1983..............  61,017,900     2,684,021       (264,344)      2,419,677
Net (loss) for the year ended March 31,
  1984..................................          --            --       (538,995)       (538,995)
Balances at March 31, 1984..............  61,017,900     2,684,021       (803,339)      1,880,682
Net (loss) for the year ended March 31,
  1985..................................          --            --       (624,177)       (624,177)
Balances at March 31, 1985..............  61,017,900     2,684,021     (1,427,516)      1,256,505
Issuance of restricted stock for cash
  and repayment of advance royalty
  payment made by a former director on
  behalf of the company ($.01148 as of
  March 15, 1986).......................   1,750,000        20,082             --          20,082
Net (loss) for the year ended March 31,
  1980..................................          --            --       (847,308)       (847,308)
Balance at March 31, 1986...............  63,767,900     2,704,103     (2,274,824)        429,279
Issuance of restricted stock for
  services ($.005 per share as of March
  31, 1987).............................   1,000,000         5,000             --           5,000
Net (loss) for the year ended March 31,
  1967..................................          --            --       (526,070)       (526,070)
Balances at March 31, 1987..............  63,767,900     2,709,103     (2,800,894)        (91,791)
Net (loss) for the year ended March 31,
  1988..................................          --            --       (194,702)       (194,762)
Balances at March 31, 1968..............  63,767,900     2,709,103     (2,995,658)       (286,553)
Issuance of restricted stock for cash
  ($.015 per share as of November 15,
  1988).................................     190,500         3,000             --           3,000
Issuance of restricted stock in partial
  settlement of a disputed liability
  ($.01 per share as of March 18,
  1969).................................     250,000    $    2,500    $        --     $     2,500

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

           STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) -- (CONTINUED)

                                                                        DEFICIT
                                                COMMON STOCK          ACCUMULATED
                                          ------------------------    DURING THE         TOTAL
                                            NUMBER                    EXPLORATION    SHAREHOLDERS'
                                          OF SHARES       AMOUNT         STAGE          EQUITY
                                          ----------    ----------    -----------    -------------
Net (loss) for the year ended March 31,
  1969..................................          --    $       --    $   (65,082)    $  (165,082)
Balances at March 31, 1989..............  64,217,400     2,714,603     (3,160,738)       (446,135)
Net (loss) for the year ended March 31,
  1990..................................          --            --       (725,765)       (725,765)
Balances at March 31, 1990..............  64,217,400     2,714,603     (3,886,503)     (1,171,900)
Net (loss) for the year ended March 31,
  1991..................................          --            --       (134,961)       (134,961)
Net unrealized (loss) on non-current
  marketable equity security............          --            --             --              --
Balances at March 31, 1991..............  64,217,400     2,714,603     (4,021,464)     (1,306,861)
Net (loss) for the year ended March 31,
  1992..................................          --            --       (345,090)       (345,090)
Balances at March 31, 1992..............  64,217,400     2,714,603     (4,366,554)     (1,655,222)
Net (loss) for the year ended March 31,
  1993..................................          --            --       (383,659)       (383,659)
Realized (loss) on security.............          --            --             --           3,276
Balances at March 31, 1993..............  64,217,400     2,714,603     (4,750,213)     (2,035,610)
Net (loss) for the year ended March 31,
  1994..................................          --            --        (50,370)        (50,370)
Balances at March 31, 1994..............  64,217,400     2,714,603     (4,800,583)     (2,085,980)
Net (loss) for the year ended March 31,
  1995..................................          --            --        (50,000)        (50,000)
Balances at March 31, 1995..............  64,217,400     2,714,603     (4,850,583)     (2,135,980)
Net (loss) for the year ended March 31,
  1996..................................          --            --        (50,000)        (50,000)
Balances at March 31, 1996..............  64,217,400     2,714,603     (4,900,583)     (2,185,980)
Net (loss) for the year ended March 31,
  1997..................................          --            --        (50,000)        (50,000)
Balances at March 31, 1997..............  64,217,400     2,714,603     (4,950,583)     (2,235,980)
Net (loss) for the year ended March 31,
  1998..................................          --            --        (50,000)        (50,000)
Balances at March 31, 1999..............  64,217,400     2,714,603     (5,000,583)     (2,285,980)
Net gain for the year ended March 31,
  1999..................................          --            --      1,435,922       1,435,922
Balances at March 31, 1999..............  64,217,400    $2,714,603    $(3,564,661)    $  (850,058)

   The accompanying notes are an integral part of these financial statements.

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM INCEPTION (MARCH 3, 1980) THROUGH MARCH 31, 1999

                                             CUMULATIVE
                                            AMOUNTS FROM
                                              INCEPTION
                                           (MARCH 3, 1960)                 YEAR ENDED
                                               THROUGH        -------------------------------------
                                              MARCH 31,       MARCH 31,     MARCH 31,     MARCH 31,
                                                1999             1999          1998         1997
                                           ---------------    ----------    ----------    ---------
Cash flows from operating activities:
Net Gain (loss)..........................    $(3,564,651)     $1,435,922     $(50,000)    $(50,000)
Adjustments to reconcile net loss to not
  cash (used by) operating activities....
Depreciation and amortization............        147,688              --           --           --
Write-down of deferred mine development
  costs, mineral properties and joint
  venture advances to estimated net
  realizable value.......................      1,227,003              --           --           --
Write-down of milling equipment to
  estimated net realizable value.........        619,355              --           --           --
Write off of abandoned mineral properties
  and advance royalties..................        210,240              --           --           --
Write-off of deferred mine development
  costs..................................        264,238              --           --           --
Loss on disposition of mine equipment,
  furniture and equipment, and
  vehicles...............................        311,542              --           --           --
Gain on disposition of property and
  equipment..............................        (17,054)             --           --           --
Oil and Gas dry-hole costs...............         25,000              --           --           --
Bad debt expense.........................          2,500              --           --           --
Decrease in other assets.................            555              --           --           --
(Decrease) Increase in accounts
  payable................................        360,058          25,000           --           --
(Decrease) Increase in accrued Interest
  payable................................             --        (672,003)      50,000       50,000
Increase in accrued salary, officer......        390,000              --           --           --
(Increase) in miscellaneous receivable...         (2,500)             --           --           --
Total Adjustments........................      3,538,615        (647,003)      50,000       50,000
Net cash (used by) operating
  activities.............................         73,954         888,919           --           --
Cash flows from investing activities:
  Proceeds from the disposition of
     property and equipment..............         86,628              --           --           --
  Additions to deferred mine development
     costs...............................     (1,257,154)             --           --           --
  Acquisition of other property and
     equipment...........................     (1,012.523)             --           --           --
  (Increase) in other assets.............       (235,651)             --           --           --
  Net cash (used by) investing
     activities..........................     (2,416,700)             --           --           --
Cash flows from financing activities:
  Proceeds from Issuance of common
     stock...............................      2,490,055              --           --           --
  Issuance of long-term debt.............         81,250              --           --           --
  Advance from an officer................         36,350              --           --           --
  Proceeds from other notes payable
     including $14,809 reclassified from
     accounts payable and $1,822 of
     interest expense incurred during the
     March 31, 1991 fiscal year..........         43,631              --           --           --
  Payment an debt principal including
     $2,000 for debt forgiveness in
     1991................................    $   (83,250)     $       --     $     --     $     --

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     STATEMENT OF CASH FLOWS -- (CONTINUED)

                                             CUMULATIVE
                                            AMOUNTS FROM
                                              INCEPTION
                                           (MARCH 3, 1960)                 YEAR ENDED
                                               THROUGH        -------------------------------------
                                              MARCH 31,       MARCH 31,     MARCH 31,     MARCH 31,
                                                1999             1999          1998         1997
                                           ---------------    ----------    ----------    ---------
  Repayment of advances from officer.....    $   (36,350)     $       --     $     --     $     --
  Advance to joint venture...............       (186,940)             --           --           --
  Shareholder advances...................             --        (888,919)          --           --
Net cash provided by financing
  activities.............................      2,344,746        (888,919)          --           --
Net (decrease) increase in cash and cash
  equivalents............................             --              --           --           --
Beginning cash and cash equivalents......             --              --           --           --
Ending cash and cash equivalents.........             --              --           --           --
Supplemental schedule of non-cash
  investing and financing activities:
  Issuance of stock for property.........        224,548              --           --           --
  Investment in preferred stock in
     exchange for mining claims..........          4,024              --           --           --
  Investment in marketable equity
     security and miscellaneous
     receivable resulting from
     disposition of milling equipment....         13,276              --           --           --
  Exchange of miscellaneous receivable
     resulting from milling equipment
     held for sale.......................        (10,000)             --           --           --
  Supplemental disclosures of cash
     information:
  Cash paid for;
     Interest............................    $    33,211      $       --     $     --     $     --

   The accompanying notes are an integral part of these financial statements.

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                          MARCH 31, 1999, 1998, & 1997

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Colorado Gold & Silver, Inc.(the Company) was incorporated under the laws of the State of Colorado on March 3, 1980. The Company was organized for the principal purpose of engaging in the business of acquiring, exploring, and if warranted, developing mineral prospects. Activities through March 31, 1992, during which time the Company was in the exploration stage (a development stage company as defined by Statement of Financial Accounting Standards No. 7), consisted principally of organizational activities, including the sale of shares of its common stock, and the acquisition, evaluation, exploration and development of certain mineral properties for future production. Certain of these properties were acquired from certain of the Company's officers and directors.

  Cash and Cash Equivalents:

     For purposes of the Statement of Cash Flows, the Company considers demand deposits and all highly liquid-debt investments purchased with a maturity of three months or less to be cash equivalents.

  Deferred Mine Development Costs, Mineral Properties and Advance Royalties:

     Mineral exploration costs were charged against income as incurred. Costs incurred in developing mining properties for commercial production are capitalized and reflected in the financial statements as deferred mine development costs. Such costs consist primarily of labor, supplies, contract construction services, allocated overhead and capitalized interest related to mine development activities. The Company capitalized deferred mine development costs at March 31, 1985 of $1,001,752 relating to the development of the Company's Colorado mine. The Company had suspended development of this mine and had written down the development costs to $250,000. During the year ended March 31, 1990, management of the Company made a decision to abandon this Colorado mining project. The Company recorded a loss of $250,000 on the write down of this Colorado deferred mine development cost to its estimated net realizable value. In addition, the management of the Company also abandoned certain of its California deferred mine development costs, which resulted in a loss of $93, 386 during the year-end of March 31, 1990.

     Costs of mineral properties acquired and advance royalties on expected future production were deferred pending ultimate realization of such production. All such costs were to be amortized on a unit-of-production method if commercial production from the Company's mineral properties occurs. Such costs were charged against income when the mineral properties and advance royalties were abandoned.

  Other Property and Equipment:

     Other property and equipment were carried at costs and were depreciated on the straight-line method over their estimated useful lives which were as follows:

Vehicles............................................  3 years
Furniture and equipment.............................  5 years

  Organization Costs:

     Organization costs incurred by the Company totaling $5,000 had been capitalized and have been amortized on the straight-line method over a five-year period.

                          COLORADO GOLD & SILVER, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Net (Loss) Per Share:

     The net (loss) per common share has been computed on the basis of the weighted average number of shares of common stock outstanding during the year (64,217,400 in 1999, 1998 and 1997).

NOTE 2 -- GOING-CONCERN CONSIDERATION:

     As shown in the financial statements, the Company incurred a net loss for the years ended March 31, 1998 and 1997, and as of March 31, 1999 the Company's current liabilities exceeded its current assets by $750,058.

     Working Capital requirements of the Company have been provided primarily by Mr. M. Coke Reeves, President of the Company. These factors indicate that the Company may be unable to continue in existence without future working capital and future profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3 -- INCOME TAXES:

     As of March 31, 1999, the Company has financial reporting net operating loss carryforwards of approximately $3,564,661 for which the tax effect has not been recognized for financial reporting purposes. The Company also has approximately $3,000,000 of tax net-operating losses available for carry forward to offset future years' taxable income. Such losses expire at various times through 2013 if not utilized earlier.

NOTE 4 -- RELATED PARTY TRANSACTIONS:

     Shareholder advances totaling $888,919 at March 31, 1998, and 1997, respectively, represent advances made to the Company by Mr. M. Coke Reeves, president of the Company. Interest accrual of $672,003 related to the shareholder advances was charged to operation. On March 31, 1999 the Board of Directors authorized the settlement of this debt and interest to Coke Reeves for $100,000. $25,000 to be paid to Coke Reeves from a new loan to the company, and a note for $75,000 payable over twelve months in quarterly installments of $25,000.

     Accrued officer salary in the amounts of $390,000 represents salary due Mr.
M. Coke Reeves for services performed through March 31, 1999. An agreement was reached on April 20, 1999 between Coke Reeves and the Board of Directors to forgive the $390,000 accrued salary after the common share price of the Company on the OTC Bulletin Board had averaged $3.00 per share for thirty (30) consecutive trading days. In the event that such average price does not occur within two years of the date of the Agreement, the company will issue S-8 registered shares at the then market price, in full satisfaction of the obligation. In addition, Coke Reeves shall hold a pledge of 20,000,000 shares of Colorado Gold & Silver as collateral for the payment of the accrued and unpaid salary.

NOTE 5 -- SUBSEQUENT EVENT

     On April 20, 1999, the Board of Directors, in consideration of services, authorized the issuance of 35,782,600 shares of common stock for a value of $3,578.

                                  BANKNET KFT.
                    UNAUDITED QUARTERLY FINANCIAL STATEMENTS

                       AS OF SEPTEMBER 30, 2000 AND 1999

                                  BANKNET KFT.

               UNAUDITED CONDENSED QUARTERLY FINANCIAL STATEMENTS
                       AS OF SEPTEMBER 30, 2000 AND 1999

TABLE OF CONTENTS:                                            PAGE
------------------                                            ----
Unaudited Balance Sheets....................................  F-35
Unaudited Statements of Income..............................  F-36
Unaudited Condensed Statements of Cash Flows................  F-37

                                  BANKNET KFT.

                                 BALANCE SHEETS

                                                                    SEPTEMBER 30,    DECEMBER 31,
                                                            NOTE        2000             1999
                                                            ----    -------------    ------------
                                                                     (UNAUDITED)
                                                                              (IN USD)
ASSETS
Current Assets
  Cash and cash equivalents...............................           $    81,772     $    27,344
  Accounts receivable.....................................               953,392       1,022,245
  Receivable from employees...............................                16,749          15,757
  Receivables from related parties........................               343,942         362,530
  Restricted cash.........................................                 6,423           7,619
  Prepaid expenses........................................                20,550          10,482
  Other assets............................................               249,524           1,045
                                                                     -----------     -----------
          Total Current Assets............................             1,672,352       1,447,022
                                                                     -----------     -----------
Property, plant and equipment
  HUB and telecom.........................................             1,200,867       1,179,055
  Very small aperture terminals and related Equipment.....             1,341,176       1,673,598
  Infonet assets..........................................               278,517         330,402
  Office equipment........................................               162,616         148,483
  Leasehold improvements..................................               145,200         169,155
Less allowances for depreciation..........................            (1,105,408)     (1,120,030)
          Total property, plant and equipment.............             2,022,968       2,380,663
                                                                     -----------     -----------
          Total Assets....................................           $ 3,695,320     $ 3,827,685
                                                                     ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable and accrued expenses...................           $   846,895     $   881,503
  Related party payables..................................               464,889         428,330
  Related party short-term debt...........................   2                --       1,568,470
                                                                     -----------     -----------
          Total Current Liabilities.......................             1,311,784       2,878,303
                                                                     -----------     -----------
Long-term payable to affiliates -- Satnet Ltd assets......                    --         193,913
Loan from Dynamic I-T.....................................   3            21,381              --
Other long-term liabilities...............................                10,015          36,838
                                                                     -----------     -----------
          Total Liabilities...............................             1,343,180       3,109,054
                                                                     -----------     -----------
Stockholders' Equity
  Issued capital..........................................             4,131,361       4,131,361
  Additional paid-in capital..............................   4         4,141,267       2,715,437
  Accumulated deficit.....................................   2        (5,756,010)     (6,154,543)
  Cumulative translation adjustment.......................              (164,478)         26,376
                                                                     -----------     -----------
          Total Stockholders' Equity......................             2,352,140         718,631
                                                                     -----------     -----------
          Total Liabilities and Stockholders' Equity......           $ 3,695,320     $ 3,827,685
                                                                     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                                  BANKNET KFT.

                            STATEMENTS OF OPERATIONS

                                            THREE MONTHS ENDED           NINE MONTHS ENDED
                                               SEPTEMBER 30,               SEPTEMBER 30,
                                          -----------------------    --------------------------
                                            2000          1999          2000           1999
                                          ---------    ----------    -----------    -----------
                                                               (UNAUDITED)
                                                                (IN USD)
Revenue from telecommunication
  services..............................  $ 920,051    $1,047,470    $ 2,677,717    $ 2,826,842
Cost of telecommunications services.....   (624,958)     (634,003)    (1,726,900)    (1,758,099)
                                          ---------    ----------    -----------    -----------
          Gross margin..................    295,093       413,467        950,817      1,068,743
                                          ---------    ----------    -----------    -----------
Selling, general and administrative
  expenses..............................   (223,691)     (208,696)      (532,476)      (829,074)
                                          ---------    ----------    -----------    -----------
          Operating income (loss).......     71,402       204,771        418,341        239,669
                                          ---------    ----------    -----------    -----------
Other income/(expense):
  Interest income.......................        287           405          1,006          1,027
  Interest expense......................         --            --             --         (7,325)
  Foreign currency
     gains/(losses) -- net..............     31,887        37,856        (20,817)       (35,396)
                                          ---------    ----------    -----------    -----------
          Income (loss) before income
            taxes.......................    103,576       243,032        398,532        197,975
                                          ---------    ----------    -----------    -----------
Income taxes............................         --            --             --             --
                                          ---------    ----------    -----------    -----------
          Net income (loss).............  $ 103,576    $  243,032    $   398,532    $   197,975
                                          =========    ==========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                  BANKNET KFT.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                                   (UNAUDITED)
                                                                     (IN USD)
          Net Cash Provided by Operating Activities.........  $ 254,049    $ (52,317)
                                                              ---------    ---------
Investing Activities
  Purchases of property and equipment.......................   (215,304)    (232,257)
                                                              ---------    ---------
          Net Cash Used in Investing Activities.............   (215,304)    (232,257)
                                                              ---------    ---------
Financing Activities
  Proceeds from Dynamic I-T loan............................     22,144           --
  Increase (decrease) in related party loans................    (20,000)     280,756
  Repayment of capital lease................................         --      (17,758)
                                                              ---------    ---------
          Net Cash Provided by Financing Activities.........      2,144      262,998
                                                              ---------    ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     13,539      (11,483)
                                                              ---------    ---------
Net increase in cash and cash equivalents...................     54,428      (33,059)
Cash and cash equivalents at beginning of year..............     27,344       64,841
                                                              ---------    ---------
          Cash and Cash Equivalents At End of the Period....  $  81,772    $  31,782
                                                              =========    =========

   The accompanying notes are an integral part of these financial statements.

                                  BANKNET KFT.

       CONDENSED NOTES TO THE QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2000

NOTE 1: BASIS OF PRESENTATION

     BankNet Kft. (BankNet or the Company) is a limited liability company incorporated under the laws of the Republic of Hungary. The Company provides a broad range of telecommunication services consisting of terrestrial data, satellite data and internet services to Hungarian and multinational corporations in Hungary and Central Europe, through the operation of its telecommunications hub located in Budapest and with international gateway partners.

     The Company is 100% owned by Satnet Ltd. On February 14, 2000, Satnet agreed to sell its investment in BankNet Kft to Dynamic I-T, Inc., Colorado, USA, in exchange for 5,400,000 shares of Dynamic I-T. This agreement was subsequently revised to be effective on July 31, 2000. This will be accounted for as a reverse merger in the consolidated financial statements of Dynamic I-T Inc. as of September 30, 2000 to be filed with the Securities and Exchange Commission. These consolidated financial statements will reflect the fair values of the assets and liabilities of Dynamic I-T Inc. while the assets and liabilities of BankNet will continue to be carried at their book values.

     The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months period and nine months period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. These quarterly financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the year ended December 31, 1999.

  Principles of Accounting

     The Company maintains its official accounting records and prepares financial statements for domestic purposes in accordance with the accounting regulations of Hungary. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Hungarian Accounting Law varies in certain significant respects from US GAAP. Accordingly, the Company has recorded certain adjustments in order to present the accompanying financial statements in accordance with US GAAP.

  Foreign Currency Translation

     The Company follows a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation," (as amended by SFAS No. 130, "Reporting Comprehensive Income"). The functional currency of the Company is Hungarian Forint. The United States Dollar has been designated as the reporting currency.

     Transactions arising in foreign currency are translated into the functional currency at the rate of exchange at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into Hungarian Forints at the rates of exchange at the balance sheet date. Income and expense accounts are translated into USD, the reporting currency, at average monthly rates of exchange. The resultant translation adjustments are included in other comprehensive income, a separate component of stockholders' equity.

  Uses of Estimates in Preparation of Financial Statements

     The preparation of these financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect amounts in the financial

                                  BANKNET KFT.

statements and accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2: STATUTORY REDUCED EQUITY

     Under the strict terms of the Hungarian Companies Law, the Company has not met the technical requirements of capitalization. According to this law, the equity must be at the minimum equal to half of the issued capital. The Company's equity based on the accounts prepared in accordance with Hungarian Accounting Law is approximately $312,321 as at September 30, 2000.

     The stockholders passed a resolution dated July 28, 2000 in which US$1,438,413 of debt due to stockholders was forgiven. The debt was given in US Dollars, with the exact amount payable in respect of each HUF instalment being calculated according to the HUF/USD exchange rate that was used when the particular instalment was received by the Borrower. Such debt forgiveness increases BankNet's Hungarian equity position which results in compliance with the capital maintenance limits. The debt forgiveness has been reflected in the Financial Statements as of September 30, 2000, however, as for the Hungarian accounting purposes the approval of the Hungarian National Bank is needed which is under process.

NOTE 3: LOAN FROM DYNAMIC I-T

     The Company signed a loan agreement with Dynamic I-T Inc, USA on May 2, 2000. As per this agreement, Dynamic I-T has agreed to provide a loan of US$200,000 (two hundred thousand US dollars), which can be drawn by the Company in HUF instalments. This loan is for a period of three years. The loan is repayable in US Dollars, with the exact amount payable in respect of each HUF instalment being calculated according to the HUF/USD exchange rate that was used when the particular instalment was credited on the Borrower's bank account. The loan is unsecured and carries an interest of 5% per annum. Out of the above mentioned loan, the Company has drawn a sum of HUF6,404,931 (or US$21,381 at September 30, 2000) on May 5, 2000.

NOTE 4: ADDITIONAL PAID IN CAPITAL

     The Company imported certain equipment into Hungary on temporary import status from Satnet Ltd. until December 31, 1998, in order to defer payment of customs duty over a 50 month period at 2% of the relevant duty per month at which point the remaining customs duty is paid by the Company. During the period of temporary import status the Company utilizes these assets for providing services to its customers and generating revenues. Under the agreement between Satnet Ltd and BankNet, the risks and awards have passed to BankNet. Under the Hungarian law the legal title to these assets remains with Satnet Ltd up to the point of final import clearance. These assets are recognized and depreciated from the date they were taken into service and a corresponding liability to Satnet Ltd was recognized. Upon final import clearance BankNet recognizes a liability in its statutory records to Satnet based on the original value as reduced by 20% annually as permitted by the Hungarian customs authority. The difference between this value and the purchase price is effectively contributed by Satnet to BankNet and has consequently been shown as additional paid in capital. In the quarter ended September 30, 2000 this amounted to US$121,050.

NOTE 5: SEGMENT DISCLOSURE AND RELATED INFORMATION

     The Company operates in four segments within the telecommunications service provision industry. These are satellite data transmission, terrestrial data transmission and frame relay services, Internet service provision and other services. The satellite data transmission segment provides data communication services, using VSAT technology, to banks, governmental organizations, insurance companies and other corporations mainly in Hungary and in other parts of Europe. Terrestrial data and frame relay services are provided to Infonet's

                                  BANKNET KFT.

multinational clients in Hungary, under a contract with Infonet, USA. Internet services are provided to internet service providers and local Hungarian companies. Other services include provision of ground operations for major multinational telecommunication companies in Hungary and single channel per carrier links.

     The above mentioned segments are managed and evaluated separately because each segment possesses different economic characteristics requiring different marketing strategies.

     The accounting policies adopted for each segment are the same as those described in the summary of significant accounting policies. The Company's management evaluates performance based on operating contribution, where segment revenues are reduced by those costs that are allocable to the segments. Non-allocable general, administrative, and marketing costs are treated as Corporate costs and not charged to the segments.

     The summarised financial information concerning the Company's reportable segments is shown in the following table:

                                                                        OTHER
                                     VSAT       INFONET     INTERNET   SERVICES     TOTAL
                                  ----------   ----------   --------   --------   ----------
                                                           (IN USD)
THREE MONTHS ENDED SEPTEMBER 30,
  2000
Total revenue...................  $  342,392   $  428,204   $ 63,593   $ 85,862   $  920,051
Operating Income................      45,164      175,049     (9,053)    10,702      221,862
                                  ----------   ----------   --------   --------   ----------
THREE MONTHS ENDED SEPTEMBER 30,
  1999
Total revenue...................  $  481,872   $  372,237   $ 67,528   $125,770   $1,047,407
Operating income................     155,608      188,450    (22,155)    45,532      367,435
                                  ----------   ----------   --------   --------   ----------
NINE MONTHS ENDED SEPTEMBER 30,
  2000
Total revenue...................  $1,031,999   $1,157,079   $187,234   $301,405   $2,267,717
Operating Income................     172,632      547,407    (33,282)    49,702      736,459
                                  ----------   ----------   --------   --------   ----------
NINE MONTHS ENDED SEPTEMBER 30,
  1999
Total revenue...................  $1,316,663   $  849,005   $271,889   $389,285   $2,826,842
Operating Income................     300,339      334,860    (23,130)   109,407      721,476
                                  ----------   ----------   --------   --------   ----------

                                               THREE           THREE
                                              MONTHS          MONTHS        NINE MONTHS     NINE MONTHS
RECONCILIATION OF OPERATING INCOME FROM        ENDED           ENDED           ENDED           ENDED
REPORTABLE SEGMENTS TO NET INCOME/ (LOSS)  SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
BEFORE INCOME TAXES                            2000            1999            2000             1999
-----------------------------------------  -------------   -------------   -------------   --------------
Operating Income from reportable
  segments.............................      $ 221,862       $ 367,435       $ 736,459       $ 721,476
Other non-allocable costs..............       (150,460)       (162,664)       (318,118)       (481,808)
Interest income/(expense) -- net.......            287             405            1008          (6,298)
Foreign currency gains/(-) losses......         31,887          37,856         (20,817)        (35,396)
Income/(Loss) before income taxes......      $ 103,576       $ 243,032       $ 398,532       $ 197,975

                                  BANKNET KFT.

             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998

                               TABLE OF CONTENTS:

                                                               PAGE
                                                              -------
Report of Independent Auditors..............................     F-42
Balance Sheets..............................................     F-43
Statements of Income........................................     F-44
Statements of Cash Flows....................................     F-45
Statement of Stockholders' Equity...........................     F-46
Notes to the Financial Statements...........................  F-47-56

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
BankNet KFT.

     We have audited the accompanying balance sheets of BankNet Kft. as of December 31, 1999 and 1998, and the related statements of operations, cash flows, and stockholders' equity for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of BankNet Kft. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG
                                          --------------------------------------
                                          Ernst & Young
Budapest, Hungary

April 11, 2000

                                  BANKNET KFT.

                                 BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                            NOTE       1999           1998
                                                            ----    -----------    -----------
                                                                             (IN USD)
ASSETS
Current Assets
  Cash and cash equivalents...............................          $    27,344    $    64,841
  Accounts receivable.....................................   3        1,022,245      1,243,822
  Receivable from employees...............................               15,757            836
  Receivables from related parties........................   8          362,530         70,064
  Restricted cash.........................................                7,619          8,933
  Prepaid expenses........................................               10,482            116
  Other assets............................................                1,045          1,244
                                                                    -----------    -----------
          Total Current Assets............................            1,447,022      1,389,856
                                                                    ===========    ===========
Property, plant and equipment
  HUB and telecom.........................................            1,179,055      1,283,973
  Very small aperture terminals and related equipment.....            1,673,598      1,814,049
  Infonet assets..........................................              330,402        387,358
  Office equipment........................................              148,483        162,180
  Leasehold improvements..................................              169,155        158,800
Less allowances for depreciation..........................           (1,120,030)    (1,070,022)
                                                                    -----------    -----------
          Total property, plant and equipment.............            2,380,663      2,736,338
                                                                    ===========    ===========
          Total Assets....................................          $ 3,827,685    $ 4,126,194
                                                                    ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable and accrued expenses...................   3      $   881,503    $ 1,895,780
  Related party payables..................................   8          428,330             --
  Short-term debt.........................................   4               --        600,000
  Related party short-term debt...........................   8        1,568,470        443,307
  Current portion of obligations under capital leases.....                   --         19,685
                                                                    -----------    -----------
          Total Current Liabilities.......................            2,878,303      2,958,772
                                                                    ===========    ===========
Long-term payable to affiliates -- Satnet Ltd assets......              193,913        639,695
Other long-term liabilities...............................               36,838         84,592
                                                                    -----------    -----------
          Total Liabilities...............................            3,109,054      3,683,059
                                                                    ===========    ===========
Stockholders' Equity
  Issued capital..........................................   5        4,131,361      4,131,361
  Additional paid-in capital..............................   5        2,715,437      2,715,437
  Accumulated deficit.....................................           (6,154,543)    (6,491,801)
  Cumulative translation adjustment.......................   5           26,376         88,138
                                                                    -----------    -----------
          Total Stockholders' Equity......................              718,631        443,135
                                                                    ===========    ===========
          Total Liabilities and Stockholders' Equity......          $ 3,827,685    $ 4,126,194
                                                                    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                  BANKNET KFT.

                              STATEMENTS OF INCOME

                                                                     YEAR ENDED DECEMBER 31,
                                                                    --------------------------
                                                            NOTE       1999           1998
                                                            ----    -----------    -----------
                                                                             (IN USD)
Revenue from telecommunication services...................          $ 3,598,819    $ 4,491,186
Cost of telecommunications services.......................           (2,295,935)    (3,870,697)
                                                                    -----------    -----------
          Gross Margin....................................            1,302,884        620,489
                                                                    ===========    ===========
Selling, general and administrative expenses..............             (962,873)    (1,407,820)
                                                                    -----------    -----------
          Operating Income (loss).........................              340,011       (787,331)
                                                                    -----------    -----------
Other income/(expense):
  Interest income.........................................                1,583          3,132
  Interest expense........................................               (6,979)       (54,727)
  Foreign currency gains/(losses) -- net..................                2,643        (98,305)
  Gain on sale of fixed assets............................                   --         30,857
                                                                    -----------    -----------
          Income (loss) Before Income Taxes...............              337,258       (906,374)
                                                                    ===========    ===========
Income taxes..............................................   6               --             --
                                                                    -----------    -----------
          Net Income (loss)...............................          $   337,258    $  (906,374)
                                                                    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                  BANKNET KFT.

                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
(IN USD)                                                        1999          1998
--------                                                      ---------    ----------
OPERATING ACTIVITIES
Net income/loss.............................................  $337,258     $(906,374)
Adjustments to reconcile net income/loss to net cash used in operating activities:
  Depreciation and amortization.............................   236,912       278,042
  Revenue realized on assets contributed by Infonet.........        --            --
  Gain on sale of fixed assets..............................        --       (30,857)
  Changes in assets and liabilities:
     Accounts receivable....................................    40,920      (134,166)
     Receivables from employees.............................   (15,911)         (859)
     Receivables from related parties.......................  (320,218)     (563,084)
     Prepaid expenses.......................................   (10,982)         (119)
     Other assets...........................................        17            --
     Accounts payable and accrued expenses..................  (327,539)      979,060
     Related party payables.................................   453,016       241,819
     Obligations under capital lease current portion........   (17,758)      (34,301)
     Other current liabilities..............................       272        (9,161)
     Lease obligations, less current portion................                 (94,014)
     Long-term liabilities from affiliates..................  (371,992)           --
     Other long-term liabilities............................   (37,351)           --
                                                              --------     ---------
          Net Cash Provided by Operating Activities.........   (33,356)     (274,014)
                                                              ========     =========
Investing Activities
  Purchases of property and equipment.......................  (285,973)     (290,798)
  Proceeds on sale of fixed assets..........................        --       433,321
                                                              --------     ---------
          Net Cash Used in Investing Activities.............  (285,973)      142,523
                                                              ========     =========
Financing Activities
  Increase in related party loans...........................   248,354            --
                                                              --------     ---------
          Net Cash Provided by Financing Activities.........   248,354            --
                                                              ========     =========
Effect of exchange rate changes on cash and cash
  equivalents...............................................    33,478        13,403
                                                              --------     ---------
Net decrease in cash and cash equivalents...................   (37,497)     (118,088)
Cash and cash equivalents at beginning of year..............    64,841       182,929
                                                              --------     ---------
          Cash and Cash Equivalents at End of Year..........  $ 27,344     $  64,841
                                                              ========     =========

   The accompanying notes are an integral part of these financial statements.

                                  BANKNET KFT.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                     ADDITIONAL                 CUMULATIVE
                                          ISSUED      PAID-IN     ACCUMULATED   TRANSLATION
                                         CAPITAL      CAPITAL       DEFICIT     ADJUSTMENT     TOTAL
                                        ----------   ----------   -----------   -----------   --------
BALANCE AT DECEMBER 31, 1997..........  $4,131,361   $1,852,782   $(5,585,427)    $90,058     $488,774
Comprehensive income:
  Translation adjustment..............                                             (1,920)      (1,920)
  Net loss............................                               (906,374)                (906,374)
                                        ----------   ----------   -----------     -------     --------
          Total comprehensive
            income....................                                                        (908,294)
  Fixed assets contribution from
     shareholder......................                   98,381                                 98,381
  Forgiveness of related party
     loans............................                  764,274                                764,274
                                        ----------   ----------   -----------     -------     --------
BALANCE AT DECEMBER 31, 1998..........  $4,131,361   $2,715,437   $(6,491,801)    $88,138     $443,135
                                        ==========   ==========   ===========     =======     ========
Comprehensive income:
  Translation adjustment..............                                            (61,762)     (61,762)
  Net income..........................                                337,258                  337,258
                                        ----------   ----------   -----------     -------     --------
          Total comprehensive
            income....................                                                         275,496
                                        ----------   ----------   -----------     -------     --------
BALANCE AT DECEMBER 31, 1999..........  $4,131,361   $2,715,437   $(6,154,543)    $26,376     $718,631
                                        ==========   ==========   ===========     =======     ========

   The accompanying notes are an integral part of these financial statements.

                                  BANKNET KFT.

                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 1: NATURE OF BUSINESS OPERATIONS

     BankNet Kft. ("BankNet" or the "Company") is a limited liability company incorporated under the laws of the Republic of Hungary. The Company provides a broad range of telecommunication services consisting of terrestrial data, satellite data and Internet services to Hungarian and multinational corporations in Hungary and Central Europe, through the operation of its telecommunications hub located in Budapest and with international gateway partners.

     The Company was 100% owned by Satnet Ltd, until February 14, 2000.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF ACCOUNTING

     The Company maintains its official accounting records and prepares financial statements for domestic purposes in accordance with the accounting regulations of Hungary. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Hungarian Accounting Law varies in certain significant respects from US GAAP. Accordingly, the Company has recorded certain adjustments in order to present the accompanying financial statements in accordance with US GAAP.

CASH AND CASH EQUIVALENTS

     The Company classifies cash on hand and deposits in banks as cash and cash equivalents. The Company had $7,619 and $8,933 of restricted cash at December 31, 1999 and 1998, respectively. The restricted cash is related to cash held on bank deposit for a performance guarantee, which expires on December 31, 2000.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets -- fifteen years for telecommunications equipment and five years for furniture, fixtures and equipment and other assets. Maintenance and repairs are charged to expense as incurred.

     The Company has received assets without any consideration from Infonet Inc., a multinational telecommunication company, to facilitate the development of Infonet business in Hungary. These assets were given to BankNet pursuant to a Network Node Agreement dated 1st April, 1996 between BankNet Kft. Hungary and IINS Inc., USA. According to this agreement, BankNet agrees to use these assets wholly and exclusively for the provision of services mentioned in the agreement and not to transfer, assign, or otherwise dispose, all or any part of the hardware without Infonet's prior written consent. These assets have been recorded at fair value and depreciated over their estimated useful lives. Based on the agreement, BankNet pays a guaranteed monthly minimum fee to Infonet for assets usage for a period of three years. Consequently a corresponding capital lease liability has been shown by reference to these minimum payments and the remaining amounts included as revenue.

LONG-LIVED ASSETS

     In accordance with SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," long-lived assets to be held and used by the Company are reviewed to determine whether an event or change in circumstances indicates that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or

                                  BANKNET KFT.

future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The fair value of the asset is measured using discounted cash flow analysis or other valuation techniques. No impairment expense was recognized in 1999 or 1998.

INCOME TAXES

     Taxation is provided in accordance with Hungarian fiscal regulations. The Company uses the liability method of accounting for income taxes. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and the basis as reported in the financial statements.

FOREIGN CURRENCY TRANSLATION

     The Company follows a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation," (as amended by SFAS No. 130, "Reporting Comprehensive Income"). The functional currency of the Company is Hungarian Forint. The United States Dollar has been designated as the reporting currency.

     Transactions arising in foreign currency are translated into the functional currency at the rate of exchange at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into Hungarian Forints at the rates of exchange at the balance sheet date. Income and expense accounts are translated into USD, the reporting currency, at average monthly rates of exchange. The resultant translation adjustments are included in other comprehensive income, a separate component of stockholders' equity.

REVENUE RECOGNITION

     Revenue from telecommunications services is recognized based on a fixed monthly fee and the volume of data traffic. Revenue from connection fees and other services are recognized when the connections are made and the services are provided. Billings received in advance of services being performed are deferred and recognized as revenue as the service is performed.

ADVERTISING COSTS

     All costs associated with advertising are expensed in the year incurred. Advertising expenses included in selling, administrative and general expenses were $3,108 and $34,053 in 1999 and 1998, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts for cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash equivalents and accounts receivable. The Company restricts investments in cash equivalents to financial institutions with high credit standing. The Company extends credit to various customers and establishes an allowance for doubtful accounts for specific customers that it determines to have significant credit risk. The Company provides allowances for credit losses when necessary.

                                  BANKNET KFT.

USES OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of these financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect amounts in the financial statements and accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3: SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
                                                                      (IN USD)
ACCOUNTS RECEIVABLE CONSISTS OF:
Trade accounts receivable...................................  $1,418,850    $1,546,010
Taxes receivable (VAT)......................................     143,850       151,896
Other receivables...........................................       7,315         7,093
Less allowance for doubtful accounts........................    (547,770)     (461,177)
                                                              ----------    ----------
          Total accounts receivable, net....................  $1,022,245    $1,243,822
                                                              ==========    ==========
ACCOUNTS PAYABLE AND ACCRUED EXPENSES CONSISTS OF:
Accounts payable............................................  $  662,783    $1,333,545
Taxes payable:
  Late interest on social security..........................      64,407        37,459
  Customs and import VAT....................................      32,247        29,676
  Local tax.................................................      11,346        29,611
  Personal income tax.......................................      12,462       130,127
  Employer and employee contribution........................          --        18,278
  Social security...........................................       1,251        54,069
  Wage guarantee fund.......................................         198           232
  Pension fund..............................................       1,905           803
  Educational contribution..................................          --         8,078
Accrued telecommunications expense..........................       2,796       148,619
Accrued late fee on taxes and social security...............          --        74,335
Accrued customs duties and interest.........................      47,196            --
Accrued late interest on payables...........................      33,047            --
Other accrued expenses......................................      11,865        30,948
                                                              ----------    ----------
          Total accounts payable and accrued expenses.......  $  881,503    $1,895,780
                                                              ==========    ==========

NOTE 4: SHORT-TERM DEBT

     The Company held a short-term loan of $600,000 with an annual interest rate of 7% from CIB Kozep-europai Nemzetkozi Bank Rt. until February 1999. The funds were advanced for repayment of the loan by Satnet Ltd. and this amount was added to a short-term loan from Satnet Ltd.

NOTE 5: STOCKHOLDERS' EQUITY

ISSUED CAPITAL

     As of December 31, 1999 and 1998, the issued capital in the amount of $4,131,361 was solely held by Satnet Ltd.

                                  BANKNET KFT.

ADDITIONAL PAID-IN-CAPITAL

     The additional paid-in-capital is composed of the following:

                                                               (IN USD)
Additional capital related to capital increase in 1995......  $    4,898
Related party loan forgiveness 1997.........................   1,548,447
Assets received from Satnet Ltd., 1993-1998.................     397,818
Related party loan forgiveness 1998.........................     764,274
                                                              ----------
Balance at December 31, 1999 and 1998.......................  $2,715,437
                                                              ==========

     A loan of $1,548,447 to finance working capital requirements of the Company from its sole stockholder, Satnet Ltd. was forgiven in 1997.

CUMULATIVE TRANSLATION ADJUSTMENT

     The adjustment, which arises due to translation of the income statement at the average rate of exchange, assets and liabilities at the exchange rate prevailing at the balance sheet date, and issued capital and additional paid-in-capital at the historical rate, has been included as a translation reserve in the stockholder's equity.

DISTRIBUTABLE EARNINGS

     The Company has no distributable earnings. Retained earnings available for distribution are based on the financial statements of the Company prepared in accordance with Hungarian Accounting Law, as opposed to these accounts prepared in accordance with the accounting principles generally accepted in the United States. The Company's accumulated deficit in accordance with the Hungarian Accounting Law was $1,827,764 and $2,839,839 as of December 31, 1999 and 1998, respectively.

DIVIDENDS

     The Company has never paid dividends.

NOTE 6: INCOME TAXES

     The Company did not pay any taxes on income in 1999 and 1998. The Company had a 100% exemption from payment of income taxes until December 31, 1998. For the next 5 years, from 1999 to 2003, the Company benefits from a 60% exemption.

     The reconciliation of the net income to taxable income is as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                     ------------------------
                                                       1999          1998
                                                     ---------    -----------
                                                             (IN USD)
Income (loss) before taxes.........................  $ 337,259    $  (906,374)
Tax base decreasing items..........................   (417,252)      (410,188)
Tax base increasing items..........................    694,082      1,463,958
Related party debt forgiveness.....................         --      1,374,977
                                                     ---------    -----------
          Taxable Income...........................    614,089      1,522,373
                                                     =========    ===========
Usage of loss carryforwards from 1993, 1994, 1995
  and 1996.........................................   (614,089)    (1,522,373)
                                                     ---------    -----------
          Income Tax Liability.....................  $       0    $         0
                                                     =========    ===========

                                  BANKNET KFT.

     BankNet is subject to periodic audit by the Hungarian Tax Authority ("APEH"). Because the application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date upon final determination by the tax authorities. As of December 31, 1999, the tax authorities have not completed tax inspections at BankNet.

     Deferred tax assets and liabilities are recorded based on temporary differences between earnings as reported in the financial statements and earnings for income tax purposes. The following table summarizes major components of the Company's deferred tax assets and liabilities:

                                                            DECEMBER 31,
                                                       ----------------------
                                                         1999         1998
                                                       ---------    ---------
                                                              (IN USD)
DEFERRED TAX ASSETS:
  Loss carry-forwards................................  $  93,600    $ 158,747
  Other deferred tax assets..........................     67,862      100,719
                                                       ---------    ---------
          Total deferred tax assets..................    161,462      259,466
                                                       =========    =========
Deferred Tax Liability...............................    (35,244)     (40,387)
                                                       ---------    ---------
Net Deferred Tax Asset...............................    126,218      219,079
                                                       ---------    ---------
  less: valuation allowance..........................   (126,218)    (219,079)
                                                       ---------    ---------
          Total......................................  $       0    $       0
                                                       =========    =========

     Due to the uncertainty of realization of the deferred income tax assets a 100% valuation allowance was recorded against these assets.

     As of December 31, 1999, the Company had loss carry-forwards for Hungarian income tax purposes of approximately $1,300,000. The utilization of the Company's loss carry-forwards is subject to a five year limitation. The loss carry-forwards expire as follows:

                                                               (IN USD)
December 31, 2000...........................................  $  254,605
  2001......................................................     466,296
  2002......................................................     579,099
                                                              ----------
          Total.............................................  $1,300,000
                                                              ==========

NOTE 7: COMMITMENTS AND CONTINGENCIES

LEASES

     The Company operates in leased facilities. The lease contract for the premises is cancelable upon 12-month cancellation notice after the term of the lease has expired on March 1, 2003.

     The Company also leases telecommunication equipment, VSATs and routers, under operating lease agreements. The lease term for VSATs is 60 months and the contracts are non-cancelable.

     The routers are leased for a term of 36 months. Lease agreements for routers can be canceled upon 60 days notice. The master agreement under which routers are leased offers the company an option to buy these routers at a nominal value at the end of the lease period.

     In addition, the Company leases cars. The car lease agreement has a cancellation clause of 3 months and expires in August, 2000.

                                  BANKNET KFT.

     Rent expense under operating leases consists of:

                                                           1999        1998
                                                         --------    --------
                                                               (IN USD)
Operating facilities...................................  $133,339    $174,290
VSATs..................................................    33,284      26,054
Routers................................................    66,724      25,300
Car rentals............................................    33,557      53,559
                                                         --------    --------
          Total........................................  $266,904    $279,203
                                                         ========    ========

     Future minimum payments, by year and in the aggregate, under non-cancelable operating leases with initial or remaining terms in excess of one year as of December 31, 1999 are as follows:

                                                                OPERATING
                                                                 LEASES
                                                                ---------
December 31, 2000...........................................    $ 79,691
  2001......................................................      79,691
  2002......................................................      93,552
  2003......................................................      22,843
                                                                --------
          Total Minimum Lease Payments......................    $275,777
                                                                ========

PERFORMANCE GUARANTEE

     The Company has obtained a bank guarantee in the amount of $7,619 for performance of its services to one customer. The guarantee is covered by deposit account in full amount and expires on December 31, 2000.

STATUTORY NEGATIVE EQUITY

     Under the strict terms of the Hungarian Companies Law, the Company has not met the technical requirements of capitalization. According to this law, the equity must at the minimum equal half of the issued capital. The Company's equity based on the accounts prepared in accordance with Hungarian Accounting Law is ($392,416) at December 31, 1999.

     The Company must resolve this issue before June 16, 2000, otherwise the Company could be subject to Hungarian Court of Registration proceedings. Depending on the severity of the cause, the Court of Registration may make any of the following decisions: give written notice to the company to restore lawful operations; impose a fine between $190 and $1,900 on the company, suspend or annul the resolution of the shareholders and may call for a new resolution if necessary, summon the company's board to ensure lawful operations, suspend the company's operations for a certain period of time, or forbid further operations and dissolve the company if lawful operations cannot be ensured otherwise.

     Management's plans to comply with Hungarian capital maintenance regulations include debt forgiveness, contribution-in-kind of assets, and repurchase of revenue stream. Management is confident that one or a combination of these options will result in the necessary compliance.

NOTE 8: RELATED PARTY TRANSACTIONS

     Related parties of BankNet are defined as companies in which Mannai Corporation, Doha, Qatar is a majority shareholder.

                                  BANKNET KFT.

     Related party transactions include provision of telecommunication services to related parties. The Company generated revenue provided services to the following related parties:

                                                           1999        1998
                                                         --------    --------
                                                               (IN USD)
Ramor Communications Ltd., Cyprus......................  $171,729    $342,214
STNS Ltd., UK..........................................        --     835,394

     The Company imported certain equipment into Hungary on temporary import status from Satnet Ltd. until December 31, 1998, in order to defer payment of customs duty over a 50 month period at 2% of the relevant duty per month at which point the remaining customs duty is paid by the Company. During the period of temporary import status the Company utilizes these assets for providing services to its customers and generating revenues. Under the agreement between Satnet Ltd and BankNet, the risks and awards have passed to BankNet. Under the Hungarian law the legal title to these assets remains with Satnet Ltd. up to the point of final import clearance. These assets are recognized and depreciated from the date they were taken into service and a corresponding liability to Satnet Ltd. was recognized. These liabilities have been forgiven and consequently the amounts are shown as additional paid-in-capital in the financial statements. The net value of the assets with temporary import status is $469,468 and $598,686 at December 31, 1999 and 1998, respectively. The liability of BankNet to Satnet Ltd. regarding these assets as of December 31, 1999 and 1998 was $545,636 and $639,695, respectively.

     The Company received short-term interest free funding from its sole stockholder, Satnet Ltd., during 1999 and 1998. Such funds were paid directly to BankNet or to its creditors in discharge of BankNet's obligations. These were accounted for by increasing the short-term funding from Satnet Ltd.

     BankNet and its related parties agreed to forgive a sum of $764,274 during 1998. The loan forgiveness has been accounted for as an additional capital contribution as shown below:

Satnet Ltd..................................................    708,837
Satnet Ltd..................................................    616,100
Mannai Investment Ltd.......................................     40,404
Mannai Telecommunications Ltd...............................    264,196
Mannai Corporation..........................................    552,791
                                                              ---------
          Total Liabilities Forgiven........................  2,182,328
                                                              =========
Satcom Telecommunications...................................     21,239
Ramor Communications Ltd. ..................................    313,829
Satellite News Service......................................  1,082,986
                                                              ---------
          Total Receivables Forgiven........................  1,418,054
                                                              =========
          Net Forgiveness...................................    764,274
                                                              =========

     The year end balances with related parties comprise the following:

                                                          1999         1998
                                                       ----------    --------
                                                              (IN USD)
RECEIVABLES:
  Ramor Communications Ltd...........................  $   36,460          --
  Satnet Ltd. .......................................     326,070    $ 70,064
                                                       ----------    --------

                                  BANKNET KFT.

                                                          1999         1998
                                                       ----------    --------
                                                              (IN USD)
PAYABLES:
  Satnet Ltd.
     Short-term......................................  $  428,330    $     --
     Long-term.......................................     193,913     639,695
                                                       ----------    --------
SHORT-TERM INTEREST FREE LOAN:
  Satnet Ltd. .......................................  $1,568,470    $443,307
                                                       ==========    ========

NOTE 9: SUPPLEMENTAL CASH FLOW INFORMATION

     The following table summarizes non-cash investing and financing activities for the Company:

                                                              (IN USD)
1999
The Company's sole stockholder, Satnet Ltd. repaid the
  Company's bank loan (see NOTE 4)..........................  $603,122
                                                              --------
1998
The Company received assets from Infonet without any
  consideration (see NOTE 2)................................  $ 72,134
The Company received assets from Satnet Ltd. without any
  consideration (see NOTE 5)................................    98,381
Net forgiveness of the Satnet group to BankNet Kft. (see
  NOTE 5)...................................................   764,274
                                                              --------

     The following table discloses other supplemental cash flow information:

                                                             1999      1998
                                                            ------    -------
Cash paid during the year for:
  Income taxes............................................  $   --    $    --
  Interest................................................   6,979     54,727

NOTE 10: SEGMENT DISCLOSURE AND RELATED INFORMATION

     The Company operates in four segments within the telecommunications service provision industry. These are satellite data transmission, terrestrial data transmission and frame relay services, Internet service provision and other services. The satellite data transmission segment provides data communication services, using VSAT technology, to banks, governmental organizations, insurance companies and other corporations mainly in Hungary and in other parts of Europe. Terrestrial data and frame relay services are provided to Infonet's multinational clients in Hungary, under a contract with Infonet, USA. Internet services are provided to Internet service providers and local Hungarian companies. Other services include provision of ground operations for major multinational telecommunication companies in Hungary and single channel per carrier links.

     The above mentioned segments are managed and evaluated separately because each segment possesses different economic characteristics requiring different marketing strategies.

     The accounting policies adopted for each segment are the same as those described in the summary of significant accounting policies. The Company's management evaluates performance based on operating contribution, where segment revenues are reduced by those costs that are allocable to the segments. Non-allocable general, administrative, and marketing costs are treated as Corporate costs and not charged to the segments.

                                  BANKNET KFT.

LINE OF BUSINESS DATA:

                                                                    OTHER
                                 VSAT       INFONET     INTERNET   SERVICES    CORPORATE      TOTAL
                              ----------   ----------   --------   --------   -----------   ----------
                                                              (IN USD)
1999
Total revenue...............  $1,689,575   $1,075,808   $311,853   $521,583   $        --   $3,598,819
Gross margin................     635,238      448,101    (11,587)   231,132            --    1,302,884
Operating income............     371,138      376,217    (37,885)   165,350      (534,809)     340,011
Interest income.............                                                        1,583        1,583
Interest expense............                                                       (6,979)      (6,979)
Foreign exchange losses.....                                                        2,643        2,643
Income before taxes.........     371,138      376,217    (37,885)   165,350      (537,562)     337,258
Identifiable operating
  assets....................   2,381,645      617,912    122,540    146,715       558,873    3,827,685
Depreciation................    (186,731)     (23,959)    (8,584)        --       (17,638)     236,912
                              ----------   ----------   --------   --------   -----------   ----------
1998
Total revenue...............  $2,632,939   $  414,720   $598,137   $845,390   $        --   $4,491,186
Gross margin................     320,535       46,881    298,947    (45,872)           --      620,491
Operating income............      72,151     (104,430)   258,647    (85,633)     (928,066)    (787,331)
Interest income.............                                                        3,132        3,132
Interest expense............                                                      (54,726)     (54,726)
Foreign exchange losses.....                                                      (98,305)     (98,305)
Sale of fixed assets........                                                       30,857       30,857
Income before income
  taxes.....................      72,151     (104,430)   258,646    (85,633)   (1,047,108)    (906,374)
Identifiable operating
  assets....................   2,488,266      550,327    159,034    569,121       359,446    4,126,194
Depreciation................    (215,378)     (26,192)   (11,045)        --       (25,427)    (278,042)
                              ----------   ----------   --------   --------   -----------   ----------

GEOGRAPHIC INFORMATION:

                                                         1999         1998
                                                       --------    ----------
Austria..............................................  $     --    $    9,600
Belgium..............................................        --        13,418
Czech Republic.......................................    33,474       105,762
Germany..............................................        --         9,292
Italy................................................   160,886       817,072
Macedonia............................................        --        82,800
Poland...............................................    89,718            --
Romania..............................................   187,377       170,888
Russia...............................................   144,986       136,227
Slovakia.............................................        --       155,413
Sweden...............................................    53,655            --
UK...................................................        --       455,759
Zambia...............................................   113,618            --
                                                       --------    ----------
          Total Revenue..............................  $783,714    $1,956,231

     The figures are presented in invoiced United States Dollar amounts.

                                  BANKNET KFT.

MAJOR CUSTOMER INFORMATION:

     Revenues from major customers include the following:

                                            CUSTOMER      REVENUE      SEGMENT
                                           ----------    ----------    -------
1999.....................................   Infonet      $1,075,808    Infonet
1998.....................................  Customer 1       751,186       VSAT
                                           Customer 2       659,059       VSAT

NOTE 11: SUBSEQUENT EVENTS

     The Company was 100% owned by Satnet Ltd. until February 14, 2000. Effective that date, Satnet Ltd. sold its investment in BankNet Kft. to Dynamic I-T, Inc., Colorado, USA, in exchange for 1,400,000 shares of Dynamic IT. This will be accounted for as a reverse merger in the consolidated financial statements of Dynamic I-T Inc. as of June 30, 2000 to be filed with the Securities and Exchange Commission. These consolidated financial statements will reflect the fair values of the assets and liabilities of Dynamic I-T Inc. while the assets and liabilities of BankNet will continue to be carried at their book values.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Articles of Incorporation provide that the Board of Directors of the Registrant may indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to be believe his conduct was unlawful. The Board of Directors may also indemnify any such person made a party to such actions and suits, by or in the right of the Registrant to procure a judgement in its favor, against expenses (including attorney fees) actually in connection with the defense or settlement of such action or suit if he so acted, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant unless and only to the extent that the court determines, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

     The Registrant's Bylaws provide that the Registrant shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at the Registrant's request as a director or officer of another corporation in which the Registrant owns capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Registrant, or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     The Colorado Business Corporation Act provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith, (b) the person reasonably believed
(1) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (2) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is permitted in connection with a proceeding by or in the right of the corporation only to the extent of reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     The Colorado Business Corporation Act further provides that a corporation, unless limited by its articles of incorporation, shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be paid by Ives in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Filing fee of SEC...........................................  $ 1,463.06
Accounting fees and expenses................................      25,000
Legal fees and expenses.....................................      45,000
Printing and engraving expenses.............................       3,000
Transfer Agent's fees.......................................       1,500
Miscellaneous...............................................       1,000
                                                              ----------
          Total.............................................  $76,963.06
                                                              ==========

---------------
* All of which has been paid previously upon initial and subsequent filing.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 27.  EXHIBITS

     The Following list describes the exhibits filed as part of this Registration Statement on Form SB-2:

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------    ------------------------------------------------------------
 2.1(1)    Share Purchase Agreement, dated January 28, 2000, by and
           between the Company and Banknet Kft.
 2.2(2)    Quota Sale and Purchase Agreement, dated August 2, 2000, by and between Dynamic I-T, Inc. and Mannai Corporation
           Limited.
 3.1(3)    Articles of incorporation.
 3.2(4)    Amendment to Articles of Incorporation dated August 14,
           1999.
 3.3(5)    By-laws.
 4.1(6)    Form of Common Stock Certificate of Company.
 5.1       Opinion of Bondy & Schloss, LLP as to the legality of the
           securities being offered.
10.1(7)    Employment Agreement, dated December 13, 1999, by and
           between the Company and Mr. Spencer Young.
10.2(7)    Employment Agreement, dated December 13, 1999, by and
           between the Company and Dr. Paul Warshaw.
10.3(7)    Professional Services Agreement, dated December 1999, by and between the Company and Dr. Fred Davis.
10.4(7)    Consulting Agreement, dated April 11, 2000, by and between the Company and Dr. J. Christopher Westland.
10.5(7)    Consulting Agreement, dated April 11, 2000, by and between the Company and Dr. Viswanath Venkatesh.
10.6(7)    Consulting Agreement, dated April 11, 2000, by and between the Company and Ms. Pam J. Schmidt.
10.7(7)    Professional Services Agreement, dated April 11, 2000, by
           and between the Company and Ms. Jane Frances Stuart.

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------    ------------------------------------------------------------
10.8(8)    Share Purchase Agreement, dated January 28, 2000, by and
           between the Company and Banknet Ltd.
16.1(9)    Letter from Ernst & Young, regarding their concurrence with the Registrant's change in Certifying Accountant.
16.2(10)   Letter from Michael Johnson, CPA, starting his concurrence with the Registrant's change in Certifying Accountant.
16.3(11)   Letter from Michael Johnson, CPA, regarding his concurrence with the Company dismissing him as the Company's principal independent public accountant.
23.1       Consent of Ernst & Young.
23.2       Consent of Michael B. Johnson, CPA.
23.3       Consent of Bondy & Schloss, LLP (included in Exhibit 5.1).
24         Power of attorney (contained on page II-6 of this
           Registration Statement).

---------------
 (1) Incorporated by reference to Exhibit 7.1 of Form 8-K filed 3/1/00.

 (2) Incorporated by reference to Exhibit 2.1 of Form 8-K filed 8/17/00.

 (3) Incorporated by reference to Exhibit 3.1 to Form 8K filed 8/25/99.

 (4) Incorporated by reference to Exhibit 3 of Form 8-K filed 10/22/99.

 (5) Incorporated by reference to Exhibit 3.2 of Annual report on Form 10KSB filed 7/21/00.

 (6) Incorporated by reference to Exhibit 4 of Annual Report on Form 10-KSB filed 7/21/00).

 (7) Incorporated by reference to Exhibits of Form 10KSB filed on 7/21/00.

 (8) Incorporated by reference to Exhibit 7.1 of Form 8K filed 2/29/00.

 (9) Incorporated by reference to Exhibit 16.1 to Form 8K filed 12/14/00.

(10) Incorporated by reference to Exhibit 16.1 to Form 8K/A filed 9/7/00.

(11) Incorporated by reference to Exhibit 16.1 to Form 8K filed 9/5/00.

(B) FINANCIAL STATEMENT SCHEDULES

REPORT OF INDEPENDENT ACCOUNTANTS

     All schedules are omitted because they are not applicable or the required information is shown in the financial statements or the related notes.

ITEM 28.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

              (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) Include any additional changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering thereof.

          (3) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

          (4) Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in London, England on February 12, 2001.

                                          DYNAMIC I-T, INC.

                                          By:  /s/ CHAFE OMAR ABOU RICHEH
                                            ------------------------------------
                                                   Chafe Omar Abou Richeh
                                                   Chairman and Director

            /s/ CHAFE OMAR ABOU RICHEH                    Chairman and Director
---------------------------------------------------
              Chafe Omar Abou Richeh

               /s/ MELVYN F. QUILLER                      Chief Executive Officer and Director
---------------------------------------------------
                 Melvyn F. Quiller

                 /s/ RAYMOND KING                         Chief Financial Officer and Director
---------------------------------------------------
                   Raymond King

                 /s/ PATRICK DOYLE                        Director
---------------------------------------------------
                   Patrick Doyle

             /s/ AHMED ABDULLA MANNAI                     Director
---------------------------------------------------
               Ahmed Abdulla Mannai

                 /s/ BRIAN O'DELL                         Director
---------------------------------------------------
                   Brian O'Dell

                 /s/ SPENCER YOUNG                        Vice President and Director
---------------------------------------------------
                   Spencer Young

                 /s/ PAUL WARSHAW                         Director
---------------------------------------------------
                   Paul Warshaw

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Chafe Omar Abou Richeh, as such person's true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 12, 2001.

                     SIGNATURE                                                TITLE
                     ---------                                                -----

            /s/ CHAFE OMAR ABOU RICHEH                    Chairman and Director
---------------------------------------------------
              Chafe Omar Abou Richeh

               /s/ MELVYN F. QUILLER                      Chief Executive Officer and Director
---------------------------------------------------
                 Melvyn F. Quiller

                 /s/ RAYMOND KING                         Chief Financial Officer and Director
---------------------------------------------------
                   Raymond King

                 /s/ PATRICK DOYLE                        Director
---------------------------------------------------
                   Patrick Doyle

             /s/ AHMED ABDULLA MANNAI                     Director
---------------------------------------------------
               Ahmed Abdulla Mannai

                 /s/ BRIAN O'DELL                         Director
---------------------------------------------------
                   Brian O'Dell

                 /s/ SPENCER YOUNG                        Vice President and Director
---------------------------------------------------
                   Spencer Young

                 /s/ PAUL WARSHAW                         Director
---------------------------------------------------
                   Paul Warshaw

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------    ------------------------------------------------------------
 2.1(1)    Share Purchase Agreement, dated January 28, 2000, by and
           between the Company and Banknet Kft.
 2.2(2)    Quota Sale and Purchase Agreement, dated August 2, 2000, by and between Dynamic I-T, Inc. and Mannai Corporation
           Limited.
 3.1(3)    Articles of incorporation.
 3.2(4)    Amendment to Articles of Incorporation dated August 14,
           1999.
 3.3(5)    By-laws.
 4.1(6)    Form of Common Stock Certificate of Company.
 5.1       Opinion of Bondy & Schloss, LLP as to the legality of the
           securities being offered.
10.1(7)    Employment Agreement, dated December 13, 1999, by and
           between the Company and Mr. Spencer Young.
10.2(7)    Employment Agreement, dated December 13, 1999, by and
           between the Company and Dr. Paul Warshaw.
10.3(7)    Professional Services Agreement, dated December 1999, by and between the Company and Dr. Fred Davis.
10.4(7)    Consulting Agreement, dated April 11, 2000, by and between the Company and Dr. J. Christopher Westland.
10.5(7)    Consulting Agreement, dated April 11, 2000, by and between the Company and Dr. Viswanath Venkatesh.
10.6(7)    Consulting Agreement, dated April 11, 2000, by and between the Company and Ms. Pam J. Schmidt.
10.7(7)    Professional Services Agreement, dated April 11, 2000, by
           and between the Company and Ms. Jane Frances Stuart.
10.8(8)    Share Purchase Agreement, dated January 28, 2000, by and
           between the Company and Banknet Ltd.
16.1(9)    Letter from Ernst & Young, regarding their concurrence with the Registrant's change in Certifying Accountant.
16.2(10)   Letter from Michael Johnson, CPA, starting his concurrence with the Registrant's change in Certifying Accountant.
16.3(11)   Letter from Michael Johnson, CPA, regarding his concurrence with the Company dismissing him as the Company's principal independent public accountant.
23.1       Consent of Ernst & Young.
23.2       Consent of Michael B. Johnson, CPA.
23.3       Consent of Bondy & Schloss, LLP (included in Exhibit 5.1).
24         Power of attorney (contained on page II-6 of this
           Registration Statement).

---------------
 (1) Incorporated by reference to Exhibit 7.1 of Form 8-K filed 3/1/00.

 (2) Incorporated by reference to Exhibit 2.1 of Form 8-K filed 8/17/00.

 (3) Incorporated by reference to Exhibit 3.1 to Form 8K filed 8/25/99.

 (4) Incorporated by reference to Exhibit 3 of Form 8-K filed 10/22/99.

 (5) Incorporated by reference to Exhibit 3.2 of Annual report on Form 10KSB filed 7/21/00.

 (6) Incorporated by reference to Exhibit 4 of Annual Report on Form 10-KSB filed 7/21/00).

 (7) Incorporated by reference to Exhibits of Form 10KSB filed on 7/21/00.

 (8) Incorporated by reference to Exhibit 7.1 of Form 8K filed 2/29/00.

 (9) Incorporated by reference to Exhibit 16.1 to Form 8K filed 12/14/00.

(10) Incorporated by reference to Exhibit 16.1 to Form 8K/A filed 9/7/00.

(11) Incorporated by reference to Exhibit 16.1 to Form 8K filed 9/5/00.